UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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MANPOWERGROUP INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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ManpowerGroup®

2020
Notice of Annual Meeting of Shareholders and Proxy Statement

MANPOWERGROUP INC.

100 MANPOWER PLACE

MILWAUKEE, WISCONSIN 53212

Notice of Annual Meeting of Shareholders

May 8, 2020	International Headquarters of ManpowerGroup	Record Date
9:00 a.m. CDT	100 Manpower Place	The close of business
	Milwaukee, Wisconsin 53212	February 28, 2020

Items of Business:

(1)	To elect eleven individuals nominated by the Board of Directors of ManpowerGroup to serve until 2021 as directors;

(2)	To ratify the appointment of Deloitte & Touche LLP as our independent auditors for 2020;

(3)	To hold an advisory vote on approval of the compensation of our named executive officers;

(4)	To approve the amendment and restatement of the 2011 Equity Incentive Plan of ManpowerGroup Inc.; and

(5)	To transact such other business as may properly come before the meeting.

Holders of a majority of the outstanding shares must be present in person or by proxy in order for the annual meeting to be held. As allowed under the Securities and Exchange Commission’s rules, we have elected to furnish our proxy materials over the Internet. Accordingly, we have mailed to our shareholders of record and beneficial owners a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the attached proxy statement and our annual report on Form 10-K via the Internet and how to vote online.

Whether or not you expect to attend the annual meeting in person, you are urged to vote by a telephone vote, by voting electronically via the Internet or, as applicable, by completing and mailing the proxy card. Instructions for telephonic voting and electronic voting via the Internet are contained in the Notice or, as applicable, on the accompanying proxy card. If you attend the meeting and wish to vote your shares personally, you may do so by revoking your proxy at any time prior to the voting thereof. In addition, you may revoke your proxy at any time before it is voted by advising the Secretary of ManpowerGroup in writing (including executing a later-dated proxy or voting via the Internet) or by telephone of such revocation.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 8, 2020: The annual report on Form 10-K and proxy statement of ManpowerGroup are available for review on the Internet. Instructions on how to access and review the materials on the Internet can be found on the Notice and the accompanying proxy card.

Richard Buchband, Secretary

March 11, 2020

MANPOWERGROUP INC.

100 Manpower Place

Milwaukee, Wisconsin 53212

March 11, 2020

Proxy Statement

This proxy statement relates to the solicitation of proxies by the board of directors of ManpowerGroup Inc. for use at the annual meeting of shareholders to be held at 9:00 a.m., local time, on May 8, 2020 or at any postponement or adjournment of the annual meeting, for the purposes set forth in this proxy statement and in the accompanying notice of annual meeting of shareholders. The annual meeting will be held at ManpowerGroup’s International Headquarters, 100 Manpower Place, Milwaukee, Wisconsin.

Under rules adopted by the Securities and Exchange Commission, ManpowerGroup is making this proxy statement and other annual meeting materials available on the Internet instead of mailing a printed copy of these materials to each shareholder. Shareholders who received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail will not receive a printed copy of these materials other than as described below. Instead, the Notice contains instructions as to how shareholders may access and review all of the important information contained in the materials on the Internet, including how shareholders may submit proxies by telephone or over the Internet.

If you received the Notice by mail and would prefer to receive a printed copy of ManpowerGroup’s proxy materials, please follow the instructions for requesting printed copies included in the Notice.

The expense of this solicitation will be paid by us. No solicitation other than by mail and via the Internet is contemplated, except that our officers or employees may solicit the return of proxies from certain shareholders by telephone. In addition, we have retained Innisfree M&A Incorporated to assist in the solicitation of proxies for a fee of approximately $15,000 plus expenses.

Only shareholders of record at the close of business on February 28, 2020 are entitled to notice of and to vote the shares of our common stock, $.01 par value, registered in their name at the annual meeting. As of the record date, we had outstanding 58,678,924 shares of common stock. The presence, in person or by proxy, of a majority of the shares of the common stock outstanding on the record date will constitute a quorum at the annual meeting. Abstentions and broker non-votes, which are proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares, will be treated as present for purposes of determining the quorum. Each share of common stock entitles its holder to cast one vote on each matter to be voted upon at the annual meeting. With respect to the proposals to elect the individuals nominated by our Board of Directors to serve as directors for one year, to ratify the appointment of Deloitte & Touche LLP as our independent auditors for 2020, the advisory vote on approval of the compensation of our named executive officers, and to approve the amendment and restatement of the 2011 Equity Incentive Plan of ManpowerGroup Inc., broker non-votes will not be counted as voting on the proposals and abstentions will not be counted as voting on the proposals except that in accordance with the rules of the New York Stock Exchange abstentions will be counted as voting on the proposal to approve the amendment and restatement of the 2011 Equity Incentive Plan of ManpowerGroup Inc.

The Notice is being mailed to shareholders commencing on or about March 26, 2020.

If a proxy is properly submitted to us and not revoked, it will be voted in accordance with the instructions contained in the proxy. Each shareholder may revoke a previously granted proxy at any time before it is exercised by advising the secretary of ManpowerGroup in writing (either by submitting a duly executed proxy bearing a later date or voting by telephone or via the Internet) or by telephone of such revocation. Attendance at the annual meeting will not, in itself, constitute revocation of a proxy. Unless otherwise directed, all proxies will be voted for the election of each of the individuals nominated by our board of directors to serve as directors for one year, will be voted for the appointment of Deloitte & Touche LLP as our independent auditors for 2020, will be voted for approval of the compensation of our named executive officers, and will be voted for the amendment and restatement of the 2011 Equity Incentive Plan of ManpowerGroup Inc.

1 | ManpowerGroup

Corporate Governance Documents

Corporate Governance Documents

Certain documents relating to corporate governance matters are available in print by writing to Richard Buchband, Secretary, ManpowerGroup Inc., 100 Manpower Place, Milwaukee, Wisconsin 53212 and on ManpowerGroup’s website at http://investor.manpowergroup.com/governance. These documents include the following:

•	Amended and restated articles of incorporation;

•	Amended and restated bylaws;

•	Corporate governance guidelines;

•	Code of business conduct and ethics;

•	Charter of the nominating and governance committee, including the guidelines for selecting board candidates;

•	Categorical standards for relationships deemed not to impair independence of non-employee directors;

•	Charter of the audit committee;

•	Independent auditor services policy;

•	Charter of the executive compensation and human resources committee;

•	Executive officer stock ownership guidelines;

•	Outside director stock ownership guidelines;

•	Insider trading policy; and

•	Anti-corruption policy.

Information contained on ManpowerGroup’s website is not deemed to be a part of this proxy statement.

2020 Proxy Statement | 2

Security Ownership of Certain Beneficial Owners

Security Ownership of Certain Beneficial Owners

The following table lists as of the record date (except as noted below) information as to the persons believed by us to be beneficial owners of more than 5% of our outstanding common stock:

Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership		Percent of Class(1)
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	6,605,580	(2)	11.3%
Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	5,513,874	(3)	9.4%

(1)	Based on 58,678,924 shares of common stock outstanding as of the record date.

(2)

This information is based on a Schedule 13G filed on February 4, 2020 by BlackRock, Inc. on its behalf and on behalf of its following affiliates: BlackRock Life Limited, BlackRock International Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Asset Management North Asia Limited, BlackRock (Singapore) Limited and BlackRock Fund Managers Ltd. According to this Schedule 13G, these securities are owned of record by BlackRock, Inc. BlackRock, Inc. has sole voting power with respect to 5,947,576 shares held and sole dispositive power with respect to 6,605,580 shares held.

(3)

This information is based on a Schedule 13G filed on February 12, 2020. According to this Schedule 13G, these securities are owned by various individual and institutional investors for which Vanguard Group, Inc. (“Vanguard”) serves as investment advisor. Vanguard has sole voting power with respect to 43,457 shares held, shared voting power with respect to 21,645 shares held, sole dispositive power with respect to 5,453,072 shares held and shared dispositive power with respect to 60,802 shares held.

3 | ManpowerGroup

1. Election of Directors

1. Election of Directors

Our articles of incorporation provide that our board of directors will consist of three to fifteen members. Our board of directors currently consists of eleven members. All directors are elected annually to serve until the next annual meeting of shareholders and until the directors’ successors are duly elected and shall qualify.

The board of directors may appoint additional directors, in accordance with our articles of incorporation, based upon the recommendation of the nominating and governance committee and subject to re-election by our shareholders at the next annual meeting of shareholders.

The following individuals are being nominated as directors, each for a one-year term expiring at the 2021 annual meeting of shareholders:

Gina R. Boswell	Ulice Payne, Jr.
Cari M. Dominguez	Jonas Prising
William Downe	Paul Read
John F. Ferraro	Elizabeth P. Sartain
Patricia Hemingway Hall	Michael J. Van Handel
Julie M. Howard

The nominating and governance committee reviewed the qualifications of the directors listed above who are seeking election or re-election and recommended to the board of directors that each be elected or re-elected to serve for an additional one-year term. The board of directors has confirmed the nominations.

In accordance with our articles of incorporation and bylaws, a nominee will be elected as a director if the number of votes cast in favor of the election exceeds the number of votes cast against the election of that nominee. Abstentions and broker non-votes will not be counted as votes cast. If the number of votes cast in favor of the election of a director is less than the number of votes cast against the election of the director, the director is required to tender his or her resignation from the board of directors to the nominating and governance committee. The nominating and governance committee will recommend to the board of directors whether to accept or reject the tendered resignation or whether other action should be taken. Any such resignation will be effective only upon its acceptance by the board of directors. The board of directors will act on the recommendation of the nominating and governance committee and publicly disclose its decision, and the rationale behind its decision, within 90 days from the date of the announcement of the final results of balloting for the election.

The board of directors recommends you vote FOR the election of each of the nominees listed above.

2020 Proxy Statement | 4

1. Election of Directors

Director Nominee Biographies

Gina R. Boswell

Age: 57 Director since: 2007 Committees: Audit, Nominating and Governance

Biographical Information:

President, US Customer Development at Unilever, a global food, personal care and household products company, from May 2017 to October 2019. General Manager, U.K. and Ireland, at Unilever from September 2015 to May 2017. Executive Vice President, Personal Care, at Unilever from 2011 to September 2015. Prior thereto, Ms. Boswell was President, Global Brands, of Alberto-Culver Company, a consumer goods company, from 2008 to July 2011. Prior thereto, Ms. Boswell held several leadership positions, including Senior Vice President and Chief Operating Officer-North America of Avon Products, Inc. from 2005 to 2007 and as an executive with Ford Motor Company from 1999 to 2003. A director of Wolverine World Wide, Inc. since 2013.

Qualifications:

Ms. Boswell has significant international, managerial, strategic, operational, global and financial management expertise as a result of the various senior leadership positions she has held at several companies with global operations. Ms. Boswell also brings an important perspective from her service as a director on other public company boards.

Cari M. Dominguez

Age: 71 Director since: 2007 Committees: Executive Compensation and Human Resources

Biographical Information:

President, Dominguez & Associates, a management consulting firm, since January 2007. Prior thereto, Ms. Dominguez held several leadership positions within the United States government as well as in the public and private sectors, including Chair of the U.S. Equal Employment Opportunity Commission (“EEOC”) from 2001 to 2006, Partner, Heidrick & Struggles, a consulting firm, from 1995 to 1998, Director, Spencer Stuart, a consulting firm, from 1993 to 1995, Assistant Secretary for Employment Standards Administration, and Director of the Office of Federal Contract Compliance Programs, U.S. Department of Labor, from 1989 to 1993. A trustee of The Calvert Funds since 2008, director of Triple-S Management Corporation since 2012 and a director with the National Association of Corporate Directors since 2013.

Qualifications:

Ms. Dominguez has significant expertise in government relations and labor markets from her position as Chair of the EEOC and other various governmental positions she held. Ms. Dominguez also has managerial, international and operational experience in the human resources industry as a result of the various positions she held at various human resource consulting groups.

5 | ManpowerGroup

1. Election of Directors

William Downe

Age: 67 Director since: 2011 Lead Director since: 2017 Committees: Executive Compensation and Human Resources

Biographical Information:

Non-Executive Chairman of Trans Mountain Corporation, an oil pipeline operator, since November 2018. Chief Executive Officer of BMO Financial Group, a highly diversified financial services provider based in North America, from 2007 to October 2017. Prior thereto, Mr. Downe held several leadership positions with BMO Financial Group and its subsidiaries, including Chief Operating Officer of BMO Financial Group from 2006 to 2007, and Deputy Chair of BMO Financial Group and Chief Executive Officer, BMO Nesbitt Burns and Head of Investment Banking Group from 2001 to 2006. A director of Loblaw Companies Limited since May 2018 and a director of BMO Financial Group from 2007 to October 2017.

Qualifications:

Mr. Downe brings to the board significant managerial, operational and global experience he gained during his tenure as Chief Executive Officer of BMO Financial Group and serving on its Board.

John F. Ferraro

Age: 64 Director since: 2016 Committees: Audit

Biographical Information:

Global Chief Operating Officer of Ernst & Young (“EY”), a global professional services organization, from 2007 to January 2015. Prior thereto, Mr. Ferraro held several senior leadership positions at EY, including Global Vice Chair Audit. In addition, Mr. Ferraro served as a member of EY’s Global Executive board for more than 10 years. Mr. Ferraro also served as Executive Vice President, Strategy and Sales of Aquilon Energy Services, a software and services company for the energy industry, from February 2019 to July 2019. A director of Advance Auto Parts since 2015 and International Flavor and Fragrances, Inc. since 2015.

Qualifications:

Mr. Ferraro brings to the board significant managerial, operational, financial and global experience he gained during his tenure as Global Chief Operating Officer of EY and the other various positions he held at EY as well as his service as a director on other public company boards.

2020 Proxy Statement | 6

1. Election of Directors

Patricia Hemingway Hall

Age: 67 Director since: 2011 Committees: Audit, Nominating and Governance (Chair)

Biographical Information:

President and Chief Executive Officer of Health Care Service Corporation (“HCSC”), a mutual health insurer, from 2008 to December 2015. Prior thereto, Ms. Hemingway Hall held several leadership positions at HCSC, including President and Chief Operating Officer from 2007 to 2008 and Executive Vice President of Internal Operations from 2006 to 2007. A director of Cardinal Health since 2013, Celgene Corporation from April 2018 to November 2019 and Halliburton since February 2019.

Qualifications:

Ms. Hemingway Hall brings to the board significant managerial, operational, sales, marketing and government relations, experience from her tenure as President and Chief Executive Officer of HCSC and the other various positions she held at HCSC. Ms. Hemingway Hall also brings an important perspective gained from her service as a director on other public company boards.

Julie M. Howard

Age: 57 Director since: 2016 Committees: Executive Compensation and Human Resources, Nominating and Governance

Biographical Information:

Chief Executive Officer of Navigant Consulting, Inc. (“Navigant”), a specialized global professional services firm, from 2012 to October 2019. Chairman of the Board of Navigant from 2014 to October 2019. Prior thereto, Ms. Howard held several leadership positions at Navigant including Chief Operating Officer. A director of InnerWorkings, Inc. since 2012 and a former director of Kemper Corporation from 2010 to 2015.

Qualifications:

Ms. Howard brings to the board significant managerial and operational experience from her tenure as Chief Executive Officer of Navigant and the other various positions she held at Navigant. Ms. Howard also brings an important perspective from serving on other public company boards.

7 | ManpowerGroup

1. Election of Directors

Ulice Payne, Jr.

Age: 64 Director since: 2007 Committees: Audit, Nominating and Governance

Biographical Information:

President and Managing Member of Addison-Clifton, LLC, a provider of global trade compliance advisory services, since May 2004. Prior thereto, Mr. Payne held several leadership positions, including President and Chief Executive Officer of the Milwaukee Brewers Baseball Club from 2002 to 2003 and Partner with the law firm Foley & Lardner LLP from 1998 to 2002. A trustee of The Northwestern Mutual Life Insurance Company since 2005, a director of WEC Energy Group, Inc. (formerly Wisconsin Energy Corporation) since 2003 and Foot Locker, Inc. since 2016.

Qualifications:

Mr. Payne brings to the board significant managerial, operational, financial and global experience as a result of many senior positions he has held including as President of Addison-Clifton, LLC. The board of directors also benefits from his broad experience in and knowledge of international business.

Jonas Prising

Age: 55 Director since: 2014 Committees: none

Biographical Information:

Chief Executive Officer of ManpowerGroup since May 2014. Chairman of ManpowerGroup since December 2015. ManpowerGroup President from 2012 to April 2014. Executive Vice President, President of ManpowerGroup - The Americas from 2009 to 2012. Prior thereto, Mr. Prising was the Executive Vice President, President of ManpowerGroup - United States and Canadian Operations from 2006 to 2008 and held other positions at ManpowerGroup since 1999. A director of Kohl’s Corporation since 2015.

Qualifications:

Mr. Prising brings to the board a deep knowledge of ManpowerGroup and its operations from his many years of experience with the Company, including as President with responsibility for the Americas and Southern Europe and currently as Chairman and Chief Executive Officer. He also brings a deep understanding of the industry, a global perspective, having lived and worked in multiple countries around the world, and a strong knowledge of the relevant marketplaces in Europe and Asia.

2020 Proxy Statement | 8

1. Election of Directors

Paul Read

Age: 52 Director since: 2014 Committees: Audit (Chair)

Biographical Information:

President and Chief Operating Officer of Ingram Micro, Inc., a technology distributor and supply-chain services provider, from 2013 to February 2016. Prior thereto, Mr. Read was Chief Financial Officer of Flextronics International, Ltd., an electronics manufacturing services provider, from 2008 to June 2013.

Qualifications:

Mr. Read brings to the board significant managerial, operational, financial and global experience as a result of many senior positions he has held, including his tenure as President and Chief Operating Officer of Ingram Micro, Inc. and Chief Financial Officer of Flextronics International, Ltd.

Elizabeth P. Sartain

Age: 65 Director since: 2010 Committees: Executive Compensation and Human Resources (Chair)

Biographical Information:

Independent Human Resource Advisor and Consultant since April 2008. Prior thereto, Ms. Sartain held several leadership positions, including Executive Vice President and Chief People Officer at Yahoo! Inc. from 2001 to 2008 and an executive with Southwest Airlines serving in various positions from 1988 to 2001. A director of Shutterfly Inc. from December 2016 to September 2019.

Qualifications:

Ms. Sartain brings to the board significant human resources experience as a result of the various senior management positions she held at various multi-national companies as well as being an independent human resource advisor for many years. Ms. Sartain also brings an important perspective gained from her service as a director on other public company boards.

9 | ManpowerGroup

1. Election of Directors

Michael J. Van Handel

Age: 60 Director since: 2017 Committees: None

Biographical Information:

Senior Executive Vice President of ManpowerGroup from February 2016 to February 2017. Chief Financial Officer of ManpowerGroup from July 1998 to February 2016. Prior thereto, Mr. Van Handel held several other senior finance and accounting positions within ManpowerGroup since 1989. A director of BMO Financial Corporation, a subsidiary of BMO Financial Group, since 2006 and a Director of ICF International since June 2017. Formerly, a director of Cellular Dynamics International, Inc. from 2010 to 2015.

Qualifications:

Mr. Van Handel brings to the board significant managerial, operational, financial and global experience including his time as Chief Financial Officer and the other senior financial positions he held while employed at ManpowerGroup. He also brings deep knowledge of ManpowerGroup and its operations as well as a deep understanding of the industry with his over 20 years of experience at ManpowerGroup. Mr. Van Handel also brings an important perspective gained from his service as a director on other public company boards.

Each director attended at least 75% of the board meetings and meetings of committees on which he or she served in 2019. The board of directors held six regular meetings during 2019. The board of directors took one action by written consent during 2019.

Under the Company’s corporate governance guidelines, an individual cannot be nominated for election to the board of directors after his or her 72nd birthday. Any director who turns 72 during his or her normal term will continue in office until the expiration of that term.

Under ManpowerGroup’s bylaws, nominations, other than those made by the board of directors or the nominating and governance committee, must be made pursuant to timely notice in proper written form to the Secretary of ManpowerGroup. To be timely, a shareholder’s request to nominate a person for election to the board of directors at an annual meeting of shareholders, together with the written consent of such person to serve as a director, must be received by the Secretary of ManpowerGroup not less than 90 days nor more than 150 days prior to the anniversary of the annual meeting of shareholders held in the prior year. To be in proper written form, the notice must contain certain information concerning the nominee and the shareholder submitting the nomination, including the disclosure of any hedging, derivative or other complex transactions involving the Company’s common stock to which a shareholder proposing a director nomination is a party.

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1. Election of Directors

Board Independence and Related Party Transactions

The board of directors has adopted categorical standards for relationships deemed not to impair independence of non-employee directors to assist it in making determinations of independence. The categorical standards are included in our Corporate Governance Guidelines and are available on ManpowerGroup’s website at http://investor.manpowergroup.com/governance. As required under the Corporate Governance Guidelines, our board of directors reviews and determines the independence of all directors on an annual basis.

In making its independence determinations, the nominating and governance committee evaluates the various commercial and employment transactions and relationships known to the committee that exist between ManpowerGroup and the entities with which certain of our directors or members of their immediate families are, or have been, affiliated. The nominating and governance committee also reviews any other relevant facts and circumstances regarding the nature of these relationships to determine whether other factors, regardless of the categorical standards, might compromise a director’s independence.

The board of directors has determined that ten of eleven of the current directors of ManpowerGroup are independent under the listing standards of the New York Stock Exchange after taking into account the categorical standards. Certain of our directors, serve as directors, and one was formerly an officer, of companies that have engaged ManpowerGroup to provide services, all of which such relationships fall within the categorial standards.

Mr. Van Handel previously served as an executive officer of the company and, as such, did not qualify as independent under the listing rules of the New York Stock Exchange until February 15, 2020. Mr. Prising does not qualify as independent under the listing rules of the New York Stock Exchange because he is currently an executive officer.

The nominating and governance committee will evaluate eligible shareholder-nominated candidates for election to the board of directors in accordance with the procedures described in ManpowerGroup’s bylaws and in accordance with the guidelines and considerations relating to the selection of candidates for membership on the board of directors described under the heading “Board Composition and Qualifications of Board Members.”

ManpowerGroup does not have a policy regarding board members’ attendance at the annual meeting of shareholders. All of the directors attended the 2019 annual meeting of shareholders.

Any interested party who wishes to communicate directly with the lead director or with the non-management directors as a group may do so by calling 1-800-210-3458. The third-party service provider that monitors this telephone number will forward a summary of all communications directed to the non-management directors to the lead director.

11 | ManpowerGroup

1. Election of Directors

Meetings and Committees of the Board

The board of directors has standing audit, executive compensation and human resources, and nominating and governance committees. The board of directors has adopted written charters for these committees, which are available on ManpowerGroup’s web site at http://investor.manpowergroup.com/governance.

The following table sets forth the current members of each of the committees and the number of meetings held during 2019:

	Audit	Executive Compensation and Human Resources	Nominating and Governance
Gina R. Boswell	✓		✓
Cari M. Dominguez		✓
William Downe(1)		✓
John F. Ferraro	✓
Patricia Hemingway Hall	✓		Chair
Julie M. Howard		✓	✓
Ulice Payne, Jr.	✓		✓
Paul Read	Chair
Elizabeth P. Sartain(1)		Chair
Number of Meetings in 2019	5	6	5

(1)	Ms. Sartain became chair of the executive compensation and human resources committee in May 2019, succeeding Mr. Downe. Mr. Downe remains a member of the committee.

Audit Committee

The board of directors has determined that each member of the audit committee meets the financial literacy and independence requirements of the SEC and New York Stock Exchange, as applicable, and that Ms. Boswell, Mr. Ferraro and Mr. Read are each an “audit committee financial expert” as defined under the applicable rules of the SEC. Under the Company’s corporate governance guidelines, no member of the audit committee may serve on the audit committee of more than three public companies, including ManpowerGroup. No member of the audit committee currently serves on the audit committee of more than three public companies, including ManpowerGroup.

The functions of this committee are to:

•	appoint the independent auditors for the annual audit and approve the fee arrangements with the independent auditors;

•	monitor the independence, qualifications and performance of the independent auditors;

•	review the planned scope of the annual audit;

•

review the financial statements to be included in our quarterly reports on Form 10-Q and our annual report on Form 10-K, and our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of those reports;

•	review compliance with and reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

•	review our financial reporting processes and internal controls and any significant audit adjustments proposed by the independent auditors;

•	make a recommendation to the board of directors regarding inclusion of the audited financial statements in our annual report on Form 10-K;

•	review recommendations, if any, by the independent auditors resulting from the audit to ensure that appropriate actions are taken by management;

•	review matters of disagreement, if any, between management and the independent auditors;

2020 Proxy Statement | 12

1. Election of Directors

•	periodically review our Policy Regarding the Retention of Former Employees of Independent Auditors;

•	oversee compliance with our Independent Auditor Services Policy;

•	meet privately on a periodic basis with the independent auditors, internal audit staff and management to review the adequacy of our internal controls and other finance related matters;

•	meet privately with management to review the competence, performance and independence of the independent auditors;

•	monitor our internal audit department, including our internal audit plan;

•	review guidelines and policies regarding compliance by our employees with our code of business conduct and ethics, including the anti-corruption policy;

•	review procedures for receipt, retention and treatment of, and the confidential and anonymous submission of concerns regarding questionable accounting or auditing matters;

•	assist the board of directors with its oversight of the performance of the Company’s risk management function;

•	review current tax matters affecting us;

•	periodically discuss with management our risk management framework;

•	monitor any litigation involving ManpowerGroup that may have a material financial impact on ManpowerGroup or that relates to matters entrusted to the audit committee; and

•	approve the retention, compensation and termination of outside legal, accounting and other such advisors to the committee.

In addition, the charter of the audit committee provides that the audit committee shall review and approve all related party transactions that are material to ManpowerGroup’s financial statements or that otherwise require disclosure to ManpowerGroup’s shareholders, provided that the audit committee shall not be responsible for reviewing and approving related party transactions that are reviewed and approved by the board of directors or another committee of the board of directors. The audit committee did not take action by written consent during 2019.

Executive Compensation and Human Resources Committee

Each member of the executive compensation and human resources committee is “independent” within the meaning of the applicable listing standards of the New York Stock Exchange.

The functions of this committee are to:

•	establish the compensation of the chief executive officer of ManpowerGroup, subject to ratification by the independent members of the board of directors;

•

approve the compensation, based on the recommendations of the chief executive officer of ManpowerGroup, of any president and the chief financial officer, and certain other senior executives of ManpowerGroup;

•

determine the terms of any agreements concerning employment, compensation or employment termination, as well as monitor the application of ManpowerGroup’s retirement and other fringe benefit plans, with respect to the individuals listed above;

•	monitor the professional development of ManpowerGroup’s key executive officers;

•	review succession plans for the chief executive officer of ManpowerGroup, of any president and the chief financial officer and certain other senior executives of ManpowerGroup;

•	administer ManpowerGroup’s equity incentive plans and employee stock purchase plans and oversee ManpowerGroup’s employee retirement and welfare plans;

•	administer ManpowerGroup’s annual incentive plan;

•	review and recommend the “Compensation Discussion and Analysis” to be included in our annual proxy statement;

•	develop and implement policies regarding the recoupment or “clawback” of excess compensation paid to executive officers of the Company;

13 | ManpowerGroup

1. Election of Directors

•	approve the retention, compensation and termination of outside compensation consultants, independent legal advisors or other advisors and have oversight of their work;

•	consider the independence of any outside compensation consultant, independent legal advisor or other advisor to the committee;

•	monitor the Company’s policies, objectives and programs related to diversity and inclusion and review the Company’s performance in light of appropriate measures; and

•

Review the results of any advisory shareholder votes on executive compensation and consider whether to recommend adjustments to the Company’s executive compensation policies and practices as a result of such votes.

In accordance with the terms of its charter, the executive compensation and human resources committee may from time to time delegate authority and assign responsibility with respect to such of its functions to officers of the Company, or to a subcommittee of the committee. The executive compensation and human resources committee took one action by written consent during 2019.

Nominating and Governance Committee

Each member of the nominating and governance committee is “independent” within the meaning of the applicable listing standards of the New York Stock Exchange.

The functions of this committee are to:

•	recommend nominees to stand for election at annual meetings of shareholders, to fill vacancies on the board of directors and to serve on committees of the board of directors;

•	establish procedures and assist in identifying candidates for board membership;

•	review the qualifications of candidates for board membership, including any candidates nominated by shareholders in accordance with our bylaws;

•	periodically review the compensation arrangements in effect for the non-management members of the board of directors and recommend any changes deemed appropriate;

•

oversee the annual self-evaluation of the performance of the board of directors and each of its committees and oversee, or ensure another committee oversees, the annual evaluation of the performance of management;

•

establish and review, for recommendation to the board of directors, guidelines and policies on the size and composition of the board, the structure, composition and functions of the board committees, and other significant corporate governance principles and procedures;

•	oversee the content and format of our code of business conduct and ethics and recommend any changes as deemed appropriate;

•	monitor compliance by the non-management directors with our code of business conduct and ethics;

•	develop and periodically review succession plans for the directors;

•	periodically review the corporate governance guidelines and recommend any changes as deemed appropriate;

•	review and recommend categorical standards for determining non-management director independence consistent with the rules of the New York Stock Exchange and other requirements;

•

Consider and recommend to the Board the action to be taken with respect to any resignation tendered by a director with respect to a change in professional responsibilities or personal circumstances; and

•	approve the retention, compensation and termination of any outside independent advisors to the committee.

The nominating and governance committee has from time to time engaged director search firms to assist it in identifying and evaluating potential board candidates. The nominating and governance committee did not take any action by written consent during 2019.

2020 Proxy Statement | 14

1. Election of Directors

Board Composition and Qualifications of Board Members

The nominating and governance committee has adopted, and the board of directors has approved, guidelines for selecting board candidates that the committee considers when evaluating candidates for nomination as directors. The guidelines call for the following with respect to the composition of the board:

•	a variety of experience and backgrounds;

•	a core of business executives having substantial senior management and financial experience;

•	individuals who will represent the best interests of the shareholders as a whole rather than special interest constituencies;

•	the independence of at least a majority of the directors; and

•	individuals who represent a diversity of gender, race and age.

In connection with its consideration of possible candidates for board membership, the committee also has identified areas of experience that members of the board should as a goal collectively possess. The below graphic lists these skills and attributes, and shows which ones each director has identified as being part of his or her own experience. As shown, these skills and attributes are well represented within this group.

Previous Board Experience serving as a director of another public company	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
International Business Experience in diverse geographic, political and regulatory environments	✓	✓	✓	✓		✓	✓	✓	✓	✓	✓
Corporate Governance Supports our goals of strong Board and management accountability	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Active or Former CEO/Chairperson or other C-Suite Officer Served in a senior leadership role at a large organization	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Sales Experience developing strategies to grow sales and market share	✓		✓	✓	✓	✓	✓	✓	✓		✓
Government Relations Understanding of government regulations affecting our business		✓				✓		✓	✓		✓
Human Resources Experience building knowledge, skills and abilities of employees	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Marketing and Branding Experience in a senior management position managing marketing/ branding	✓		✓	✓	✓	✓		✓	✓
Technology Experience with technology, cybersecurity, information systems/data management or privacy	✓		✓	✓	✓	✓		✓	✓		✓
Accounting or Financial Oversight Experience to provide valuable insight in overseeing finances	✓		✓	✓	✓	✓	✓	✓	✓		✓
Operations Experience with our business, strategy and marketplace dynamics	✓	✓	✓	✓		✓	✓	✓	✓		✓

The Company believes that the present composition of the board of director nominees satisfies the guidelines for selecting board candidates set out above; specifically, the nominees include individuals who have a variety of

15 | ManpowerGroup

1. Election of Directors

experience and backgrounds, the nominees include a core of business executives having substantial experience in management as well as one member having government experience, and ten of eleven of the nominees are independent under the rules of the New York Stock Exchange as of February 15, 2020. As previously mentioned, Mr. Van Handel previously served as an executive officer of the company and, as such, did not qualify as independent under the listing rules of the New York Stock Exchange until February 15, 2020.

The board of directors and the nominating and governance committee evaluated each of the director nominees’ contributions to the board of directors as well as their role in the operation of the board of directors as a whole. The nominating and governance committee considered both the background and experience of each director nominee as well as the qualifications set forth in the biographies on pages 5 to 10 of this proxy statement.

Board Diversity and Tenure

The composition of the nominees for the board also reflects diversity of gender, race and age, an objective that the nominating and governance committee continually strives to enhance when searching for and considering new directors. Based on the composition of the nominees for our board of directors, we believe this objective has been achieved.

Board Leadership Structure

Chairman of the Board

Under ManpowerGroup’s bylaws and in accordance with the Company’s corporate governance guidelines, the board of directors can choose whether the roles of chairman and chief executive officer should be combined or separated, based on what it believes is best for the Company and its shareholders at a given point in time. Jonas Prising has been chairman of the board of directors since December 31, 2015. The board of directors has evaluated the Company’s leadership structure and determined that the presence of our independent lead director who, as described below, has meaningful oversight responsibilities, together with a strong leader in the combined

2020 Proxy Statement | 16

1. Election of Directors

role of chairman and chief executive officer, serves the best interests of ManpowerGroup and its shareholders. The board of directors believes that in light of Mr. Prising’s extensive knowledge of ManpowerGroup and its industry, gained through his tenure with the Company, he is well positioned to serve as both chairman and chief executive officer of the Company.

Lead Director

The board of directors has selected Mr. Downe, retired CEO of BMO Financial Group, to serve as lead director. Our corporate governance guidelines provide that if the same person holds the chief executive officer and chairman roles or if the chairman is not independent, the board of directors will designate one of the independent directors to serve as the lead director. The lead director helps ensure that there is an appropriate balance between management and the independent directors and that the independent directors are fully informed and able to discuss and debate the issues that they deem important.

Our corporate governance guidelines contemplate that the lead director will be appointed annually and that he or she should be willing to serve for at least three years in such capacity. The board of directors believes having a lead director serving continuous terms provides greater continuity to the role, enhances board leadership and performance and facilitates effective oversight of the performance of senior management. Mr. Downe has served as lead director since May 2017, and at a board meeting in February 2020, the board of directors re-appointed Mr. Downe to serve as lead director for another year.

The lead director’s duties include the following:

•	Preside at executive sessions of the non-employee directors;

•	Preside at all other meetings of directors where the chairman of the board is not present;

•	Serve as liaison between the chairman of the board and the non-employee directors;

•	Approve what information is sent to the board;

•	Approve the meeting agendas for the board;

•	Approve meeting schedules to assure that there is sufficient time for discussion on all agenda items;

•	Provide feedback from executive sessions of the independent directors to the Chairman and CEO and other senior management;

•	Serve in a key role in the board evaluation processes and in evaluation of the CEO;

•	Recommend to the board and the board committees the retention of advisers and consultants who report directly to the board;

•	Have the authority to call meetings of the non-employee directors;

•	If requested by major shareholders, ensure that he or she is available for consultation and direct communication; and

•	Perform such other duties as the board may delegate from time to time.

Board Effectiveness and Evaluation

Our board of directors is committed to performing effectively for the benefit of the Company and its shareholders at both the board and committee level. Each year, the nominating and governance committee oversees the board and committee evaluation process and determines the format and framework for the process.

Annual Evaluation Process

The purpose of the annual evaluation process is to ensure that the board continues to operate at a high level, with an opportunity for self-reflection and improvement. Prior to 2018, we conducted an internal assessment at the board level and at each of the committees, making use of both externally developed questionnaires and internal discussion materials. The responses to the written questionnaires, and the internal discussion materials, formed the basis for a self-evaluation process conducted by each committee, which was then summarized for the full board. The board followed a similar process, conducted by the board in full, regarding its own effectiveness.

17 | ManpowerGroup

1. Election of Directors

Independent Consultant

In 2018, we determined to expand the process. The nominating and governance committee engaged a third-party consultant, experienced in corporate governance matters, to assist with the board and committee evaluation process. Directors were interviewed by the independent third party, and gave specific feedback addressing board effectiveness, individual contributions, committee functioning, and similar topics, as well as suggestions to enhance the efficiency and productivity of the board in general. Directors responded to questions designed to elicit this information, and the independent third party synthesized the results and comments received during such interviews. These findings were then presented by the independent third party and the chair of the nominating and governance committee to the nominating and governance committee and to the board, followed by a review and discussion by the full board. Each committee also conducted a committee assessment discussion. The board believes this facilitated process provided additional insight and perspective that it can utilize to further enhance effectiveness, including in areas such as board and committee composition, information flow between management and the board, development of materials for board discussion, focus on corporate strategy and director recruitment.

For 2019, we again engaged with the third-party consultant to assist with the board and committee evaluation process. Directors were interviewed by the independent third party, and gave specific feedback regarding the progress in addressing prior year action items raised during the 2018 evaluation process as well as any new areas of concern. The conversations also focused on committee functioning. Directors responded to questions designed to elicit this information, and the independent third party synthesized the results and comments received during such interviews. These findings were then presented by the independent third party and the chair of the nominating and governance committee to the nominating and governance committee. The chair of the nominating and governance committee then discussed these findings with the full board. She also separately provided any committee findings to each committee chair, which were used to facilitate discussion during each of the committee assessments.

Board Oversight of Risk

The board of directors is responsible for overseeing management in the execution of management’s Company-wide risk management responsibilities. The board of directors fulfills this responsibility both directly and through its standing committees (as discussed further below), each of which assists the board in overseeing a part of the Company’s overall risk management.

The committees of the board oversee specific areas of the Company’s risk management as described below:

Audit Committee

The audit committee is responsible for assisting the board of directors with its oversight of the performance of the Company’s risk management functions including:

•	Periodically reviewing and discussing with management the Company’s risk management framework, including policies, practices and procedures regarding risk assessment and management;

•	Periodically receiving, reviewing and discussing with management reports on selected risk topics as the committee or management deems appropriate from time to time; and

•	Periodically reporting to the board of directors on its activities in this oversight role.

Executive Compensation and Human Resources Committee

The executive compensation and human resources committee reviews and discusses with management the Company’s compensation policies and practices and management’s assessment of whether any risks arising from such policies and practices are reasonably likely to have a material adverse effect on the Company.

Nominating and Governance Committee

The nominating and governance committee evaluates the overall effectiveness of the board of directors, including its focus on the most critical issues and risks.

2020 Proxy Statement | 18

1. Election of Directors

As part of this oversight, the committees engage in reviews and discussions with management (and others if considered appropriate) as necessary to be reasonably assured that the Company’s risk management processes (1) are adequate to identify the material risks that we face in a timely manner, (2) include strategies for the management of risk that are responsive to our risk profile and specific material risk exposure, (3) serve to integrate risk management considerations into business decision-making throughout the Company, and (4) include policies and procedures that are reasonably effective in facilitating the transmission of information with respect to material risks to the senior executives of the Company and each committee.

Compensation Consultant

The executive compensation and human resources committee directly retains Mercer (US) Inc. to advise it on executive compensation matters. Mercer reports to the chair of the committee. On an annual basis, the committee and Mercer enter into a statement of work, which sets out the services to be performed by Mercer for the committee during the ensuing year. Mercer’s primary role is to provide objective analysis, advice and information and otherwise to support the committee in the performance of its duties. Mercer’s fees for executive compensation consulting to the committee in 2019 were $348,288.

The committee requests information and recommendations from Mercer as it deems appropriate in order to assist it in structuring and evaluating ManpowerGroup’s executive compensation programs and practices. The committee’s decisions about executive compensation, including the specific amounts paid to executive officers, are its own and may reflect factors and considerations other than the information and recommendations provided by Mercer.

Mercer was engaged by the committee to perform the following services in 2019:

•	Review and recommend the companies used in our industry peer group;

•

Evaluate the competitiveness of our total executive compensation and benefits program for the senior executives, including base salary, annual incentive, total cash compensation, long-term incentive awards, total direct compensation, perquisites, retirement benefits and total remuneration against the market;

•

Assess how well the compensation and benefits programs are aligned with the committee’s stated philosophy to align pay with performance, including analyzing our performance against comparator companies;

•	Assess shares available under our equity incentive plan;

•	Review and recommend the companies used in our industry peer group;

•	Provide advice and assistance to the committee on the levels of total compensation and the principal elements of compensation for our senior executives;

•	Advise committee on salary, target incentive opportunities and equity grants as well as on the design and features of our short-term and long-term incentive programs for our senior executives;

•	Brief the committee on trends in executive compensation and benefits among large public companies and on regulatory, legislative and other developments; and

•	Assist in reviewing the Compensation Discussion and Analysis and other executive compensation disclosures to be included in this proxy statement.

The committee has reviewed whether the work provided by Mercer raises any conflict of interest. Factors considered by the committee include:

•	Other services provided to the Company by the consultant;

•	What percentage of the consultant’s total revenue is made up of fees from the Company;

•	Policies or procedures of the consultant that are designed to prevent a conflict of interest;

•	Any business or personal relationships between individual consultants involved in the engagement and committee members;

•	Any shares of the Company’s stock owned by individual consultants involved in the engagement; and

19 | ManpowerGroup

1. Election of Directors

•	Any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement.

Based on its review, the committee does not believe that Mercer has a conflict of interest with respect to the work performed by the Company or the committee in 2019. The committee has also evaluated the independence of Mercer pursuant to the rules of the Securities and Exchange Commission and the New York Stock Exchange and no relationships were identified that would impact Mercer’s independence.

Ultimately, the consultant provides recommendations and advice to the committee in an executive session where management is not present, which is when critical pay decisions are made. This approach protects the committee’s ability to receive objective advice from the consultant so that the committee may make independent decisions about executive pay at our company.

Besides Mercer’s involvement with the committee, it and its affiliates also provide other non-executive compensation services to us. These services are approved by management who oversee the specific areas of business for which the services are provided.

The total amount paid for these other services provided in 2019 was $358,426. These services included a review of the non-employee director compensation program as requested by the nominating and governance committee, actuarial and pension reporting services, workers compensation reporting and insurance services. The majority of these services are provided not by Mercer itself, but by other companies owned by Marsh & McLennan, the parent company of Mercer, which therefore are considered affiliates even though they operate independently of Mercer.

The committee concluded that the services provided by the Marsh & McLennan affiliates (other than Mercer), did not raise any conflicts of interest.

The committee believes the advice it receives from the individual executive compensation consultant is objective and not influenced by Mercer’s or its affiliates’ other relationships with us because of the procedures Mercer and the committee have in place, including the following:

•	The consultant receives no incentive or other compensation based on the fees charged to us for other services provided by Mercer or any of its affiliates;

•	The consultant is not responsible for selling other Mercer or affiliate services to us;

•

Mercer’s professional standards prohibit the individual consultant from considering any other relationships Mercer or any of its affiliates may have with us in rendering his or her advice and recommendations; and

•	The committee evaluates the quality and objectivity of the services provided by the consultant each year and determines whether to continue to retain the consultant.

2020 Proxy Statement | 20

Beneficial Ownership of Directors and Executive Officers

Beneficial Ownership of Directors and Executive Officers

Set forth in the table below, as of February 28, 2020, are the shares of ManpowerGroup common stock beneficially owned by each director and nominee, each of the executive officers named in the table under the heading “Summary Compensation Table,” and all directors and executive officers of ManpowerGroup as a group and the shares of ManpowerGroup common stock that could be acquired within 60 days of February 28, 2020 by such persons.

Name of Beneficial Owner	Common Stock Beneficially Owned(1)(3)	Right to Acquire Common Stock(1)(2)	Percent of Class
Jonas Prising	517,756	274,660	*
Gina R. Boswell	7,141	—	*
Richard Buchband	28,540	22,138	*
Ram Chandrashekar	3,019	3,019	*
Cari M. Dominguez	18,625	—	*
William Downe	22,261	—	*
John F. Ferraro	—	—	*
Patricia Hemingway Hall	10,422	—	*
Julie M. Howard	—	—	*
John T. McGinnis	57,712	48,613	*
Ulice Payne, Jr	7,561	—	*
Paul Read	5,353	—	*
Elizabeth P. Sartain	22,230	—	*
Mara E. Swan	44,914	35,485	*
Michael J. Van Handel	8,283	—	*
All directors and executive officers as a group (15 persons)	753,817	383,915	1.29%

*	Less than 1% of outstanding shares.

(1)

Except as indicated below, all shares shown in this column are owned with sole voting and dispositive power. Amounts shown in the Right to Acquire Common Stock column are also included in the Common Stock Beneficially Owned column.

The table additionally does not include vested shares of deferred stock, which will be settled in shares of ManpowerGroup common stock on a one-for-one basis, held by the following directors that were issued under the 2011 Equity Incentive Plan and the Terms and Conditions Regarding the Grant of Awards to Non-Employee Directors under the 2011 Equity Incentive Plan:

Director	Vested Deferred Stock 2011 Plan
William Downe	25,924
John F. Ferraro	10,977
Patricia Hemingway Hall	3,858
Julie M. Howard	9,216
Ulice Payne, Jr.	3,858
Paul Read	3,858
Michael J. Van Handel	3,926

21 | ManpowerGroup

Beneficial Ownership of Directors and Executive Officers

The table does not include 1,802 unvested shares of deferred stock, which will be settled in shares of ManpowerGroup common stock on a one-for-one basis, held by each of Mr. Downe, Mr. Ferraro, Ms. Howard, Mr. Payne, Mr. Read, and Mr. Van Handel that were issued under the 2011 Plan and the Terms and Conditions on January 1, 2020. These shares of deferred stock vest in equal quarterly installments during 2020.

(2)	Common stock that may be acquired within 60 days of the record date through the exercise of stock options and the settlement of restricted stock units.

(3)	Includes the following number of shares of unvested restricted stock as of the record date:

Director	Unvested Restricted Stock
Gina R. Boswell	1,802
Cari M. Dominguez	1,802
Patricia Hemingway Hall	1,802
Elizabeth P. Sartain	1,802

The holders of the restricted stock have sole voting power with respect to all shares held and no dispositive power with respect to all shares held.

2020 Proxy Statement | 22

Compensation Discussion and Analysis

Compensation Discussion and Analysis

23 | ManpowerGroup

Compensation Discussion and Analysis

2020 Proxy Statement | 24

Compensation Discussion and Analysis

Background

This compensation discussion and analysis (“CD&A”) describes ManpowerGroup’s executive compensation program for our executive officers for whom disclosure is required under the rules of the Securities and Exchange Commission (“SEC”). We refer to this group of executives as our named executive officers (“NEOs”). ManpowerGroup’s NEOs for the year ended December 31, 2019 are the Chief Executive Officer (CEO), Chief Financial Officer (CFO), Executive Vice President, Global Strategy and Talent and the Senior Vice President, General Counsel and Secretary, all of whom were serving as executive officers as of December 31, 2019. As required under SEC rules, our NEOs also include our former Executive Vice President, Operational Excellence, Technology and Transformation who left the Company effective October 31, 2019. Our NEOs are listed below with their titles as of December 31, 2019:

•	Jonas Prising — Chairman and Chief Executive Officer

•	John T. McGinnis — Executive Vice President and CFO

•	Mara E. Swan — Executive Vice President, Global Strategy and Talent(1)

•	Richard Buchband — Senior Vice President, General Counsel and Secretary

•	Ram Chandrashekar — Former Executive Vice President, Operational Excellence, Technology and Transformation

(1)	Ms. Swan retired effective March 7, 2020.

Executive Summary

2019 Compensation Reflected Challenging Environment

Our executive compensation programs are designed to reward performance, and our results were mixed when measured against the performance targets established by the Executive Compensation and Human Resources Committee (the “Committee”). Our results are highly dependent on global macroeconomic conditions, including growth rates, business cycles, and labor market conditions in the countries where we operate. During 2019 we experienced continued softening in the economic environment and uncertainty in the global labor markets, especially in Europe, which represents approximately two-thirds of our business by revenue. This environment resulted in a decrease in our revenues for the first time in several years, which is consistent with our experience that during periods of global economic uncertainty, which drive economic decline, our revenues will soften. Although macroeconomic conditions appeared to stabilize during the second half of 2019, much of the year was marked with concerns in the business community about geopolitical instability and potential European recession, which may have contributed to our results.

The Committee has set challenging performance metrics for our short-term and long-term compensation program. For the most part, our results in 2019 fell short of target.

Annual Incentive Targets	Long-Term Incentives

•  In a difficult operating environment, revenues were down 0.9% in constant currency in 2019 compared to 2018. This impacted our key performance metric of Revenue, which was newly added for 2019, as well as Earnings Per Share (“EPS”). Both came in below target for 2019.

•  Performance Share Units (“PSUs”) represent the largest component of performance pay for our NEOs. There, our key performance metric of Operating Profit Margin Percent (“OPMP”) further declined in 2019, coming in below the target level for the prior two years.

•  Return on Invested Capital (“ROIC”) came in above the stated target, as days sales outstanding and free cash flow improved during 2019. This was due to management’s increased focus on collections, working capital optimization and terms of our client relationships.

•  We use three-year performance periods in our PSUs. The below-target performance in 2019 against the OPMP benchmarks set by the Committee brought down the payout percentage for the PSU awards for the 2017-2019 performance cycle.

• In total, the financial metrics under our short-term compensation program paid out at approximately 100% of target.	• It will also have an adverse impact on the payout percentage for previously granted PSU awards covering 2018-2020 and 2019-2021.

25 | ManpowerGroup

Compensation Discussion and Analysis

Our Key Performance Metrics

We believe these four key performance metrics identify whether we are running our business effectively for our shareholders.

•	Earnings Per Share. Focuses our NEOs on producing financial results that align with shareholder interest. We consider this metric a critical measure of executive performance.

•

Return on Invested Capital. Even though we operate in the services industry, our business is capital intensive. We must pay our associates and consultants before we typically bill and collect from our clients. ROIC measures how efficiently we are converting our services into cash.

•	Revenue. The Committee added Revenue as a key performance metric in 2019. We believe Revenue is a key metric as it keeps NEOs focused on top-line growth, in addition to profitability.

•

Operating Profit Margin Percent. Measures how efficiently our NEOs have deployed our operating resources to generate a profit. We believe using this metric drives a long-term focus on achieving sustainable profits, and it is the cornerstone of our long-term incentive plan.

Annual Incentive Plan Metrics

(2019)

PSU Performance Metric — Operating Profit Margin Percent

(2017 - 2019 performance cycle)

The average operating profit margin percent for the 2017-2019 performance cycle was 3.7%, resulting in a payout percentage of 86% of target.

See page 40 for further discussion regarding the Annual Incentive Plan and page 45 for the PSU program.

2020 Proxy Statement | 26

Compensation Discussion and Analysis

One of our principles is that NEO compensation should reward for the underlying performance of our business. As is our practice, the Committee, in adopting financial targets at the beginning of the 2019 performance year, determined that certain items should be excluded from our performance metrics:

•	Constant Currency. We eliminate the impact of changes in exchange rates for EPS, ROIC and Revenue. This allows us to better capture year-over-year changes in underlying performance.

•	Share Repurchases. We remove the benefit of share repurchases from our EPS calculation except to the extent necessary to offset dilution resulting from shares issued under our equity plans.

•

Restructuring Costs. We exclude restructuring costs from our EPS, ROIC and OPMP calculations, net of the savings related to these costs. This allows us to better reflect the Company’s performance for the year.

•	Goodwill Impairment. We exclude goodwill impairment charges from our EPS and ROIC calculations. This, too, better reflects the Company’s performance for the year.

•

Other Non-Recurring Costs. We exclude from EPS and OPMP any non-recurring accrual adjustments greater than $10 million. As explained above, excluding these costs better reflects the Company’s performance during the year.

The following table shows the impact of each of these items on our performance metrics for 2019:

	As Reported	Impact of Constant Currency	Impact of Share Repurchases	Restructuring Costs	Goodwill Impairment(1)	Other Non-Recurring Costs(2)	As Calculated under Compensation Plans
EPS	$7.72	$0.28	$(0.12)	$0.27	$1.09	$(1.52)	$7.72
ROIC	13.2%	0.5%	n/a	0.5%	1.2%	(1.7)%	13.7%
Revenue (in billions)	$20.90	$0.90	n/a	n/a	n/a	n/a	$21.80
OPMP	3.09%	n/a	n/a	0.21%	0.31%	(0.11)%	3.50%

(1)	The adjustment to goodwill relates to goodwill adjustments in our German and New Zealand operations.

(2)

In 2019, we acquired the remaining interest of our Switzerland Manpower franchise. Additionally, our joint venture in Greater China, ManpowerGroup Greater China Limited, became listed on the Main Board of the Stock Exchange of Hong Kong Limited through an initial public offering, which resulted in the deconsolidation of the business. The EPS, ROIC and OPMP metrics exclude the operating results of the acquired franchise business and have also been adjusted to reflect the impact of the deconsolidated Chinese business. One-time accounting gains associated with these two transactions were also excluded from the EPS, ROIC and OPMP calculations. The total impact of both transactions resulted in a decrease to EPS of $1.76, ROIC of 1.9% and OPMP of 0.11%. Other non-recurring adjustments also include an increase to EPS of $0.24 and ROIC of 0.2%, related to certain tax adjustments that were greater than $10 million.

Our Executive Pay is Designed to be Competitive, Variable and Affordable

We believe the interests of our shareholders are served when strong operating performance drives enhanced financial performance. Therefore, the pay for our CEO and our other executive officers is closely aligned with our results, and their compensation varies year-over-year based on whether they have achieved collective and individual performance goals set by our Committee. This helps us maintain executive compensation that is reasonable and affordable in light of our financial results.

We are significantly larger than other U.S.-listed companies in our industry and our closest competitors are based in Europe where compensation and disclosure practices differ. We reference a cross-industry peer group, which consists of 90 companies within the S&P 500 with revenue approximately 70% to approximately 190% of our revenue. The Committee believes that using this group provides a robust basis for comparing us to companies of similar scale and complexity and represents the universe of top-tier companies we consider our competitors for executive talent.

New Features in Executive Compensation Program

In 2019, the Committee determined to refine our executive compensation program in the following ways to support the company’s operational and strategic goals and more closely align compensation with company performance:

•

Addition of Revenue as a Performance Metric. In 2019, the Committee modified the performance metrics to add a Revenue benchmark in determining the annual incentive awards paid to our NEOs. The addition of this metric creates an important incentive for management to continue to grow the business, either organically or inorganically, and to do so in a manner that does not damage financial returns measured by the other metrics of EPS and ROIC. For 2019, the Committee determined that the Revenue goal should represent a smaller component of the annual

27 | ManpowerGroup

Compensation Discussion and Analysis

incentive awards to our NEOS than the goals for EPS and ROIC as the Committee believed that company Revenue would be a proportionately smaller contributor to overall performance than EPS or ROIC.

•

Addition of Modifier to Performance Share Unit Awards. In 2019, the Committee added a modifier feature to the performance share units awarded to our NEOs to incent management to achieve strategic growth objectives. Under this new feature, the final performance share unit payout is subject to modification by the Committee, upward or downward, by an amount up to 30%, based on performance against specific strategic growth objectives the Committee established at the time of grant. Performance against those objectives is evaluated by the Committee throughout the three-year performance period to track progress. At the end of the three-year performance period, the Committee will assess the achievement of the strategic growth objectives and increase or decrease the final payout percent by an amount up to 30%. The modifier will not decrease the payout below the threshold level nor increase the payout above the outstanding level.

CEO Compensation was Again Driven by Company Performance

We remain committed to performance-based compensation. Approximately 75% of Mr. Prising’s 2019 target compensation was tied to Company performance and 90% of his total pay was variable. Given our financial performance in 2019, Mr. Prising’s total compensation in 2019 was 100% of target. The discussion below highlights each component of Mr. Prising’s compensation in 2019.

Annual Cash Incentive: Payout was Approximately 99.8% of Target. In light of the financial performance of the Company and the Committee’s assessment of Mr. Prising’s achievement of his operating objectives as CEO, Mr. Prising’s annual cash incentive payout was 99.8% of target.

The following table shows the actual cash incentive payout to Mr. Prising for 2019:

	2019 Actual Payout $	% Compared to Target
EPS Goal	468,897	78.1%
ROIC Goal	766,667	127.8%
Revenue Goal	340,000	85.0%
Operating Objectives	420,000	105.0%
Total	1,995,564	99.8%

Long-Term Equity Awards. Mr. Prising’s 2019 compensation package included three types of long-term equity awards:

•	Approximately 60% were performance share units, that can be earned over three years based on OPMP goals.

•	Approximately 20% were stock options that vest over a four-year period.

•	Approximately 20% were restricted stock units that cliff vest in full after three years.

Realizable Pay for Our CEO Increased in 2019

We calculated realizable pay for Mr. Prising to show the impact of Company performance and stock price on his compensation granted or awarded during the year. The Company’s stock price increased significantly during 2019: from $64.80 on January 1, 2019 to $97.10 as of December 31, 2019. This appreciation in stock price resulted in Mr. Prising’s calculated realizable pay being $13.1 million for 2019. This is slightly higher than $12.5 million of total compensation shown in the Summary Compensation Table using SEC reporting methodology. It reflects a 111% increase from his realizable pay for 2018, when considerable stock price depreciation and below-target operating performance resulted in realizable pay that was significantly lower than reported compensation. See page 49 for further details.

Our Business is Impacted by Global Macroeconomic Forces, Business Cycles and Complexity

We derive approximately 88% of our revenue from outside the United States, with the largest portions coming from our operating segments in Southern Europe (44%), Northern Europe (22%) and Asia Pacific Middle East (13%). Our business is truly global in nature and complexity. Through our global network including approximately 2,500 offices in 75 countries and territories, we put millions of people to work each year with our global, multinational and local clients across multiple industry segments and provide a broad range of workforce solutions including recruitment and assessment, training and development, career management, outsourcing and workforce consulting.

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Compensation Discussion and Analysis

Key Compensation and Governance Policies

The Committee continually reviews the Company’s executive compensation program to maintain compensation practices that are in the best interests of our shareholders. Some of our key policies are summarized below:

	WHAT WE DO:		WHAT WE DON’T DO:
✓	We tie pay to performance, including the use of performance share units. The majority of executive pay is performance-based and variable.	×	We do not pay any of our long-term incentives in cash as the objective of our long-term incentive plan is to incentivize executives to increase shareholder return.
✓	We set challenging performance objectives that align with company performance. The Committee evaluates these metrics on an annual basis and will add or change performance objectives when appropriate for stronger alignment.	×	We do not use Total Shareholder Return (“TSR”) as a performance metric for our NEOs. In our experience, TSR captures fluctuations in stock price, rather than measuring the performance of our executive team in operating our business. Our stock price can be sensitive to perceived changes in the global business climate, and we often experience fluctuations in stock price that are de-coupled from the fundamentals of our business. Instead of using TSR, our Committee sets meaningful targets each year for our four key metrics.
✓	We appropriately balance short-term and long-term incentives.	×	We do not provide tax gross up payments for any amounts considered excess parachute payments.
✓	We have caps on the potential payouts under the performance share unit grants and our annual incentive program.	×	We do not pay dividends on performance share units and only pay dividend equivalents on restricted stock units if and when they vest.
✓	We use double triggers in our severance agreements and our equity awards.	×	We do not encourage undue risk taking in our compensation plans. By using varied financial metrics and setting caps on potential payouts the company mitigates undue risk taking.
✓	We maintain significant stock ownership guidelines for our NEOs.	×	We do not permit the repricing of stock options without prior shareholder approval, except in connection with a transaction.
✓	The Committee engages an independent compensation consultant that works solely in support of the Committee.	×	We do not allow hedging or pledging of ManpowerGroup stock.
✓	We use appropriate peer groups when establishing compensation. Each year, the Committee devotes considerable effort in re-evaluating the Company’s peer group.	×	We do not provide excessive perquisites to our NEOs.
✓	We listen to our shareholders. We regularly reach out to leading shareholders and their advisory firms to discuss our governance and executive compensation. In 2019, we continued to meet with our shareholders to review these topics and ensure our programs are well-understood and consistent with their expectations.

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Compensation Discussion and Analysis

WE MAINTAIN STRONG COMPENSATION AND CORPORATE GOVERNANCE PRACTICES:
Over the years we have continued to enhance our compensation and corporate governance practices:
✓

Key performance metrics tied to our business: In 2019, we added a Revenue metric to our annual incentive awards to keep our NEOs focused on continuing to grow the business. Previously, we replaced Economic Profit with ROIC to more clearly measure how effectively we are using our capital.

✓

A 3-year performance period for performance share units: We re-introduced a 3-year performance period for performance share units to better align the interests of executive officers with long-term shareholder value.

✓	Expanded use of performance-based equity: Today, performance share units represent approximately 60% of long-term equity grants.
✓

Strong lead director: We eliminated a practice in which we rotated our lead director annually. Today, our board appoints a lead director with the intent that the individual will serve for at least three years. The lead director has a clear set of roles and responsibilities and receives additional compensation for serving in this role.

✓

Clawback policy: Under our clawback policy, if the Committee determines an employee engaged in intentional misconduct that causes a financial restatement, it may revoke any outstanding awards, including cash incentives or equity awards, that were received as a result of the misconduct.

✓

Commitment to board diversity and refreshment: Our board is focused on having fresh perspective on the board and its committees, including a diversity of thought and background. Our board is approximately 45% female and has an average tenure of 7.9 years.

✓	Board evaluation program: We have strengthened our board evaluation process by including a facilitated evaluation, led by an experienced external resource.
✓

Succession plan for executive officers: We have developed a robust succession planning process for our executive officers and senior leadership designed to ensure we have experienced and capable leaders who are prepared to assume executive roles as they become available.

ManpowerGroup Compensation Principles

Our Committee is guided by a series of principles, listed below. Within the framework of these principles, the Committee considers governance trends, the competitive market, corporate, business unit and individual results, and various individual factors.

ManpowerGroup’s executive compensation guiding principles are to:

•

Pay for results: We tie a significant portion of compensation to the achievement of Company and business unit goals as well as to recognize individual accomplishments that contribute to success. For example, in 2019, approximately 60% of the CEO’s and 56% of the CFO’s target compensation, respectively, was tied to short- and long-term financial performance goals.

•

Not pay for failure: We set threshold goals for each performance-based incentive element of our executive compensation program. The Committee believes these threshold goals are the lowest acceptable levels at which it is appropriate for the NEOs to receive an award. If the threshold level is not met, NEOs do not receive a payout related to that performance measure. In 2019, our results were between the threshold level and target level for EPS and Revenue and between the target level and outstanding level for ROIC under the annual incentive plan. OPMP was between the threshold level and target level under the performance share unit grants.

•

Align with shareholder interests: The Committee sets performance goals and chooses compensation elements that closely align executives’ interests with those of shareholders. For example, performance share units, which make up approximately 44% of target compensation for the CEO and 38% for the CFO, respectively, are tied to operating profit margin, which we believe helps to drive enterprise value. Stock options

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Compensation Discussion and Analysis

and restricted stock units are directly aligned with shareholders’ economic interests as the ultimate value the NEOs realize is dependent upon the value of our stock. In addition, a substantial portion of the annual cash incentive awards paid to our CEO and CFO is based on achievement of EPS, ROIC and Revenue goals for the year.

•	Balance cash and equity: We balance the mix of cash and equity compensation to align compensation to both long- and short-term results of the Company.

•

Use internal and external performance reference points: We evaluate the elements of our compensation program against appropriate comparator company practices as well as other executives within the Company. However, identifying our competitive market is a challenge. See page 37 for further information regarding our competitive market.

•

Recognize the cyclical nature of our business: Our business is highly cyclical, and our financial results are impacted by global economic cycles, which are difficult to predict. In determining executive compensation, the Committee tries to strike an appropriate balance between fixed and variable pay, and to create meaningful incentives at all points in an economic cycle.

•

Pay competitively: In order for ManpowerGroup to be successful, we need senior executives who have the capability and experience to operate in a global and complex environment. The Committee believes it must provide pay opportunities to the NEOs that are competitive in order to attract and retain executives of this caliber.

•

Attract and retain executives: The Company structures its compensation program for the NEOs so that the overall target outcome generally falls within the median of the competitive market. The Committee believes this is the appropriate level to provide in order to attract and retain executives.

•

Assure total compensation is affordable: Our NEOs’ compensation is variable year-over-year, which means compensation is higher when financial objectives are achieved, and incremental compensation is more affordable for the Company and compensation is lower when financial results decline, and it is less affordable for the Company. In addition, payouts under the annual cash incentive plan and the performance share units are capped at the outstanding performance levels, which make the maximum cost predictable and ensures affordability.

•

Clearly communicate plans so that they are understood: We clearly communicate to each NEO their specific goals, targets and objectives to ensure our executives are focused on achieving the financial and operational results that the Committee believes will best promote shareholder value.

Say on Pay Vote

ManpowerGroup held a non-binding shareholder advisory vote at its 2019 Annual Meeting of Shareholders to approve the compensation of ManpowerGroup’s NEOs, also known as “Say on Pay.” This shareholder resolution was approved by approximately 95% of the votes cast. This was the sixth consecutive year we received a say on pay result above 90%, which we believe demonstrates our shareholders’ satisfaction with the alignment of our NEOs’ compensation with the Company’s performance. In some years, this result has been as high as 98%. Accordingly, we have not made significant changes to the compensation program for 2020 in response to this vote.

Shareholder Engagement

We believe that shareholder engagement is an important part of our governance practices. Over the past five years, we have enhanced our shareholder outreach program, to better understand our investors’ perspectives on our compensation philosophies and our governance structure, and to answer their questions. These efforts are conducted by members of executive management, and have included:

•	Contacting our top shareholders, representing more than 50% of our shares.

•	Meeting with shareholders representing approximately 40% of our shares.

•	Presenting shareholder feedback to the Committee as well as the nominating and governance committee.

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Compensation Discussion and Analysis

The Committee evaluated this feedback, as well as our say on pay voting results (95% in 2019 and 92% in 2018), among other factors in developing our executive compensation programs as discussed in this CD&A. Similarly, our nominating and governance committee has reviewed the feedback concerning our governance practices in developing our governance policies, including our approach to board refreshment.

Additionally, our executive management team, primarily through our Chairman and CEO and Executive Vice President and CFO, regularly engage in dialogue with our shareholders through our quarterly earnings calls, investor meetings and conferences, and other channels for communication.

Compensation Elements

The following are the main elements used by ManpowerGroup in its compensation program in 2019 along with key decisions by the Committee related to those elements:

Compensation Element	Key Characteristics	Objective and Determination	2019 Decisions
Base Salary	Fixed compensation for performing the core areas of responsibility in amounts that are competitive in the markets in which we operate.

Provide fixed compensation for performing the core areas of responsibility of the NEO. These are reviewed annually and adjusted when appropriate.

Factors used to determine base salaries:

•  NEO’s experience, skill, and performance.

•  The breadth of the NEO’s responsibilities.

•  Internal equity among other NEOs.

•  Pay relative to market.

• All NEOs except Mr. Prising received an increase in salary in 2019.
Annual Incentive Award	Variable compensation payable in cash based on performance against annually established goals and assessment of individual performance.

Motivate and reward NEOs for achievement of key strategic, operational and financial measures over the year.

Measures used to determine annual incentive for NEOs in 2019:

•  The annual incentives for the NEOs were made under the Annual Incentive Plan (“Incentive Plan”). The Incentive Plan provides for the payment of annual cash rewards to a participant based on the Company’s attainment of one or more performance metrics and operating objectives established for that participant for the relevant year. The maximum individual limit in any year under the Incentive Plan is $5 million.

•  The performance metrics used to determine NEOs annual incentive were EPS, ROIC and Revenue for all NEOs.

•  The EPS and Revenue levels achieved were between the threshold and target level. The ROIC level achieved was between the target and outstanding level.

•  Each of the NEOs received a percentage of their incentive for achieving a specified level of their individual operating objectives.

•  See page 40 for more information.

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Compensation Discussion and Analysis

Compensation Element	Key Characteristics	Objective and Determination	2019 Decisions
Performance Share Units

Variable compensation payable in shares of stock.

The performance share units vest based on achievement of a pre-established performance metric over a period of time. If goals are not met, shares are not received.

Motivate and reward NEOs for performance against long-term financial objectives to align the interests of the NEOs with long-term shareholder value. Target amount awarded is determined based on job scope, market practice and individual performance.

Measures used to determine performance share units earned:

•  A threshold level of average operating profit margin percent must be achieved during the 2019-2021 performance period to receive any performance share unit vesting.

•  Payout levels for threshold, target and outstanding results are determined, and the actual payout percentage is calculated by interpolation.

•  However, if average operating profit does not meet a certain pre-determined dollar “gate” over the 2019-2021 performance period, NEOs will not receive more than 100% of the target level payout.

•  The performance share units granted in 2019 include a modifier to the final performance share unit payout that can increase or decrease the final payout by up to 30%. At the end of the three-year performance period, the Committee will assess the achievement of pre-established strategic growth objectives and increase or decrease the final payout percentage by up to 30%. The total payout cannot be below threshold or exceed outstanding levels.

•  In 2019, performance share units represented approximately 60% of the total long-term equity incentive grants awarded to all of the NEOs, except for Ms. Swan who did not receive performance share units in 2019.

•  Also in 2019, for the performance share units granted in 2017, the NEOs earned 86% of target performance share units based on the three-year performance period ended December 31, 2019.

•  See page 45 for more information.

Restricted Stock Units	Variable compensation payable in shares of stock. 100% of the restricted stock units vest on the third anniversary date.

•  Restricted stock units cliff vest in full after three years and are paid in stock.

•  Through stock price and dividend equivalents, restricted stock units directly align NEOs with the shareholders and add balance to the compensation program as they provide both upside potential and downside risk and add an additional retention incentive. Amount awarded is determined based on job scope, market practice and individual performance.

• Approximately 20% of all of the NEOs’ long-term equity incentive grants in 2019 were in the form of restricted stock units. In the case of Ms. Swan, this figure was 100%.

33 | ManpowerGroup

Compensation Discussion and Analysis

Compensation Element	Key Characteristics	Objective and Determination	2019 Decisions
Stock Options	Nonqualified stock options that expire in ten years and become exercisable ratably over four years.	• Align the interests of the NEOs with long-term shareholder value as well as retain executive talent. Amount awarded is determined based on job scope, market practice and individual performance.	• Approximately 20% of all of the NEOs’ long-term equity incentive grants in 2019 were in the form of stock options, except for Ms. Swan who did not receive stock options in 2019.
Qualified Retirement Plans	Generally not available to NEOs.

•  No pension plan benefit in the United States, as we froze the qualified, noncontributory defined benefit pension plan, as well as the nonqualified, noncontributory defined benefit deferred compensation plans as of February 29, 2000.

•  Although we maintain a qualified 401(k) plan in the United States, our NEOs are not eligible to participate (except as described in the following sentence) because of limitations on participation by highly compensated employees under the rules governing such plans. NEOs are eligible to participate only in the first year of their employment (after which they are eligible to participate in the nonqualified savings plan) and in making catch-up contributions for individuals over the age of 50.

• Ms. Swan and Mr. Buchband participated in the catch-up contribution under the 401(k) plan in 2019.
Nonqualified Savings Plan

Similar to a 401(k) plan, however not as flexible in regard to timing of the payouts of the retirement benefits for nonqualified plans. These benefits are unsecured and subject to risk of forfeiture in bankruptcy.

		• Used to provide NEOs with reasonably competitive benefits to those in the competitive market. NEOs are eligible to participate after the first year of employment.	• Mr. Prising, Mr. McGinnis, Ms. Swan and Mr. Buchband participated in the NQSP in 2019.
Career Shares

Used selectively by the Committee, taking into account what is most appropriate for a NEO in view of the retention incentive provided by the award. Restricted stock units vest completely on a single date several years into the future.

		• Used as an incentive in the form of restricted stock units to attract and retain executives. The Committee considers each year whether to make any such grants and to whom.	• No grants of career shares were made to the NEOs in 2019.
Other Benefits	Used to attract and retain talent needed in the business.

•  Additional benefits include financial planning reimbursement, broad-based automobile benefits, selected benefits for expatriate executives, participation in broad-based employee benefit plans, and certain other benefits required by local law or driven by local market practice.

• Limited participation by the NEOs in these programs.

Pay for Results

Our executive compensation program is designed to motivate our NEOs to contribute to the Company’s long-term performance and success. As such, the following pay components include pay for results features:

•

Annual Incentive Award: For 2019, performance goal ranges for our cash-based annual incentive award were established for Messrs. Prising, McGinnis, Buchband and Chandrashekar and Ms. Swan for the performance metrics EPS, ROIC and Revenue. Award opportunities are established for achievement at

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Compensation Discussion and Analysis

threshold, target and outstanding levels. Payouts are generally based on actual performance on these metrics as well as the individual operating objectives for each NEO.

•

Performance Share Units: Approximately 60% of the NEOs’ long-term awards for 2019 were made in the form of performance share units, except for Ms. Swan who did not receive a performance share unit grant in 2019. As stated earlier, the NEOs receive a certain number of shares of stock at the end of a specified period based on achievement measured against pre-established performance goals for that period, typically operating profit margin percent. For 2019, the Committee again used a three-year performance period (2019-2021) for performance share unit awards. Award opportunities are established for achievement at threshold, target and outstanding levels. The Committee believes using operating profit margin percent is appropriate because it is a driver of shareholder value.

For 2019, the Committee also introduced a modifier to the final performance share unit payout that can increase or decrease the final payout by up to 30%. The modifier is based on an evaluation of pre-established strategic growth objectives over the performance period. At the end of the three-year performance period, the Committee will assess the achievement of the strategic growth objectives and increase or decrease the final performance share unit payout percent by an amount up to 30%. The modifier will not decrease the payout below the threshold level nor increase the payout above the outstanding level.

•

Stock Options: Approximately 20% of the NEOs’ long-term awards are made in the form of stock options, except for Ms. Swan who did not receive a stock option grant in 2019. The Committee believes stock options provide an important overall longer-term incentive for the NEOs. Because stock options are granted at a specific value on the date of grant, the ultimate compensation realized will depend on the stock price at the time of exercise.

Target Total Compensation

Target total compensation is the value of the compensation package that is intended to be delivered based on performance against pre-established goals. The following chart illustrates for each of the NEOs the composition of his or her target total compensation for 2019 among the various compensation elements:

2019 Target Compensation Components

The Committee’s compensation consultant, Mercer, provides the Committee with market data that is used in setting target levels for compensation for the NEOs. Actual compensation paid out to the NEOs in a given year may vary significantly from the target levels depending on the actual performance achieved under the pre-established financial and operating goals set by the Committee. The target compensation is detailed for each NEO in the following table.

35 | ManpowerGroup

Compensation Discussion and Analysis

This table outlines the values of the various elements and the percentage of each NEO’s total target compensation package that is variable (both short- and long-term) and performance-based (both short- and long-term).

2019 NEO Target Compensation

NEO	Base Salary	Annual Incentive	Stock Options(1)	Performance Share Units(1)	Restricted Stock Units(1)	Total 2019 Target Comp	% Total 2019 Target Comp Variable(2)	% Total 2019 Target Comp Performance- Based(3)
	$	$	$	$	$	$
Jonas Prising	1,250,000	2,000,000	1,850,009	5,550,006	1,850,030	12,500,045	90%	75%
John T. McGinnis	725,000	725,000	510,002	1,530,040	510,042	4,000,084	82%	69%
Mara E. Swan	655,000	491,250	—	—	1,350,036	2,496,286	74%	20%
Richard Buchband	525,000	315,000	160,002	480,069	160,079	1,640,150	68%	58%
Ram Chandrashekar	672,678	504,509	380,012	1,140,058	380,019	3,077,276	78%	66%

(1)	The value of equity awards in this table represents the grant date fair value of the equity awards at the target levels granted in 2019, as computed in accordance with FASB ASC Topic 718.

(2)	Includes annual incentive, stock options, performance share units and restricted stock units.

(3)	Includes annual incentive, stock options and performance share units.

Balancing Short- and Long-Term Compensation

The Committee also considers how much incentive compensation is short-term in nature, and how much is long-term, with the intention that a significant portion of incentive compensation be based on the long-term performance of the Company. This reduces the risk that executives will place too much focus on short-term achievements to the detriment of the long-term success of the Company.

The following chart details how incentive compensation is allocated between short-term (annual cash incentive) and long-term incentive compensation (stock options, performance share units and restricted stock units) for each of the NEOs.

2019 Long-Term vs. Short-Term Incentive

Compensation

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Compensation Discussion and Analysis

Market Positioning: We Target Compensation Outcomes to the Median of the Competitive Market

The Company’s practice is to target compensation outcomes generally to the 50th percentile of compensation paid in the competitive market for target results. Our maximum award opportunities for outstanding results are generally set to approximate the 75th percentile of the competitive market. This is not strictly formulaic, and some compensation levels or award opportunities may fall above or below the reference points. When setting each component of compensation, the Company takes into consideration the allocation of awards in the competitive market between current cash compensation and non-cash compensation including stock options, performance share units and restricted stock units.

How We Determine the Competitive Market: Challenges in Identifying a Relevant Peer Group

In alignment with its compensation principles, the Committee devotes considerable effort to identifying an appropriate competitive market for benchmarking our executive compensation. This process is conducted and reviewed annually. The following outlines the analysis by the Committee, and its independent compensation consultant, Mercer, to develop meaningful peer groups. As discussed further below, the Committee has determined that simply benchmarking against other U.S. companies in our industry would not yield a meaningful peer group — we present a different profile, being significantly larger, more complex, and more global in scope than other U.S.-listed companies in our industry.

The Committee primarily utilizes a customized peer group developed by Mercer consisting of companies within the S&P 500. For ManpowerGroup, Mercer has removed companies that are not comparable to us, to arrive at a research subset of 90 companies within the S&P 500 with minimum revenues of approximately $14 billion, maximum revenues of approximately $42 billion, and median revenues of $21 billion. The Committee believes that using this group provides a robust basis for assessing the competitive range of compensation for senior executives of companies of ManpowerGroup’s scale and that it also represents the universe of top-tier companies we consider when looking for executive talent. A list of the companies included in the peer group used by ManpowerGroup is attached as Appendix A-1.

One reason we utilize the customized set of comparison companies is that it is difficult to find an industry-specific group of peer companies. Our two largest competitors, Adecco and Randstad, are based in Europe, and although we review available compensation data for these two companies, their pay practices are different and disclosure practices differ. Our nearest U.S. public competitor had much smaller revenue — approximately $6.1 billion in 2019 compared to our revenue of $20.9 billion — and the other U.S. public competitors are even smaller. Mercer has confirmed to the Committee that attempting to use such competitors would not produce meaningful data.

The Committee also utilizes data from U.S. compensation surveys published by Mercer and other third-party data providers that are recommended by Mercer as a means to evaluate compensation for certain NEO positions. For the CEO and CFO, their positions were only compared to companies within the subset group of the S&P 500. Compensation for global functional leaders was compared against compensation survey data recommended by Mercer for executives with similar roles and responsibilities. For Ms. Swan, her position was compared to human resource management executives of companies within the subset group of the S&P 500 and secondarily compared with U.S. compensation survey data of human resource management executives. For Mr. Buchband, his position was only compared with U.S. compensation survey data of legal executives. Both Ms. Swan’s and Mr. Buchband’s market data were adjusted to reflect the scope of their responsibilities. For Mr. Chandrashekar, his position was compared to information technology executives of companies within the subset group of the S&P 500 and secondarily compared with compensation survey data of Chief Information Officers (CIO). For executives whose positions were located outside of the U.S., ManpowerGroup also took into account international (regional and local) compensation survey data in an effort to set compensation that is not only equitable among the members of a global team, but also competitive within the global markets where ManpowerGroup competes for talent.

Prior to setting compensation for 2019 for our NEOs, the Committee reviewed the following table which illustrates how the total opportunity at target performance for total direct compensation for 2018 compared to the median compensation of executives in similar positions taken from the primary data source used for that executive.

37 | ManpowerGroup

Compensation Discussion and Analysis

Total Direct Compensation

NEO	% Variance Median of Competitive Market(1)
Jonas Prising	(14)%
John T. McGinnis	(16)%
Mara E. Swan	(18)%
Richard Buchband	1%
Ram Chandrashekar	14%

(1)

For Mr. Prising and Mr. McGinnis the primary data source was the peer group subset of the S&P 500. For Ms. Swan and Mr. Chandrashekar, the primary data source was a composite of the peer group subset of the S&P 500 and published surveys. For Mr. Buchband, the primary data source was published surveys.

It was observed that target compensation for 2018 for several of the NEOs fell below the median total direct compensation. The Committee determined that in light of this, adjustments to the NEOs total direct compensation would be appropriate. In 2019, Mr. Prising received an increase in equity as well as an increase in his target opportunity for his annual incentive to 160%, compared to 150% in 2018. Mr. McGinnis received an increase in both base salary and equity and Messrs. Chandrashekar and Buchband and Ms. Swan received an increase in base salary in 2019.

Assessing Individual Factors

An individual NEO’s total compensation or any element of compensation may be adjusted upwards or downwards relative to the competitive market based on a subjective consideration of the NEO’s experience, potential, tenure and results (individual and relevant organizational results), internal equity (which means that comparably positioned executives within ManpowerGroup should have comparable award opportunities), the NEO’s historical compensation, and any retention concerns. The Committee uses a historical compensation report to review the compensation and benefits provided to each NEO in connection with its compensation decisions concerning that NEO.

The Committee’s Decision-Making Process

The Committee determines the CEO compensation levels, including base salary, establishing and determining the achievement of the financial goals and operating objectives for the annual cash incentives, and any equity-based compensation awards. Generally, the CEO establishes and determines the achievement of the goals and objectives for the annual incentives for the other NEOs, with the Committee making the final determinations. Similarly, the CEO generally recommends to the Committee any salary adjustments, cash incentive awards or equity-based awards for the other NEOs, which are then evaluated and determined by the Committee. Mercer also provides input to the Committee regarding the final 2019 compensation for all of the NEOs. This input reflected the Company’s performance results for 2019, external market references against the peer group, internal compensation references and the individual performance of each of the NEOs. Under the Committee’s charter, compensation for our CEO and CFO is subject to ratification by the board of directors. Accordingly, the board of directors ratified the determinations for Mr. Prising and Mr. McGinnis, who were our executives at this level.

Annual Incentive Plan

In February 2019, the annual incentive awards for our NEOs were granted under the ManpowerGroup Inc. Annual Incentive Plan (the “Incentive Plan”). The Incentive Plan provides for the payment of annual cash awards to a participant based on the Company’s attainment of one or more financial goals and operating objectives established for that participant for the relevant year. Under the Incentive Plan, the participant is assigned award opportunities for threshold, target, and outstanding performance upon the attainment of the financial goal or goals and operating objectives established for the participant, as determined by the Committee at the beginning of the year. Depending upon the actual performance of ManpowerGroup for the year as measured against these financial goals, and the assessment of the participant’s performance in achieving the operating objectives, the participant would be paid a cash award following the close of the year. The maximum award that a participant may receive for any year under the Incentive Plan is $5 million.

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Compensation Discussion and Analysis

Setting Annual Incentive Goals and Equity Awards for Mr. Prising

For 2019, the annual financial goals for the CEO under the Incentive Plan are based on EPS, ROIC and Revenue for the year. The process begins with collaboration among Mercer, the CFO and the Executive Vice President, Global Strategy and Talent. The full Committee then reviews and determines the goals and range of award opportunities for achievement of the goals, including the weighting of each goal for the CEO, subject to ratification by the board of directors. In determining these goals, the Committee considers financial information including historical and projected earnings growth, the prior year financial results and the Company’s expected financial performance for the current year, consulting with management, including financial personnel, and Mercer.

Setting the operating objectives for the CEO begins with the CEO recommending to the Committee the objectives for himself for the year. The Committee reviews and ultimately approves these operating objectives, subject to any adjustments, in the context of ManpowerGroup’s strategic and financial plans.

At each Committee meeting during the year, the Committee reviews the progress the CEO is making towards the achievement of his financial goals and operating objectives for the year. After the close of each year, the Committee reviews and approves, subject to ratification by the board of directors, an award amount for the annual cash incentive based on whether the annual financial goals have been achieved and based on the CEO’s performance towards each of his annual operating objectives.

The Committee will generally determine and approve equity awards to the CEO and the related vesting schedules, at its regularly scheduled meeting in February each year, subject to ratification by the board of directors. The exercise price for any options granted is the closing price on the date of grant.

As part of the decision-making process for the CEO’s compensation matters, any decisions of the Committee or ratifications by the board of directors regarding the CEO’s compensation, are done in executive session without any management present.

Setting Annual Incentive Goals and Equity Awards for Messrs. McGinnis, Buchband, Chandrashekar, and Ms. Swan

The process for setting the annual financial goals for the other NEOs also begins with collaboration among Mercer, the CFO and the Executive Vice President, Global Strategy and Talent selecting the objective financial metrics and establishing proposed goals for those selected metrics for each of the NEOs. The recommended financial metrics and proposed goals are then reviewed and approved by the CEO. The EPS, ROIC and Revenue metrics are used for each NEO, with the same goals as those used for the CEO. The Committee reviews these recommended financial goals, makes any adjustments it deems appropriate and then approves the financial goals and range of award opportunities, including the weighting of each goal.

For 2019, Mr. Prising approved the operating objectives for Messrs. McGinnis, Buchband and Chandrashekar and Ms. Swan, which were reviewed by the Committee.

After the close of each year, the Committee reviews and approves an award amount for the annual incentive to each NEO based on achievement of the NEO’s annual objective financial goals under the Incentive Plan. The CEO determines the recommended amount of any award to each of the NEOs for performance towards each of their annual operating objectives. The CEO presents the recommended award for each NEO to the Committee for its review and approval, subject to ratification by the board of directors for Mr. McGinnis. For Mr. Chandrashekar the Committee approved an incentive for 2019, based on actual results for the year but prorated through his last day of employment.

The Committee generally determines and approves equity awards to the other NEOs, including vesting schedules, at its regularly scheduled meeting in February each year, and as required under the Committee’s charter, subject to ratification by the board of directors in the case of the CFO. These are generally based on recommendations by the CEO (although not with regard to himself). The Committee may make grants to NEOs at other times during the year, as it deems appropriate. The exercise price for any options granted is the closing price on the date of grant.

39 | ManpowerGroup

Compensation Discussion and Analysis

Components of the 2019 Executive Compensation Program — Base Salary

Base salaries for NEOs are set near the median of base salaries paid in the relevant competitive market, for the particular position, subject to individual performance factors as described earlier. For 2019, the Committee increased the base salary for each of the NEOs other than Mr. Prising as described earlier.

Base salary levels affect the value of the annual incentive awarded to the NEOs because the incentive award is awarded as a percentage of base salary. A higher base salary will result in a higher annual incentive, assuming the same level of achievement against goals. The level of severance benefits each NEO may receive is also increased if his or her salary is increased. The value of long-term incentive awards is not determined as a multiple of base salary.

Components of the 2019 Executive Compensation Program — Annual Cash Incentives

As explained previously, all of the NEOs participate in the Incentive Plan, which provides for annual incentive compensation awards that are tied to ManpowerGroup’s financial results. The Incentive Plan provides for the payment of annual cash rewards to a participant based on the Company’s attainment of one or more financial goals and operating objectives established for that participant for the relevant year. The incentive amounts are based on achievement of pre-established goals using these metrics. The Incentive Plan provides for a variety of financial goals that are used in determination of the amount of any annual incentives earned by the NEOs. The financial goals include EPS, ROIC, Revenue, as well as other metrics. The operating objectives are typically tied to broad strategic or operational initiatives.

How the Committee Sets Underlying Goals for EPS, ROIC and Revenue

As noted above, the annual cash incentives for NEOs for 2019 are based on three objective factors — EPS, ROIC, Revenue and individual performance objectives. For EPS, ROIC and Revenue, the Committee sets target outcomes at a number that reflects an annual growth target. For 2019, when setting the targets, the Committee established the targets of EPS and ROIC excluding anticipated restructuring charges. As mentioned earlier, the Committee has also determined to exclude the impact of currency when calculating EPS, ROIC and Revenue to ensure that payments under our annual incentives reflect the underlying performance of our business. The Committee has also determined to exclude the benefit of current year share repurchases in excess of dilution when calculating EPS. For 2019, the Committee also determined to exclude certain other non-recurring items when calculating EPS, ROIC and Revenue, as described in the following calculations:

•

EPS — net earnings per share — diluted, including net earnings from continuing and discontinued operations, but excluding the impact of currency, restructuring charges net of related savings, any cumulative effects of changes in accounting principles, extraordinary items, goodwill impairment or the benefit of current year share repurchases in excess of dilution. Earnings per share are further adjusted for the following items that exceed $10 million individually: tax or regulatory law changes, accounting adjustment related to acquisitions or dispositions where the Company previously held ownership interest; and non-recurring adjustments pertaining to prior periods.

•

ROIC — consolidated net operating profit after taxes divided by average capital. Net operating profit equals earnings before income taxes plus net interest expense and goodwill impairment (including the results of continuing and discontinued operations) minus taxes, excluding the impact of currency and restructuring charges net of related savings. ROIC is further adjusted for the following items that exceed $10 million individually: tax or regulatory changes, accounting adjustments related to acquisitions or dispositions where the Company previously held an ownership interest, and non-recurring adjustments to prior periods. Average capital is the average monthly ending balance of capital employed plus or minus certain adjustments.

•	Revenue — Revenue during the period, including continued and discontinued operations. Revenue is adjusted to exclude the impact of currency and the same adjustments as made to EPS, as applicable.

The EPS target is generally based on the Company’s targeted long-term growth rate for EPS, but may be adjusted year-by-year based on economic conditions and the Company’s expected financial performance for the year. From

2020 Proxy Statement | 40

Compensation Discussion and Analysis

that target, the Committee then sets levels for threshold and outstanding performance. The threshold EPS growth rate reflects a level of performance that is below target but still appropriate for a partial award to be earned. Conversely, the outstanding EPS growth rate reflects a level of performance appropriate for the maximum incentive to be earned. So the comparisons are valid between the two years, the growth rates are based on growth over results of the previous year excluding non-recurring items.

The ROIC target is then determined based on the earnings growth reflected by the EPS target as well as consideration by the Committee of factors relating to the Company’s level of capital. The Revenue target is generally based on the Company’s targeted long-term growth rate for Revenue. Similar to EPS, it may be adjusted year-by-year based on economic conditions and the Company’s expected financial performance for the year.

This methodology is not the same as the Company’s financial budgeting or business outlook for the year. As a result, target performance for purposes of achieving an incentive award will not be the same as performance at the budgeted financial plan, which may be higher or lower than target performance depending on economic conditions and trends at the time.

Why the Company uses EPS, ROIC and Revenue

The Committee believes using EPS as a performance goal keeps the NEOs focused on producing financial results that align with shareholder interests. In that regard, ManpowerGroup is in a cyclical business, which is influenced by economic and labor market cycles that are outside of ManpowerGroup’s control, and it is important that the senior executives manage short-term results closely to be able to adjust strategy and execution in quick response to external cycle changes. The Company uses ROIC as a performance goal for the NEOs because it measures how effectively our senior management is converting our services into cash. Although we are a provider of services, and not a manufacturer of products, our business is still highly capital intensive. Our requirement for capital arises from the timing characteristics of our business. We typically pay our associates and consultants before we can bill and collect from our clients. Using an ROIC metric incentivizes our executives to carefully manage our accounts receivable and other capital investments in order to maximize the return on capital deployed. Our goal is to continuously improve our internal capital employed each year resulting in stable to improving ROIC. For 2019, the Committee determined to include Revenue as a performance goal in order to incentivize top-line growth, in addition to profitability. It should be noted that, for 2019, the Committee determined that the newly-created Revenue goal should represent a smaller component of the annual incentive awards to our NEOS than the goals for EPS and ROIC, as shown for each of the NEOs below.

For 2019, the Committee continued its practice of setting threshold, target and outstanding goals for EPS and ROIC that were based on its view of appropriate rates of EPS growth compared to prior year achievement. The Committee set threshold, target and outstanding goals for Revenue that were based on its view of appropriate Revenue growth. In setting these levels for 2019, the Committee assumed continued softening in global economic conditions. Correspondingly, the EPS, ROIC and Revenue targets for outstanding performance represent what the Committee believed was an appropriate growth rate for outstanding performance. The Committee believed the threshold levels for EPS, ROIC and Revenue were the minimum levels at which it would be appropriate to earn an incentive, based on global economic conditions as they existed at the time when the goals were set.

Our business is historically cyclical and is impacted by numerous macroeconomic conditions, as noted above in the Executive Summary. The Committee sets each year’s target levels at the beginning of the year, based on both macroeconomic factors and the Company’s business outlook for the coming year, and does so independently of where the target levels have been set for the prior year. Given the cyclical nature of our business, this may result in targets being set lower than for the prior year, as occurred in 2019.

The following table shows the EPS, ROIC and Revenue goals established by the Committee for 2019:

Goal	Threshold	Target	Outstanding
EPS	$6.82	$8.09	$9.30
ROIC	11.3%	13.2%	15.0%
Revenue (in billions)	$21.0	$22.0	$22.9

41 | ManpowerGroup

Compensation Discussion and Analysis

Annual Incentive Award Opportunities by NEO

Jonas Prising — Annual Incentive Award Opportunities

The Committee determined that EPS, ROIC and Revenue were the appropriate performance metrics in 2019 for Mr. Prising as the CEO. The following chart shows the Committee’s determination of award opportunities for the annual incentive payable to Mr. Prising for 2019, as a percentage of his 2019 base salary of $1,250,000:

	Threshold	Target	Outstanding
EPS goal (weighted 30%)	12.00%	48.00%	96.00%
ROIC goal (weighted 30%)	12.00%	48.00%	96.00%
Revenue goal (weighted 20%)	8.00%	32.00%	64.00%
Operating Objectives (weighted 20%)	8.00%	32.00%	64.00%
Total	40.00%	160.00%	320.00%

The operating objectives for Mr. Prising for 2019 were as follows:

•	Execute strategic initiatives focused on digitization and transformation of the business

•	Diversify the business

•	Develop a robust and diverse talent pipeline, including deepening capabilities of employees

•	Test and execute new delivery models to drive innovation

•	Plan, design and execute strategic initiatives focused on transformation of the business

The Committee determined that Mr. Prising earned a cash incentive award for 2019 between threshold and target for EPS and Revenue, and between target and outstanding for ROIC. The Committee also approved an incentive award to Mr. Prising based on its determination of the level of performance towards achievement of his various operating objectives. Based on these accomplishments, the Committee determined to pay the 2019 award to Mr. Prising as follows:

	Target Award	Actual Award
CEO	$2,000,000	$1,995,564

For 2019, the calculation for EPS and ROIC for Mr. Prising and the other NEOs excluded the following:

•	impact of changes in foreign currency exchange rates;

•	a goodwill impairment charge;

•	restructuring costs net of related savings;

•

the contribution to our results of the Switzerland franchise, following the Company’s acquisition of the remaining interests in 2019 as well as the impact of the deconsolidation of our Chinese joint venture;

•	One-time accounting gains associated with both the acquisition of the remaining interest of our Swiss Franchise and the deconsolidation of our Chinese joint venture; and

•	Tax adjustments that were greater than $10 million.

EPS also excluded the impact of share repurchase activity during the year except to the extent necessary to offset dilution resulting from shares issued under equity plans. The calculation of Revenue excluded the impact of changes in foreign currency exchange rates. See page 26 in the Executive Summary for further detail.

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Compensation Discussion and Analysis

John T. McGinnis — Annual Incentive Award Opportunities

Similar to the CEO, the Committee determined EPS, ROIC and Revenue as the appropriate performance metrics for Mr. McGinnis as the CFO.

The following chart shows the Committee’s determination of award opportunities for the annual incentive payable to Mr. McGinnis for 2019, as a percentage of his 2019 base salary of $725,000.

	Threshold	Target	Outstanding
EPS goal (weighted 30%)	7.5%	30.0%	60.0%
ROIC goal (weighted 30%)	7.5%	30.0%	60.0%
Revenue (weighted 20%)	5.0%	20.0%	40.0%
Operating Objectives (weighted 20%)	5.0%	20.0%	40.0%
Total	25.0%	100.0%	200.0%

The operating objectives for Mr. McGinnis for 2019 were as follows:

•	Deepen leadership impact to meet or exceed strategic and operational goals

•	Strengthen senior leadership talent within the finance department, including onboarding of new talent to improve capabilities and strengthen the finance department

The Committee determined that Mr. McGinnis earned a cash incentive award between threshold and target for 2019 for EPS and Revenue, and between target and outstanding for ROIC. The Committee also approved an incentive award for Mr. McGinnis based on its determination of the level of performance towards achievement of his operating objectives. Based on these accomplishments, the Committee determined to pay the 2019 award to Mr. McGinnis as follows:

	Target Award	Actual Award
CFO	$725,000	$788,655

Mara E. Swan — Annual Incentive Award Opportunities

The Committee determined EPS, ROIC and Revenue were the appropriate performance metrics for Ms. Swan, Executive Vice President, Global Strategy and Talent.

The following chart shows the Committee’s determination of award opportunities for the annual incentive payable to Ms. Swan for 2019, as a percentage of her 2019 base salary of $655,000:

	Threshold	Target	Outstanding
EPS goal (weighted 30%)	7.5%	22.5%	45.0%
ROIC goal (weighted 30%)	7.5%	22.5%	45.0%
Revenue (weighted 20%)	5.0%	15.0%	30.0%
Operating Objectives (weighted 20%)	5.0%	15.0%	30.0%
Total	25.0%	75.0%	150.0%

The operating objectives for Ms. Swan for 2019 were as follows:

•	Develop and execute on value and share strategy for several of our brands

•	Collaborate with the CEO to map out the evolution of the Company’s brand and organization model

•	Develop human resource roadmap to support transformation

43 | ManpowerGroup

Compensation Discussion and Analysis

The Committee determined that Ms. Swan earned a cash incentive award between threshold and target for 2019 for EPS and Revenue, and between target and outstanding for ROIC. The Committee also approved an incentive award to Ms. Swan based on its determination of the level of performance towards achievement of her operating objectives. Based on these accomplishments, the Committee determined to pay the 2019 award to Ms. Swan as follows:

	Target Award	Actual Award
EVP, Global Strategy and Talent	$491,250	$588,714

Richard Buchband — Annual Incentive Award Opportunities

The Committee determined EPS, ROIC and Revenue were the appropriate performance metrics for Mr. Buchband, Senior Vice President, General Counsel and Secretary.

The following chart shows the Committee’s determination of award opportunities for the annual incentive payable to Mr. Buchband for 2019, as a percentage of his 2019 base salary of $525,000.

	Threshold	Target	Outstanding
EPS goal (weighted 30%)	7.5%	18.0%	36.0%
ROIC goal (weighted 30%)	7.5%	18.0%	36.0%
Revenue (weighted 20%)	5.0%	12.0%	24.0%
Operating Objectives (weighted 20%)	5.0%	12.0%	24.0%
Total	25.0%	60.0%	120.0%

The operating objectives for Mr. Buchband for 2019 were as follows:

•	Meet/exceed growth rate of gross profit of certain competitors

•	Make progress towards transformation initiatives

•	Provide strong leadership and strategic direction to global legal function

•	Serve as trusted advisor to the board of directors and executive team

The Committee determined that Mr. Buchband earned a cash incentive award between threshold and target for 2019 for EPS and Revenue, and between target and outstanding for ROIC. The Committee also approved an incentive award for Mr. Buchband based on its determination of the level of performance towards achievement of his operating objectives. Based on these accomplishments, the Committee determined to pay the 2019 award to Mr. Buchband as follows:

	Target Award	Actual Award
Senior Vice President, General Counsel and Secretary	$315,000	$333,585

Ram Chandrashekar — Annual Incentive Award Opportunities

The Committee determined that EPS, ROIC and Revenue were the appropriate performance metrics for Mr. Chandrashekar, the former Executive Vice President, Operational Excellence, Technology and Transformation.

The following chart shows the Committee’s determination of award opportunities for the annual incentive payable to Mr. Chandrashekar for 2019, as a percentage of his 2019 base salary of $672,678:

	Threshold	Target	Outstanding
EPS goal (weighted 30%)	7.5%	22.5%	45.0%
ROIC goal (weighted 30%)	7.5%	22.5%	45.0%
EPS goal (weighted 20%)	5.0%	15.0%	30.0%
Operating Objectives (weighted 20%)	5.0%	15.0%	30.0%
Total	25.0%	75.0%	150.0%

2020 Proxy Statement | 44

Compensation Discussion and Analysis

The operating objectives for Mr. Chandrashekar for 2019 were as follows:

•	Accelerate the development of the Experis brand, achieving operational and strategic plan objectives

•	Support the CEO in managing operations, including driving operation excellence in tandem with transformation initiatives

As stated earlier, Mr. Chandrashekar left the Company effective October 31, 2019. Under the terms of the Incentive Plan, Mr. Chandrashekar was entitled to receive a prorated annual incentive for 2019 based on actual performance results for the objectives first approved for him in February 2019.

The Committee determined that Mr. Chandrashekar earned a cash incentive award between threshold and target for 2019 for EPS and Revenue, and between target and outstanding for ROIC. The Committee also approved an incentive award for Mr. Chandrashekar based on its determination of the level of performance towards achievement of his operating objectives. Based on these accomplishments, the Committee determined to pay the 2019 award to Mr. Chandrashekar as follows:

	Target Award(1)	Actual Prorated Award
EVP, Operational Excellence, IT and Transformation	$504,509	$419,734

(1)

The target award amount for Mr. Chandrashekar is based on his full annual salary in 2019. His actual award represented 74.9% of target and was prorated through his last day of employment. His target and actual award received have been translated at an exchange rate of 0.789017 (in U.S. Dollars), which was the exchange rate on February 11, 2014, the date Mr. Chandrashekar was promoted an executive officer.

Components of the 2019 Executive Compensation Program — Long-Term Incentives

Each year the Committee determines the appropriate mix of performance share units, stock options and restricted stock units that should comprise the long-term incentives for the NEOs. This flexibility allows the Committee to tailor its program to create the incentive structure that it believes will best align executive performance and the needs of the Company. The Committee determined for 2019 that the performance needs of the Company would be best met through a package of awards for the NEOs made up of 60% performance share units, 20% stock options and 20% restricted stock units. We believe this will further align the NEOs’ interests with long-term shareholder value, particularly as 60% of the awards vest based on the achievement of performance criteria. This structure was modified by the Committee for Ms. Swan in 2019, in anticipation that she would choose to retire in 2020. Her awards took the form of restricted stock units. She was not granted performance share units or stock options in 2019.

The performance share units, stock options and restricted stock units awarded in 2019 have the characteristics below. The specific long-term incentive grants for each officer are shown in the Grants of Plan Based Awards table on page 56.

Performance Share Units

For the performance share units granted in 2019, vesting will be based on achievement of a pre-established goal for average annual operating profit margin percent, over a three-year period ending December 31, 2021. The Committee believes operating profit margin percent correctly focuses executive officers on the long-term profitability of the Company. Following completion of the 2019-2021 performance period, the Committee will compare operating profit margin percent performance against target levels to determine the performance share unit payout.

For 2019, the Committee also added a modifier to the final performance share unit payout that can increase or decrease the final performance share unit payout (which will be determined based on the OPMP for the 3-year performance period and the performance gate) by up to 30%. Under this new feature, the Committee establishes strategic growth objectives at the time of the performance share unit grant (in this case, in February 2019) and then

45 | ManpowerGroup

Compensation Discussion and Analysis

will evaluate how well management has performed against those pre-established strategic growth objectives during the performance period. The number of shares earned will vest and be settled in common stock in February 2021, after the Committee determines the achievement of the performance goals and assesses the achievement of the strategic growth objectives. The specific strategic growth objectives are summarized below.

Why the Company Uses Annual Operating Profit Margin and How it Sets Goals

The following table shows the goals established by the Committee for the 2019-2021 performance period for these performance share units and the associated payout percentage:

	Threshold	Target(1)	Outstanding
Average Operating Profit Margin Percent 2019-2021	2.60%	3.60%-3.90%	4.10%
Payout Percentage	50%	100%	200%

(1)

For 2019, an OPMP range was established for target level performance as the Committee determined setting a precise goal was challenging given uncertainty in the economic environment at the time of grant.

To determine the average operating profit margin percent at the end of the three-year period, the actual performance results from each year will be averaged to determine the three-year average performance results. The final award will be determined by using the 3-year payout scale relative to the 3-year average performance. For clarity, an OPMP within the range of 3.60%-3.90% will be considered to be “at target” performance. For results between 2.60% and 3.60% the payout percentage will be calculated by interpolation, and the same method will be used for results between 3.90% and 4.10%.

When determining the financial goals for 2019, the Committee determined that for the 2019 financial year, certain items would be excluded from the OPMP calculation, as described in the following calculation:

•

OPMP — annual operating profit divided by revenue from services, with adjustments to be made (a) to reverse the impact of a change in accounting method during the performance period, or (b) for any of the following items that exceed $10 million in any year: goodwill impairment, nonrecurring restructuring gains or charges, accounting adjustments related to acquisitions or dispositions where the Company previously held an ownership interest, litigation charges/settlement, non-recurring accrual adjustments pertaining to periods outside of the period of measurement. In addition, the Committee may determine to adjust operating profit margin to reflect the impact of significant regulatory developments or material acquisitions made by the Company.

Based on the above definition, for 2019, the operating profit margin percent calculation for the NEOs excluded the following:

•	a goodwill impairment charge;

•	restructuring costs net of related savings;

•	the contribution to our results of the Switzerland franchise, following the Company’s acquisition of the remaining interests in 2019;

•	impact of the deconsolidation of our Chinese joint venture; and

•	One-time accounting gains associated with both the acquisition of the remaining interest of our Swiss Franchise and the deconsolidation of our Chinese joint venture.

Our business is historically cyclical and is impacted by numerous macroeconomic conditions, as noted above in the Executive Summary. The Committee sets each year’s target levels at the beginning of the year, based on both macroeconomic factors and the Company’s business outlook for the coming year, and does so independently of where the target levels have been set for the prior year. Given the cyclical nature of our business, this may result in targets being set lower than for the prior year, as occurred in 2019.

An operating profit “gate” was also established for the performance share units to ensure operating profit margins are achieved without significantly decreasing revenues. This gate was set at $725 million, meaning participants cannot receive more than 100% of the target level payout unless average operating profit for the 2019-2021 performance period exceeds $725.0 million.

2020 Proxy Statement | 46

Compensation Discussion and Analysis

As mentioned above, in 2019, the Committee added a modifier to the final performance share unit payout that can increase or decrease the final performance share unit payout by up to 30%. At the end of the 3-year performance period, the Committee will assess the achievement of the strategic growth objectives and may increase or decrease the final performance share unit payout percent (that was determined based on the OPMP for the 3-year performance period and the gate) by an amount up to 30%. The modifier will not decrease the payout below the threshold level nor increase the payout above the outstanding level. The following are the strategic growth objectives set by the Committee for the 2019 grants:

•	Implement, test and execute various innovative initiatives to improve business growth and improve efficiency;

•	Complete technology and transformation transition and strengthen digital brand; and

•	Diversify the business by increasing our footprint in certain countries and markets as well as shifting business mix.

Shares Earned for the 2017-2019 Performance Period

Based on the Company’s average operating margin percent for the 3-year performance period of 2017-2019 of 3.7%, the Committee determined the 2017 performance share unit awards vested at 86% of the target level. The operating profit dollar gate for these awards was also reached. These shares vested and were settled in common stock in February 2020, after the Committee determined the achievement of the performance goals. The number of shares earned for each of the NEOs is as follows:

NEO	Performance Share Units Granted(#)	Performance Share Units Earned(#)
Jonas Prising	52,301	44,892
John T. McGinnis	14,236	12,243
Mara E. Swan	8,356	7,186
Richard Buchband	4,952	4,259
Ram Chandrashekar(1)	11,760	—

(1)

Mr. Chandrashekar left the Company in October 2019, before the end of the performance period and therefore, under the terms of his performance share unit agreement, he did not vest in any performance share units.

Stock Options

The Committee uses stock options to align the interests of the NEOs with long-term shareholder value. Consistent with past years, these will vest ratably over a four-year period.

Restricted Stock Units

As stated earlier, the Committee chose to include restricted stock units because they align the interests of the NEOs with long-term shareholder value and add balance to the compensation program as they provide both upside potential and downside risk. In addition, restricted stock units provide a retention incentive to the NEOs as they are only payable in stock if the NEO remains with the Company through the vesting date. The restricted stock units have a three-year cliff vest.

Career Shares, Retirement and Deferred Compensation Plans

Career Shares

The Committee selectively grants restricted stock units in order to provide a retention incentive. These career shares vest completely on a single date several years into the future. The Committee considers each year whether to make any such grants. None of the NEOs received a career share grant in 2019.

Retirement and Deferred Compensation Plans

ManpowerGroup maintains tax-qualified 401(k) plans for its U.S. employees. For compliance reasons, once an executive is deemed to be “highly compensated” within the meaning of Section 414(q) of the Internal Revenue

47 | ManpowerGroup

Compensation Discussion and Analysis

Code, the executive is no longer eligible to participate in ManpowerGroup’s 401(k) plans except for “catch-up” contributions for employees over 50. ManpowerGroup maintains a separate non-qualified savings plan for “highly compensated” employees, including eligible executives. The non-qualified plan provides similar benefits to the tax-qualified 401(k) plans, including a Company match and enhanced matching contribution. However, the nonqualified savings plan is a poor substitute because of the inflexibility as to the timing of the payouts and taxability of the retirement benefits relative to a qualified plan. Furthermore, the plan benefits are unsecured and subject to risk of forfeiture in bankruptcy. The Committee maintains this program in an effort to provide NEOs with reasonably competitive benefits to those in the competitive market.

As required under applicable law, while Mr. Chandrashekar was employed with the Company, we contributed to the Central Provident Fund of Singapore on behalf of Mr. Chandrashekar. The Central Provident Fund is a nondiscriminatory, tax qualified savings plan operated and managed by the government of Singapore, to which the employers of Singapore-based employees are required to contribute. All employees of our Singapore branch participate in the Central Provident Fund.

Other Benefits

The NEOs are provided health and dental coverage, company-paid term life insurance, disability insurance, paid time off, and paid holiday programs applicable to other employees in their locality. These rewards are designed to be competitive with overall market practices, while keeping them at a reasonable level.

ManpowerGroup reimburses NEOs for financial planning assistance. This benefit is provided to ensure that executives prepare adequately for retirement, file their taxes and conduct all stock transactions appropriately. In addition, for several of our NEOs, the company pays dues at a club in Milwaukee that is used for business entertainment. Any personal use of the club would be covered by the executive; however none of the NEOs used this club for personal use in 2019. ManpowerGroup also reimburses the NEOs for annual physicals.

ManpowerGroup also maintains a broad-based auto program that covers approximately 300 management employees in the U.S., including the U.S. based NEOs, except Mr. Prising who no longer participates in the program. Pursuant to this program, ManpowerGroup pays 75% of the cost of a leased car for participating NEOs. For administrative purposes, beginning in 2020, the Company is phasing out the auto leasing program, and as current leases expire, they will instead be replaced with an auto allowance, including for participating NEOs. Consistent with local practice in Singapore, where Mr. Chandrashekar was based, ManpowerGroup provided him with a car while he was employed by the Company in 2019.

Except in connection with expatriate assignments, as discussed below, ManpowerGroup does not pay tax gross ups on taxable benefits for its NEOs.

We Provide Limited Expatriate Benefits

While Mr. Chandrashekar was employed by the Company, in connection with his role as Executive Vice President, Operational Excellence, Technology and Transformation, Mr. Chandrashekar received tax equalization payments related to any compensation earned for the time required to be spent in the United States as part of his role. He also received certain other benefits, including a car and return visit expenses and payment of his tax preparation expenses.

Severance Agreements

ManpowerGroup has entered into severance agreements (which include change of control benefits) with each of the NEOs. These severance agreements are more fully described on pages 66-68. The Committee believes that severance and change of control policies are necessary to attract and retain senior talent in a competitive market. The Committee also believes that these agreements benefit ManpowerGroup because they clarify the NEOs’ terms of employment and protect ManpowerGroup’s business during an acquisition. Furthermore, the Committee believes that change of control benefits, if structured appropriately, allow the NEOs to focus on their duties and responsibilities during an acquisition.

The agreements do not provide for any tax gross up payments and require a double trigger in order for our NEOs to receive benefits following a change in control.

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Compensation Discussion and Analysis

Governance Features of Our Executive Compensation Programs

We Have Stock Ownership Guidelines for Executive Officers

The Committee believes that NEOs should hold a meaningful stake in ManpowerGroup to align their economic interests with those of other shareholders. To that end, the Committee adopted stock ownership guidelines that currently require each executive to own a target number of shares based on a salary multiple, dependent on the NEO’s position. Under the guidelines, the Committee takes into account actual shares owned by the executive, unvested restricted stock units, and unvested performance share units calculated at the threshold level. The Committee does not consider any stock options or performance share units above the threshold level held by the NEOs. Additionally, to enforce our stock ownership policies, we limit the ability of an executive officer to sell equity until he or she is in compliance with the guidelines. An executive who has not yet met, or who falls below, the stock ownership guidelines, is required to hold 50% of the shares received from the exercise of stock options or the vesting of restricted stock units or performance share units until the ownership guidelines have been satisfied. The following table shows the status as of December 31, 2019 of each of the NEOs guidelines:

NEO	Target as a multiple of salary	Target value($)(1)	Target number of shares(#)	Number of shares held as of December 31, 2019(#)	Status as of December 31, 2019
Jonas Prising	6	6,600,000	94,011	350,240	Guideline Met
John T. McGinnis(2)	4	2,400,000	32,994	65,597	Guideline Met
Mara E. Swan	3	1,680,000	23,931	34,150	Guideline Met
Richard Buchband	2	910,000	12,962	15,551	Guideline Met
Ram Chandrashekar	3	1,710,000	24,359	(3)	(3)

(1)

The target values were set as of May 1, 2014 for all NEOs except Mr. McGinnis. Under the policy, executive officers have five years from January 1, 2014 to attain the targeted ownership levels or five years from date of hire for executive officers that were hired after January 1, 2014.

(2)	The target values for Mr. McGinnis are based on his base salary and stock price on his date of hire.

(3)	Mr. Chandrashekar remained in compliance with his stock ownership guidelines through October 31, 2019, the last day of his employment with the Company.

We Have a Clawback Policy

The Committee maintains a compensation recoupment (“clawback”) policy that is applicable to the members of the Company’s senior management. Under the policy, if the Committee determines an employee engaged in intentional misconduct that causes a financial restatement, the Committee may require the employee to forfeit any outstanding awards, including cash incentives or equity awards that were received as a result of the misconduct.

We Prohibit Hedging, Pledging and Short-Sale Transactions

Under ManpowerGroup’s Insider Trading Policy, all directors, officers and employees of the Company and their respective household members (collectively, “Covered Persons”), including any entities influenced or controlled by a Covered Person, are prohibited from engaging in short sales or hedging transactions involving ManpowerGroup securities, including forward sale or purchase contracts, equity swaps or exchange funds. Covered Persons are also prohibited from engaging in puts, calls or other options or derivative instruments involving ManpowerGroup securities. Further, we do not allow Covered Persons to pledge ManpowerGroup securities at any time, which includes having ManpowerGroup stock in a margin account or using ManpowerGroup stocks as collateral for a loan.

Realizable Pay in 2019

We also calculate realizable pay for Mr. Prising. This is a measure of the value of compensation granted or awarded during the reporting year. It shows the impact of Company performance and stock price on potential pay values for Mr. Prising, and provides an alternative means to the Summary Compensation Table on page 54 to evaluate the alignment between pay and performance.

49 | ManpowerGroup

Compensation Discussion and Analysis

In particular, our calculation of realizable pay does not value equity awards using the accounting grant date fair value metric, as required in the Summary Compensation Table under Topic 718. Instead, for realizable pay we measure equity awards at their period-end value, in this case using the year-end stock price on December 31, 2019 of $97.10.

For realizable pay our method of calculating equity award values is as follows:

•	Stock Options. We use the “intrinsic value” of the stock options granted to Mr. Prising in February 2019, meaning the spread between the grant price and the price of the underlying stock at year end.

•	Restricted Stock Units. We use the year-end value of the restricted stock units awarded to Mr. Prising in February 2019 and value these shares using the year-end stock price on December 31, 2019.

•	Performance Share Units. We calculate performance share units using the target performance shares granted in 2019 and value these shares using the year-end stock price on December 31, 2019.

Our realizable pay calculation reflects the significant equity component of Mr. Prising’s total compensation and illustrates how the value of Mr. Prising’s 2019 compensation is sensitive to movements in our stock price. The Company’s stock price increased significantly during 2019: from $64.80 on January 1, 2019 to $97.10 as of December 31, 2019. In addition, the December 31, 2019 stock price was higher than the fair market value used to value the equity grants of $84.83 as of February 15, 2019 (the closing stock price on the date of grant). This appreciation in stock price resulted in Mr. Prising’s calculated realizable pay being $13.1 million for 2019. This is slightly higher than $12.5 million of total compensation shown in the Summary Compensation Table using SEC reporting methodology. It also reflects a 111% increase from his realizable pay for 2018, when considerable stock price depreciation and below-target operating performance resulted in realizable pay that was significantly lower than reported compensation.

The table below shows realizable pay for Mr. Prising in 2019 as compared to his compensation as reported in the Summary Compensation Table on page 54.

Supplemental Table of CEO Realizable Compensation

	2019 Compensation as Reported in the Summary Compensation Table	2019 Total Realizable Compensation
Base Salary	$1,250,000	$1,250,000
Annual Incentive	1,995,564	1,995,564

Total Cash	3,245,564	3,245,564

Stock Options	1,850,009	1,318,314
Restricted Stock Units	1,850,030	2,127,655
Performance share units	5,550,006	6,382,869

Total	12,495,609	13,074,402

Other Material Tax Implications of the Executive Compensation Program

Tax Implications for ManpowerGroup

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid in any tax year to any “covered employee.” Covered employees include the corporation’s CEO, CFO and each of its three most highly compensated NEOs (other than the CEO and CFO) regardless of whether they were in service as of the end of any such tax year.

Further, for each NEO whose compensation was or is subject to this limitation in 2017 or any later tax year, that officer’s compensation will remain subject to this annual deductibility limitation for any future tax year in which he or she receives compensation from ManpowerGroup, regardless of whether he or she remains a NEO.

2020 Proxy Statement | 50

Compensation Discussion and Analysis

Accordingly, ManpowerGroup is only able to deduct up to $1,000,000 per year of the compensation payable to any of our NEOs who is a “covered employee” as determined under Section 162(m), except to the extent that transition relief for grandfathered arrangements that were in effect on November 2, 2017, if applicable, would apply to a payment.

Tax Implications for NEOs

The Committee generally seeks to structure compensation amounts and arrangements so that they do not result in penalties for the NEOs under the Internal Revenue Code. For example, Section 409A imposes substantial penalties and results in the loss of any tax deferral for nonqualified deferred compensation that does not meet the requirements of that section. The Committee has structured the elements of ManpowerGroup’s compensation program so that they are either not characterized as nonqualified deferred compensation under Section 409A or meet the distribution, timing and other requirements of Section 409A. Without these steps, certain elements of compensation could result in substantial tax liability for the NEOs. Section 280G and related provisions impose substantial excise taxes on so-called “excess parachute payments” payable to certain executives upon a change of control and results in the loss of the compensation deduction for such payments by the executive’s employer. The severance agreements with the NEOs limit the amount of the severance payment in the event that the severance payment will be subject to excise taxes imposed under Section 280G, but only where the after-tax amount received by the NEO would be greater than the after-tax amount without regard to such limitation.

51 | ManpowerGroup

Report of the Executive Compensation and Human Resources Committee of the Board of Directors

Report of the Executive Compensation and Human Resources Committee of the Board of Directors

The executive compensation and human resources committee of the board of directors of ManpowerGroup has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on this review and discussion, the executive compensation and human resources committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Executive Compensation and Human Resources Committee

Elizabeth P. Sartain, Chair

Cari M. Dominguez

William Downe

Julie M. Howard

Executive Compensation and Human Resources Committee Interlocks and Insider Participation

No member of the executive compensation and human resources committee has ever been an officer or employee of ManpowerGroup or any of our subsidiaries or had any relationships requiring disclosure under Item 404 of Regulation S-K. None of our executive officers has served on the compensation committee or board of directors of any company of which any of our other directors is an executive officer.

2020 Proxy Statement | 52

Compensation Policies and Practices as They Relate to Risk Management

Compensation Policies and Practices as They Relate to Risk Management

Members of the Company’s senior management team have considered and discussed the Company’s compensation policies and practices and specifically whether these policies and practices create risks that are reasonably likely to have a material adverse effect on ManpowerGroup. Management has also discussed this issue with the executive compensation and human resources committee and has determined there are no risks arising from our compensation policies and practices that are reasonably likely to have a material adverse effect on ManpowerGroup.

As ManpowerGroup operates in various countries around the world, we have several incentive plans. Our plans use various financial performance growth metrics, generally relating to profitability. As a result, there is no common incentive driving behavior. We also have controls in place that mitigate any impact these plans might have on us as follows:

•	In general, each of our incentive plans has a threshold, target and outstanding payout level, which is not material to the Company, that is earned based on the results of the financial metrics.

•	The annual incentive and performance share unit awards are capped at a maximum level such that employees cannot receive a bonus that is significant enough to create a significant risk to the Company.

•

We have multiple financial metrics under the annual incentive which focus on company-wide and segment-wide goals and objectives, and the results of those metrics are reviewed and approved at multiple levels in the Company.

•

There is an approval process of the various incentive plans in each country, which are approved by the general manager and financial manager in the respective country to ensure the growth metrics are based on that respective country’s performance.

•	Each of the NEOs is subject to stock ownership guidelines.

•	We have adopted a clawback policy.

•	We do not permit executives to engage in short-selling of ManpowerGroup securities or trading in puts and calls on ManpowerGroup securities.

•	We do not permit our NEOs to pledge shares of our common stock.

Based on the above factors, we do not believe our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on ManpowerGroup.

53 | ManpowerGroup

Compensation Tables

Compensation Tables

Summary Compensation Table

The table below sets forth the compensation information for our NEOs during the fiscal years ended December 31, 2019, December 31, 2018, and December 31, 2017. All amounts are calculated in accordance with SEC disclosure rules, including amounts with respect to our equity compensation plan awards, as further described below.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Jonas Prising	2019	1,250,000	—	7,400,036	1,850,009	1,995,564	—	50,323	12,545,932
CEO	2018	1,250,000	—	7,200,060	1,800,015	1,137,277	—	56,658	11,444,010
	2017	1,250,000	—	6,760,111	1,690,019	2,240,546	—	47,197	11,987,873
John T. McGinnis	2019	725,000	—	2,040,082	510,002	788,655	—	66,704	4,130,443
CFO	2018	700,000	—	1,920,089	480,017	500,000	—	88,227	3,688,333
	2017	650,000	—	1,840,115	460,005	755,040	—	43,798	3,748,958
Mara E. Swan	2019	655,000	—	1,350,036	—	588,714	—	65,593	2,659,343
EVP, Global Strategy	2018	610,000	—	1,080,150	270,021	330,000	—	67,788	2,357,959
& Talent	2017	610,000	—	1,080,106	270,022	546,682	—	61,507	2,568,317
Richard Buchband	2019	525,000	—	640,148	160,002	333,585	—	59,972	1,718,707
SVP, General Counsel	2018	500,000	—	640,153	160,006	215,000	—	66,539	1,581,698
and Secretary	2017	500,000	—	640,095	160,003	343,500	—	47,266	1,690,864
Ram Chandrashekar(4)	2019	555,148	—	1,520,077	380,012	419,734	—	1,723,405	4,598,376
Former EVP, Operational	2018	627,849	—	1,520,148	380,005	578,124	—	367,155	3,473,281
Excellence, Technology and Transformation	2017	627,849	—	1,520,019	380,016	653,967	—	175,269	3,357,120

(1)

The value of stock awards in this table for all years includes the grant date fair value (calculated at the target level) for performance share units and restricted stock units (including career shares) as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Stock Compensation.” See page 56 for the breakout in the grant date fair value of performance share units (“PSUs”) and restricted stock units (RSUs”).

The grant date fair value of the 2019 PSU awards at the outstanding (maximum) level for each executive officer was:

Name	2019
Jonas Prising	$11,100,012
John T. McGinnis	$3,060,081
Mara E. Swan	$—
Richard Buchband	$960,138
Ram Chandrashekar	$2,280,117

(2)	The value of options in this table represents the grant date fair value of the stock options as computed in accordance with FASB ASC Topic 718.

(3)	These amounts are described in further detail in the All Other Compensation in 2019 Table.

(4)

Mr. Chandrashekar left the Company effective October 31, 2019. The amount reported in the Salary column represents his salary through his last day of employment. Mr. Chandrashekar’s salary and incentive payment were paid in SGD. These amounts have been translated at an exchange rate of 0.789017 (in U.S. Dollars), which was the exchange rate on February 11, 2014, the date Mr. Chandrashekar was promoted to an Executive Vice President. See the All Other Compensation Table In 2019 for the rates used to calculate the amounts in the all other compensation column. Based on the exchange rate of 0.743 (in U.S. Dollars), as of December 31, 2019, Mr. Chandrashekar’s salary was $522,770 and incentive compensation was $395,255.

2020 Proxy Statement | 54

Compensation Tables

All Other Compensation in 2019

Name & Principal Position	Perquisites & Other Personal Benefits ($)(1)		Tax Reimbursements ($)		Payments/ Accruals on Termination Plans ($)		Company Contributions to Defined Contribution Plans ($)(2)	Total Other Compensation ($)
Jonas Prising CEO	17,823		—		—		32,500	50,323
John T. McGinnis CFO	34,204		—		—		32,500	66,704
Mara E. Swan EVP, Global Strategy and Talent	33,093		—		—		32,500	65,593
Richard Buchband SVP, General Counsel and Secretary	30,992		—		—		28,980	59,972
Ram Chandrashekar Former EVP, Operational Excellence, Technology and Transformation	56,270	(3)	342,014	(4)	1,312,237	(5)	12,884	1,723,405

(1)

Except as otherwise indicated, these amounts include the value attributable to each executive’s participation in ManpowerGroup’s company car program, auto insurance, the cost of an annual physical, life insurance premiums paid and/or the value of financial services paid for by ManpowerGroup. Any of these items with a value greater than $25,000 are separately disclosed below.

(2)

Other than for Mr. Chandrashekar, these contributions were made by ManpowerGroup on behalf of the executive officers under the terms of the Nonqualified Savings Plan and the Company’s 401(k) Plan to the extent the NEO has made a “catch-up” contribution. For Mr. Chandrashekar, the amount represents our contributions to the Central Provident Fund of Singapore (CPF). Further information regarding the Nonqualified Savings Plan can be found in the Nonqualified Deferred Compensation Table and accompanying narrative.

(3)

In addition to the items described above in footnote (1), $30,881 reflects the lease and maintenance payments associated with Mr. Chandrashekar’s car while still an employee and $21,335 for tax preparation services. These items have been translated at an exchange rate for SGD of 0.743 (in U.S. Dollars) which was the exchange rate in effect on December 31, 2019.

(4)

This amount reflects tax payments paid on Mr. Chandrashekar’s behalf for compensation he received in 2019 in connection with time spent in the United States as part of his roles and responsibilities, including taxes paid related to his severance compensation.

(5)

This amount reflects certain severance benefits paid to Mr. Chandrashekar upon his departure from the Company. Of this amount, $1,089,135 relates to severance compensation paid to Mr. Chandrashekar under the terms of his severance agreement with the Company, and $15,000 is for reimbursement for the driver contract cost incurred as part of Mr. Chandrashekar’s automobile benefit he was entitled to in connection with his assignment to Singapore. The remaining $208,102 represents unused vacation time, which, as required under Singapore law, is required to be paid out upon departure from a company. These items have been translated at an exchange rate for SGD of 0.732 (in U.S. Dollars) which was the exchange rate in effect on December 2, 2019, the date of payment.

55 | ManpowerGroup

Compensation Tables

Grants of Plan-Based Awards in 2019

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name & Principal Position	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jonas Prising CEO	2/15/2019	500,000	2,000,000	4,000,000	—	—	—	—	—	—	—
	2/15/2019	—	—	—	32,868	65,735	131,470	—	—	—	5,550,006
	2/15/2019	—	—	—	—	—	—	21,912	—	—	1,850,030
	2/15/2019	—	—	—	—	—	—	—	104,050	84.43	1,850,009
John T. McGinnis CFO	2/15/2019	181,250	725,000	1,450,000	—	—	—	—	—	—	—
	2/15/2019	—	—	—	9,061	18,122	36,244	—	—	—	1,530,040
	2/15/2019	—	—	—	—	—	—	6,041	—	—	510,042
	2/15/2019	—	—	—	—	—	—	—	28,684	84.43	510,002
Mara E. Swan EVP, Global Strategy and Talent	2/15/2019	163,750	491,250	982,500	—	—	—	—	—	—	—
	2/15/2019	—	—	—	—	—	—	15,990	—	—	1,350,036
	2/15/2019	—	—	—	—	—	—	—	—	—	—
Richard Buchband SVP, General Counsel and Secretary	2/15/2019	131,250	315,000	630,000	—	—	—	—	—	—	—
	2/15/2019	—	—	—	2,843	5,686	11,372	—	—	—	480,069
	2/15/2019	—	—	—	—	—	—	1,896	—	—	160,079
	2/15/2019	—	—	—	—	—	—	—	8,999	84.43	160,002
Ram Chandrashekar(6) Former EVP, Operational Excellence, Technology and Transformation	2/15/2019	168,170	504,509	1,009,017	—	—	—	—	—	—	—
	2/15/2019	—	—	—	6,752	13,503	27,006	—	—	—	1,140,058
	2/15/2019	—	—	—	—	—	—	4,501	—	—	380,019
	2/15/2019	—	—	—	—	—	—	—	21,373	84.43	380,012

(1)

These amounts represent the threshold, target, and maximum annual cash incentive awards established under the Annual Incentive Plan. The amounts for Mr. Chandrashekar represent the threshold, target, and maximum annual cash incentive for the full year.

(2)	These amounts represent the number of PSUs that could be earned related to the PSUs granted in 2019 under the 2011 Equity Incentive Plan.

(3)	Amounts represent the number of restricted stock units granted in 2019 under the 2011 Equity Incentive Plan.

(4)	These amounts represent the number of shares underlying stock options that were granted in 2019 under the 2011 Equity Incentive Plan.

(5)	The grant date fair value of stock and option awards granted in 2019 that are reported in this column have been computed in accordance with FASB ASC Topic 718.

(6)

Mr. Chandrashekar left the Company effective October 31, 2019. Under the terms of his equity agreements, he will not vest in any of the performance share units, restricted stock units or stock options granted to him in 2019.

Compensation Agreements and Arrangements

Mr. Prising, Mr. McGinnis, Mr. Buchband, and Ms. Swan currently receive an annual incentive bonus determined pursuant to an incentive arrangement with ManpowerGroup and all have entered into severance agreements with ManpowerGroup. The annual incentive bonus arrangements are described in further detail in the Compensation Discussion and Analysis included in this proxy statement and the severance agreements for each executive officer are described in further detail in the section entitled “Termination of Employment and Change of Control Arrangements” following the Nonqualified Deferred Compensation Table.

Upon his departure from the Company, Mr. Chandrashekar received certain compensation and benefits under his severance agreement dated August 2, 2019. All of the benefits under his severance agreement were contingent upon Mr. Chandrashekar signing a complete release of claims in favor of ManpowerGroup. At the time he signed this release, the Company and Mr. Chandrashekar agreed to a final settlement of his tax equalization payments related to any compensation earned by him for the time he was required to be in the United States as part of his role.

2020 Proxy Statement | 56

Compensation Tables

2019 Annual Incentive Award Calculations

The following tables illustrate the achievement of the performance targets in relation to the payment of the 2019 Annual Incentive Awards. The awards are reflected in the Summary Compensation Table on page 54 under the heading “Non-Equity Incentive Plan Compensation.”

For 2019, ManpowerGroup’s EPS, as reported, was $7.72, ROIC was 13.2% and Revenue was $20.9 billion.

When it adopted financial targets for the 2019 performance year, the Committee determined that certain items should be excluded from our performance metrics to ensure our NEOs are compensated only for the underlying performance of our business. For 2019, the Committee’s calculation of EPS for Mr. Prising and the other NEOs excluded the following, along with the related impact to EPS:

•	impact of changes in foreign currency exchange rates (an increase to EPS of $0.28);

•	impact of share repurchase activity during the year except to the extent necessary to offset dilution resulting from shares issued under equity plans (a decrease to EPS of $0.12);

•	a goodwill impairment charge (an increase to EPS of $1.09);

•	restructuring costs net of related savings (an increase to EPS of $0.27);

•

the contribution to our results of the Switzerland franchise, following the Company’s acquisition of the remaining interests in 2019 as well as the impact of the deconsolidation of our Chinese joint venture (a total increase to EPS of $0.06);

•	One-time accounting gains associated with both the acquisition of the remaining interest of our Swiss franchise and the deconsolidation of our Chinese joint venture (a decrease to EPS of $1.82); and

•	Tax adjustments that were greater than $10 million (an increase to EPS of $0.24).

These adjustments resulted in the Committee utilizing an EPS figure of $7.72 in calculating annual incentive compensation for 2019. This compared to EPS goals of $6.82 at threshold, $8.09 at target and $9.30 at outstanding.

The ROIC calculation in 2019 excluded the following, along with the related impact to ROIC:

•	impact of changes in foreign currency exchange rates (an increase to ROIC of 0.5%);

•	a goodwill impairment charge (an increase to ROIC of 1.2%);

•	restructuring costs net of related savings (an increase to ROIC of 0.5%);

•

the contribution to our results of the Switzerland franchise, following the Company’s acquisition of the remaining interests in 2019 as well as the impact of the deconsolidation of our Chinese joint venture (a total increase to ROIC of 0.1%);

•	One-time accounting gains associated with both the acquisition of the remaining interest of our Swiss franchise and the deconsolidation of our Chinese joint venture (a decrease to ROIC of 2.0%); and

•	Tax adjustments that were greater than $10 million (an increase to ROIC of 0.2%).

These adjustments resulted in the Committee utilizing an ROIC figure of 13.7% in calculating annual incentive compensation for 2019. This compared to ROIC goals of 11.3% at threshold, 13.2% at target and 15.0% at outstanding.

The Revenue calculation in 2019 excluded the impact of changes in foreign currency exchange rates (an increase to Revenue of $0.9 billion). These adjustments resulted in the Committee utilizing a Revenue figure of $21.8 billion in calculating annual incentive compensation for 2019. This compared to Revenue goals of $21.0 billion at threshold, $22.0 billion at target and $22.9 billion at outstanding.

57 | ManpowerGroup

Compensation Tables

Jonas Prising — 2019 Annual Incentive Calculation

	Performance Level	Percentage of 2019 Salary	Amount Earned
EPS Goal	Above Threshold	37.5%	$468,897
ROIC Goal	Above Target	61.3%	$766,667
Revenue Goal	Above Threshold	27.2%	$340,000
Operating Objectives	Above Target	33.6%	$420,000
Total Incentive		159.6%	$1,995,564

John T. McGinnis — 2019 Annual Incentive Calculation

	Performance Level	Percentage of 2019 Salary	Amount Earned
EPS Goal	Above Threshold	23.4%	$169,940
ROIC Goal	Above Target	38.3%	$277,965
Revenue Goal	Above Threshold	17.0%	$123,250
Operating Objectives	Above Target	30.0%	$217,500
Total Incentive		108.7%	$788,655

Mara E. Swan — 2019 Annual Incentive Calculation

	Performance Level	Percentage of 2019 Salary	Amount Earned
EPS Goal	Above Threshold	18.1%	$118,751
ROIC Goal	Above Target	28.8%	$188,313
Revenue Goal	Above Threshold	13.0%	$85,150
Operating Objectives	At Outstanding	30.0%	$196,500
Total Incentive		89.9%	$588,714

Richard Buchband — 2019 Annual Incentive Calculation

	Performance Level	Percentage of 2019 Salary	Amount Earned
EPS Goal	Above Threshold	14.9%	$78,435
ROIC Goal	Above Target	23.0%	$120,750
Revenue Goal	Above Threshold	10.6%	$55,650
Operating Objectives	Above Target	15.0%	$78,750
Total Incentive		63.5%	$333,585

2020 Proxy Statement | 58

Compensation Tables

Ram Chandrashekar — 2019 Annual Incentive Calculation(1)

	Performance Level	Percentage of 2019 Salary	Amount Earned
EPS Goal	Above Threshold	18.1%	$101,458
ROIC Goal	Above Target	28.8%	$161,436
Revenue Goal	Above Threshold	13.0%	$72,871
Operating Objectives	At Target	15.0%	$83,969
Total Incentive		74.9%	$419,734

(1)

The Amount Earned for Mr. Chandrashekar represents a prorated amount through the last day of his employment effective October 31, 2019. Mr. Chandrashekar’s incentive is paid in SGD and has been translated above at an exchange rate of 0.789017 (in U.S. Dollars), which was the exchange rate on February 11, 2014, the date Mr. Chandrashekar was first promoted to Executive Vice President.

59 | ManpowerGroup

Compensation Tables

Grants Under the 2011 Equity Incentive Plan

Stock options. ManpowerGroup made grants of stock options to all of the executive officers under the 2011 Equity Incentive Plan in February 2019, except Ms. Swan who did not receive stock options. The stock options granted in 2019 vest 25% per year over a four-year period and if they are not exercised, they expire in ten years (or earlier following a termination of employment). Additional vesting terms applicable to these options are described in further detail in the section entitled “Termination of Employment and Change of Control Arrangements” following the Nonqualified Deferred Compensation Table.

PSUs. ManpowerGroup made grants of PSUs to all of the executive officers under the 2011 Equity Incentive Plan in February 2019, except Ms. Swan who did not receive PSUs in 2019. Each executive officer received a performance share unit grant that will vest if the relevant performance goal of average Operating Profit Margin Percentage is met for the three-year performance period. For 2019, the Committee also added a modifier to the final performance share unit payout that can increase or decrease the final performance share unit payout (that was determined based on the OPMP for the 3-year performance period and the gate) by up to 30%. The modifier is based on an evaluation of pre-established strategic growth initiatives over the performance period. See page 45 for description of the goals and initiatives established by the Committee for the 2019 performance share unit grants.

No dividends are paid on the PSUs unless and until actual shares are issued to the executive officer upon the vesting of the PSUs and in such case, dividends would be paid only for record dates occurring after the issuance date. Additional vesting terms applicable to these grants are described in further detail in the section entitled “Termination of Employment and Change of Control Arrangements” following the Nonqualified Deferred Compensation Table.

Restricted stock units. The restricted stock units granted to the executive officers under the 2011 Equity Incentive Plan in February 2019 have a three-year cliff vest and are earned as long as the executive officer continues to be employed by the Company. Dividend equivalents are accumulated on the restricted stock units under these awards and vest on the same basis as the underlying award. Additional vesting terms applicable to these grants are described in further detail in the section entitled “Termination of Employment and Change of Control Arrangements” following the Nonqualified Deferred Compensation Table.

Career shares. ManpowerGroup did not make any career share grants to any of the NEOs in 2019.

2020 Proxy Statement | 60

Compensation Tables

Outstanding Equity Awards at December 31, 2019

	Option Awards						Stock Awards

Name & Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(1)		Market Value of Shares or Units of Stock that Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(2)
Jonas Prising CEO	9,934	—		—	$67.12	2/16/2021	—		—	—		—
	16,812	—		—	$44.81	2/15/2022	—		—	—		—
	24,883	—		—	$52.55	2/13/2023	—		—	—		—
	15,681	—		—	$76.13	2/11/2024	—		—	—		—
	26,510	—		—	$82.24	5/1/2024	—		—	—		—
	52,078	—		—	$76.97	2/10/2025	—		—	—		—
	57,165	19,055	(4)	—	$75.07	2/16/2026	—		—	—		—
	33,034	33,034	(5)	—	$96.94	2/9/2027	—		—	—		—
	14,304	42,912	(6)	—	$122.87	2/15/2028	—		—	—		—
	—	104,050	(7)	—	$84.43	2/15/2029	—		—	—		—
	—	—		—	—	—	18,562	(8)	$1,802,370	—		—
	—	—		—	—	—	15,348	(9)	$1,490,291	—		—
	—	—		—	—	—	22,442	(10)	$2,179,118	—		—
	—	—		—	—	—	44,892	(12)	$4,359,013	—		—
	—	—		—	—	—	—		—	43,949	(13)	$4,267,448
	—	—		—	—	—	—		—	65,735	(14)	$6,382,869
John T. McGinnis CFO	15,244	5,082	(4)	—	$75.07	2/16/2026	—		—	—		—
	8,991	8,992	(5)	—	$96.94	2/9/2027	—		—	—		—
	3,814	11,444	(6)	—	$122.87	2/15/2028	—		—	—		—
	—	28,684	(7)	—	$84.43	2/15/2029	—		—	—		—
	—	—		—	—	—	5,053	(8)	$490,646	—		—
	—	—		—	—	—	4,094	(9)	$397,527	—		—
	—	—		—	—	—	14,500	(11)	$1,407,950	—		—
	—	—		—	—	—	6,187	(10)	$600,758	—		—
	—	—		—	—	—	12,243	(12)	$1,188,795	—		—
	—	—		—	—	—	—		—	11,720	(13)	$1,138,012
	—	—		—	—	—	—		—	18,122	(14)	$1,759,646
Mara E. Swan EVP, Global Strategy and Talent	11,081	—		—	$76.97	2/10/2025	—		—	—		—
	9,147	3,049	(4)	—	$75.07	2/16/2026	—		—	—		—
	5,278	5,278	(5)	—	$96.94	2/9/2027	—		—	—		—
	2,145	6,438	(6)	—	$122.87	2/15/2029	—		—	—		—
	—	—		—	—	—	2,966	(8)	$287,999	—		—
	—	—		—	—	—	2,302	(15)	$223,524	—		—
	—	—		—	—	—	16,377	(15)	$1,590,207	—		—
	—	—		—	—	—	7,186	(12)	$697,761	—		—
	—	—		—	—	—	—		—	6,593	(13)	$640,180

61 | ManpowerGroup

Compensation Tables

	Option Awards						Stock Awards

Name & Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(1)		Market Value of Shares or Units of Stock that Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(2)
Richard Buchband SVP, General Counsel and Secretary	5,089	—		—	$76.13	2/11/2024	—		—	—		—
	5,541	—		—	$76.97	2/10/2025	—		—	—		—
	5,335	1,779	(4)	—	$75.07	2/16/2026	—		—	—		—
	3,127	3,128	(5)	—	$96.94	2/9/2027	—		—	—		—
	1,271	3,815	(6)	—	$122.87	2/15/2028	—		—	—		—
	—	8,999	(7)	—	$84.43	2/15/2029	—		—	—		—
	—	—		—	—	—	1,757	(8)	$170,605	—		—
	—	—		—	—	—	1,365	(9)	$132,542	—		—
	—	—		—	—	—	1,942	(10)	$188,568	—		—
	—	—		—	—	—	4,259	(12)	$413,549	—		—
	—	—		—	—	—	—		—	3,907	(13)	$379,370
	—	—		—	—	—	—		—	5,686	(14)	$552,111
Ram Chandrashekar Former EVP, Operational Excellence, Technology and Transformation	3,714	—		—	$96.94	5/1/2021	—		—	—		—
	3,019	—		—	$122.87	5/1/2021	—		—	—		—

(1)	Represents outstanding grants of restricted stock, restricted stock units, career shares or earned but unvested PSUs.

(2)	Value based on the closing price of $97.10 on December 31, 2019.

(3)	Represents outstanding grants of PSUs measured at target levels.

(4)	The remaining unvested options vested on February 16, 2020.

(5)	50% of the remaining unvested options vested on February 9, 2020 and the remaining unvested options are scheduled to vest on February 9, 2021.

(6)	33% of the remaining unvested options vested on February 15, 2020, and 33% of the remaining unvested options are scheduled to vest on each of February 15, 2021 and 2022.

(7)	25% of the unvested options vested on February 15, 2020 and 25% of the remaining unvested options are scheduled to vest on each of February 15, 2021, 2022 and 2023.

(8)	These restricted stock units vested on February 9, 2020.

(9)	Restricted stock units scheduled to vest on February 15, 2021.

(10)	Restricted stock units scheduled to vest on February 15, 2022.

(11)	Career shares scheduled to vest on February 16, 2021.

(12)

These performance shares represent the actual shares achieved during the 2017-2019 performance period. These shares were earned on February 14, 2020 after the Committee certified the performance achieved as of December 31, 2019.

(13)	Performance shares, reported at the target level, scheduled to vest in February 2021 if the committee certifies that the performance targets are achieved as of December 31, 2020.

(14)	Performance shares, reported at the target level, scheduled to vest in February 2022 if the committee certifies that the performance targets are achieved as of December 31, 2021.

(15)	Ms. Swan’s restricted stock units vested on her retirement on March 7, 2020.

2020 Proxy Statement | 62

Compensation Tables

Option Exercises and Stock Vested in 2019

	Option Awards		Stock Awards

Name & Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Jonas Prising CEO	—	—	78,785	6,651,818
John T. McGinnis CFO	—	—	21,011	1,773,959
Mara E. Swan EVP, Global Strategy and Talent	—	—	12,607	1,056,951
Richard Buchband SVP, General Counsel and Secretary	—	—	7,353	616,463
Ram Chandrashekar Former EVP, Operational Excellence, Technology and Transformation	6,789	90,492	14,706	1,232,927

(1)	Includes vesting of RSUs and PSUs as follows:

Name	Number of RSUs	Number of PSUs
Jonas Prising	21,238	57,547
John T. McGinnis	5,664	15,347
Mara E. Swan	3,399	9,208
Richard Buchband	1,982	5,371
Ram Chandrashekar	3,964	10,742

63 | ManpowerGroup

Compensation Tables

Nonqualified Deferred Compensation in 2019

Name & Principal Position	Plan	Executive Contributions in 2019 ($)(1)	Registrant Contributions in 2019 ($)	Aggregate Earnings in 2019 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2019 ($)(2)
Jonas Prising CEO	NQSP	50,000	32,500	440,144	—	2,996,532
John T. McGinnis CFO	NQSP	50,000	32,500	37,125	—	244,965
Mara E. Swan EVP, Global Strategy and Talent	NQSP	50,000	32,500	429,710	—	1,917,570
Richard Buchband SVP, General Counsel and Secretary	NQSP	42,900	28,980	118,128	—	613,953
Ram Chandrashekar Former EVP, Operational Excellence, Technology and Transformation	NQSP	—	—	—	—	—

(1)

These amounts reflect contributions made by the executive officers from their 2019 salary, which amounts were also included in the salary column for each executive officer in the Summary Compensation Table. Of the amounts disclosed in this column for the Nonqualified Savings Plan, the following contributions are attributable to a portion of the 2018 annual incentive, which was disclosed in the 2018 Summary Compensation Table for all NEOs: Mr. Prising — $38,462; Mr. McGinnis — $30,000; Ms. Swan — $19,800; and Mr. Buchband — $12,900.

(2)

Of the amounts disclosed in this column for the Nonqualified Savings Plan, the following amounts were previously reported in the Summary Compensation Table in either 2019 or prior to 2019: Mr. Prising — $1,452,449; Mr. McGinnis — $213,870; Ms. Swan — $573,714 and Mr. Buchband — $159,380. The difference between the amounts disclosed in this footnote and the amounts disclosed in the above column for the Nonqualified Savings Plan reflect earnings (and losses) on the contributions, any salary or bonus deferrals by the executive prior to becoming an NEO, and any company contributions prior to the executive becoming an NEO.

Nonqualified Savings Plan. Pursuant to the Nonqualified Savings Plan (the “NQSP Plan”), certain executives, including the NEOs, may defer a portion of their salary and incentive awards. Elections must be made by the executive officers before December 31 of the year prior to the year in which it will be earned. The executive officers are permitted to defer up to 50% of their salary and 50% of their annual incentive under the plan, but the total annual contributions cannot exceed $50,000 per participant. Pursuant to the plan, the executive officers, as well as all other plan participants, may receive a matching amount of 50% of the deferrals they have made during the year, up to a maximum of 6% of their annual compensation. Effective December 31, 2015, the plan was amended to allow ManpowerGroup to make a discretionary Enhanced Matching Contribution (“EMC”) to participants in the plan. The EMC is calculated as an additional matching contribution (over and above the regular 50% match of the deferrals made during the year on the first 6% of employee contributions). During 2019, ManpowerGroup made an EMC equal to a 15% match of the deferrals made for each NEO who participated in the plan in 2018. ManpowerGroup’s contributions to a participant’s account under the plan (both matching contributions and EMC’s) are not fully vested until a participant has at least three years of credited service with ManpowerGroup, with vesting occurring on a pro-rata basis during those three years. All of the executive officers who participate in the plan were fully vested in their matching contributions and enhanced matching contributions as of December 31, 2019.

2020 Proxy Statement | 64

Compensation Tables

The investment alternatives available to the executive officers under the Nonqualified Savings Plan are selected by ManpowerGroup and may be changed from time to time. The executive officers are permitted to change their investment elections at any time on a prospective basis. The table below shows the funds available under the plan and their annual rate of return for the calendar year ended December 31, 2019.

Name of Fund	Annual Return
Mainstay Epoch US All Cap Fund Class I	31.44%
Vanguard Total Stock Market Index Fund Institutional Shares	30.81%
Dodge & Cox International Stock Fund	22.78%
Vanguard Total International Stock Index Fund Institutional Shares	21.56%
T. Rowe Price Global Growth Stock Fund	30.92%
Fidelity Freedom 2005 Fund	12.33%
Fidelity Freedom 2010 Fund	14.41%
Fidelity Freedom 2015 Fund	16.37%
Fidelity Freedom 2020 Fund	18.14%
Fidelity Freedom 2025 Fund	19.57%
Fidelity Freedom 2030 Fund	21.87%
Fidelity Freedom 2035 Fund	24.55%
Fidelity Freedom 2040 Fund	25.49%
Fidelity Freedom 2045 Fund	25.54%
Fidelity Freedom 2050 Fund	25.48%
Fidelity Freedom 2055 Fund	25.57%
Fidelity Freedom 2060 Fund	25.44%
Fidelity Freedom 2065 Fund	—
Fidelity Freedom Income Fund	10.74%
Fidelity Short Term Bond	4.20%
PGIM Total Return Bond Fund - Class R6	11.13%
Vanguard Total Bond Market Index Fund Institutional Shares	8.73%
Vanguard Federal Money Market Fund Investor Shares	2.14%

Benefits paid under the Nonqualified Savings Plan will be paid to the executive officers upon their termination of employment, either in a lump sum, or in three, five or ten annual installments, as elected by the executive officers in accordance with the plan rules.

65 | ManpowerGroup

Compensation Tables

Termination of Employment and Change of Control Arrangements

ManpowerGroup has entered into severance agreements (which include change of control benefits) with each of the NEOs. Each agreement generally has a three-year term, and such term is automatically extended for two years to the extent there is a change of control of ManpowerGroup within the two-year period prior to the expiration of the original term of the agreement. In addition to these severance agreements, the NEOs participate in a number of equity grants and benefit plans that contain vesting provisions that are triggered upon a change of control of ManpowerGroup and/or certain terminations of employment. Generally, benefits under these arrangements are triggered upon the involuntary termination of the executive’s employment not for cause or upon a voluntary termination of employment for good reason. Terminations for other reasons (such as retirement, death, disability or a change of control) also trigger enhanced benefits under certain of these arrangements. Other than for Ms. Swan and Mr. Chandrashekar, the tables following the descriptions of these arrangements illustrate the amount of enhanced benefits the NEOs would receive under all such arrangements if ManpowerGroup terminated their employment on December 31, 2019 for the reasons specified within the tables. None of the tables illustrate the value of any vested benefits payable to the NEOs upon a termination of employment (i.e., vested equity awards, or vested balances accrued under the Nonqualified Savings Plan), nor does any table illustrate the value of any enhanced benefits upon retirement of any of the currently employed NEOs as they were not eligible for retirement treatment as of December 31, 2019 with respect to any of their unvested benefits. The tables below assume that in a “change of control,” the acquiring or surviving company would have assumed all unvested equity awards.

Mara Swan Retirement. Ms. Swan retired from ManpowerGroup on March 7, 2020. The table for Ms. Swan which follows the descriptions of the below arrangements illustrates the benefits she became entitled to receive upon her retirement. The table does not illustrate the value of any benefits that may have been payable to her upon retirement but were otherwise vested prior to her retirement (i.e., vested equity awards or vested balances accrued under the Nonqualified Savings Plan). Due to Ms. Swan’s retirement, the description of the treatment of the arrangements below upon a change of control or termination of employment other than retirement does not apply to her.

Ram Chandrashekar Separation. Mr. Chandrashekar’s employment with ManpowerGroup ended as of October 31, 2019. Upon the end of his employment, Mr. Chandrashekar became entitled to certain payments under his severance agreement and as a result of his expatriate agreements. The table for Mr. Chandrashekar which follows the descriptions of the below arrangements illustrates the benefits he became entitled to receive upon the end of his employment. The table does not illustrate the value of any benefits that may have been payable to him upon the end of his employment but were otherwise vested or accrued prior to his end of employment (i.e., vested equity awards and accrued vacation). Due to Mr. Chandrashekar’s end of employment, the description of the treatment of the arrangements below upon a change of control or other terminations of employment does not apply to him.

Severance agreements. Under the severance agreements, upon the involuntary termination of the NEO’s employment (other than for cause, as described below) or upon the voluntary termination of employment by the NEO for good reason (as described below), the NEO is entitled to receive a severance payment equal to the sum of the executive’s base salary and annual incentive. The severance payment to the CEO is capped at 2-1/2 times his base salary in effect at the time of the termination, while the CFO’s severance payment is capped at 2 times his base salary in effect at the time of the termination. There is no cap applicable to the other NEOs.

In the event an NEO’s termination occurs in the two-year period following a change of control of ManpowerGroup or during a “protected period” (generally, the six-month period prior to a change of control), the severance payment payable to the CEO and CFO is equal to three times the sum of their base salary and annual incentive, while the severance payment to the other NEOs is equal to two times the sum of their base salary and annual incentive. The caps on payments to the CEO and CFO described in the paragraph above do not apply in the event of a change of control. All severance payments under the NEOs’ agreements will generally be paid in a lump sum on the 30th day following the date of termination. The determination of the amount of the annual incentive used to calculate the severance payment will vary depending on the circumstances surrounding the termination and is further detailed in the footnotes accompanying the illustrative tables below.

2020 Proxy Statement | 66

Compensation Tables

Cause is defined in the severance agreements, and generally includes: performance failures; failure to follow instructions; fraudulent acts; violation of ManpowerGroup policies; acts of moral turpitude which are likely to result in loss of business, reputation or goodwill to ManpowerGroup; chronic absences from work which are non-health related; crimes related to the NEO’s duties; or willful harmful conduct to ManpowerGroup. Good reason is also defined in each severance agreement. A termination for good reason in the severance agreements for the NEOs is triggered by (i) any material breach by the Company or one of its affiliates of a material obligation to pay or provide benefits or compensation to the executive, (ii) a material diminution in base salary, (iii) a material diminution in the executive’s authority, duties or responsibility, coupled with a material reduction in the executive’s target bonus opportunity, (iv) a material diminution in the executive’s authority, duties or responsibility that is not coupled with a material reduction in the executive’s target bonus opportunity, but that occurs within 2 years after a change of control; or (v) a material reduction in the executive’s target bonus opportunity that is not coupled with a material diminution in the executive’s authority, duties or responsibilities, but that occurs within two years after a change of control. In addition, under the severance agreements with Mr. Prising, Mr. McGinnis, and Mr. Buchband, good reason is triggered by a relocation to a new principal office that is in excess of 50 miles from the NEO’s prior principal office.

Under the severance agreements, the NEOs are bound by non-competition agreements in favor of ManpowerGroup for the one-year period following the termination of their employment for any reason, except where the termination occurs within the two-year period following a change of control or during a protected period and is either involuntary (other than for cause) or is for good reason. Ms. Swan and Mr. Chandrashekar are bound by the terms of the noncompetition provisions in their respective severance agreement for a period of one-year following Ms. Swan’s retirement and Mr. Chandrashekar’s end of employment.

Under the severance agreements, upon the NEO’s (i) involuntary termination (other than for cause), (ii) voluntary termination for good reason or (iii) termination due to the death or disability of the NEO, the NEOs are entitled to receive a prorated incentive for the year in which termination occurs. Mr. Chandrashekar received a prorated incentive for 2019. In addition, for all NEOs covered by U.S. health insurance, ManpowerGroup has agreed to pay for continued health insurance for the NEOs and their families for a 12-month period following an involuntary termination of their employment (other than for cause) or a voluntary termination of their employment for good reason. Furthermore, if such a termination occurs within the two-year period following a change of control or during a protected period, then ManpowerGroup has agreed to pay for continued health insurance for the NEOs and their families for an 18-month period. Finally, under the severance agreements, following an involuntary termination of the NEO’s employment (other than for cause) or a voluntary termination of the NEO’s employment for good reason, ManpowerGroup will pay for outplacement services for up to one year following the NEO’s termination. This benefit is not included in the agreement with Mr. Prising.

Effective as of February 7, 2020, ManpowerGroup entered into a new severance agreement with Mr. Prising replacing his prior severance agreement that was set to expire May 2, 2020. This severance agreement replaces his previous severance agreement dated as of May 2, 2017. The new severance agreement is substantially similar to the one it replaced and expires on the first to occur of (1) the date two years after the occurrence of a change of control of ManpowerGroup or (2) February 7, 2023, if no such change of control occurs before February 7, 2023.

Stock options. As of December 31, 2019, each of the NEOs (other than Mr. Chandrashekar) held unvested stock options granted under the 2011 Equity Incentive Plan. Under the terms of the stock option agreements that ManpowerGroup entered into with each of the NEOs, unvested options immediately vest upon the NEO’s death or disability. Furthermore, upon a change of control where the options are converted on a tax-free basis or where ManpowerGroup’s shares remain publicly traded, the options only accelerate vesting in the event of the NEO’s involuntary termination of employment (other than for cause) or a voluntary termination of employment for good reason during a protected period or within two years following a change of control. Alternatively, upon a change of control of ManpowerGroup where ManpowerGroup’s shares do not remain publicly traded or where a publicly traded acquirer does not convert the options into options of the acquirer’s shares on a tax-free basis, such options immediately vest upon the change of control. For purposes of these stock option agreements, the definitions of cause and good reason are generally the same as those used in the NEO’s severance agreements. Under the terms of the stock option agreements entered into with each of the NEOs, unvested options also immediately vest upon the NEO’s “retirement.” Here, retirement means the termination of the NEO’s employment on or after age 55

67 | ManpowerGroup

Compensation Tables

and the NEO has completed 10 years of service with ManpowerGroup. Ms. Swan’s unvested stock options vested on her retirement on March 7, 2020. Unvested options are forfeited upon the NEO’s termination of employment for reasons other than death, disability, retirement, or in connection with a change in control. Mr. Chandrashekar’s unvested options were forfeited upon the end of his employment.

Restricted stock units and career shares. As of December 31, 2019, the NEOs (other than Mr. Chandrashekar) held unvested restricted stock units and career shares (restricted stock units that vest completely on a single date several years into the future, for example, four or five years) granted under the 2011 Equity Incentive Plan. A NEO will become fully vested in his or her restricted stock units or career shares upon a termination of employment due to death or disability. All restricted stock units held by the NEOs will become fully vested upon a termination of employment due to the NEO’s retirement. For these awards, “retirement” generally means the termination of the NEO’s employment on or after age 55 if the NEO has completed 10 years of service with ManpowerGroup. Ms. Swan’s unvested restricted stock units vested on her retirement on March 7, 2020. Career shares do not vest upon retirement. Upon a change of control, the restricted stock units or career shares shall vest according to the same terms as described above for stock options. Restricted stock units and career shares are forfeited upon the NEO’s termination of employment for reasons other than death, disability, retirement, or in connection with a change in control. Mr. Chandrashekar’s unvested restricted stock units and career shares were forfeited upon the end of his employment.

PSUs. As of December 31, 2019, all NEOs (other than Mr. Chandrashekar) held outstanding PSUs granted under the 2011 Equity Incentive Plan. Generally, under these awards, upon a NEO’s termination of employment due to retirement (here, employment termination after age 55 with 10 years of completed service), the NEO is entitled to receive a pro-rata number of shares based on the actual results at the end of the applicable performance period, prorated based on the time elapsed after the agreement date and during the applicable service periods. No proration will apply under the 2017, 2018 or 2019 award of performance units upon a NEO’s termination of employment due to retirement (here, employment termination after age 55 with 10 years of completed service), if the Committee has approved a succession plan, as recommended by the CEO, for the NEO or with respect to his or her position. For any outstanding award of performance units share units held by Ms. Swan upon her retirement on March 7, 2020, the Committee approved the succession plan for her position, so she is entitled to receive the full number of shares payable under each award at the end of each applicable performance period, based on actual results at the end of the applicable performance period. PSUs are forfeited upon a termination of employment prior to the end of the performance period for reasons other than death, disability, retirement, or in connection with a change in control. Mr. Chandrashekar’s unvested PSUs were forfeited upon the end of his employment.

Generally, upon the death or disability of a NEO during the performance period, the NEO is entitled to receive the target amount of shares. In the event of a change of control of ManpowerGroup, if the NEO’s employment were terminated prior to the end of the vesting period for such awards (either by ManpowerGroup other than for cause or by the NEO for good reason), the NEO generally would be entitled to accelerated vesting of any unpaid PSUs, where the total number of shares payable under the award will be based on an amount determined by the committee.

Annual Incentive Plan. The ManpowerGroup Annual Incentive Plan (the “Annual Incentive Plan”) provides that a bonus will become vested upon retirement. For purposes of this plan, “retirement” means the NEO terminates employment after he or she has (i) reached age 55 and (ii) completed 10 years of service. The amount of the bonus earned for the year of retirement will be based on the actual bonus that would have been earned had the NEO continued employment, but the bonus will be prorated based on the actual number of days the NEO was employed by ManpowerGroup during the year of retirement. Ms. Swan will receive a prorated bonus under the Annual Incentive Plan for 2020 due to her retirement on March 7, 2020.

Nonqualified Savings Plan. The amount of any unvested benefits under the Nonqualified Savings Plan will become vested upon a participant’s death, disability or retirement. All of the NEOs that participate in this plan are already fully vested in their benefits under this plan and therefore, no NEO would receive any enhanced benefit upon his or her death, disability or retirement.

2020 Proxy Statement | 68

Compensation Tables

Post-Termination and Change of Control Benefits

Jonas Prising, CEO (1)

	Death($)	Disability($)	Involuntary Termination or Good Reason – no COC($)	Double Trigger (COC+ Termination) ($)(2)	For Cause($)	Voluntary($)
Severance Payment(3)	—	—	3,125,000	9,375,000	—	—
Prorated Incentive(4)	2,000,000	2,000,000	1,975,564	2,000,000	—	—
Options(5)	1,743,381	1,743,381	—	1,743,381	—	—
PSUs(6)	15,728,744	15,728,744	—	15,009,330	—	—
Restricted Stock Units/Career Shares(7)	5,471,779	5,471,779	—	5,471,779	—	—
Health Benefits	—	—	24,490	37,465	—	—

Total	24,943,904	24,943,904	5,125,054	33,636,955	—	—

(1)

On February 7, 2020, ManpowerGroup entered into a new severance agreement with Mr. Prising. His previous agreement was set to expire on May 2, 2020. The term of Mr. Prising’s new severance agreement expires on February 7, 2023.

(2)

The “double trigger” column calculates the amounts earned upon an involuntary termination (other than for cause) or a voluntary termination for good reason that occurs during a protected period (generally, six months prior to a change of control) or within the two-year period following a change of control.

(3)

The amount of the severance payment under Mr. Prising’s severance agreement is equal to the sum of his annual base salary at the highest rate in effect during the terms of the agreement (here, $1,250,000) and his target bonus for the year of the termination (here, $2,000,000) up to a maximum of 2.5 times Mr. Prising’s annual base salary. In a double-trigger scenario, the amount of his severance payment is multiplied by three.

(4)

In the case of his involuntary termination (other than for cause) or voluntary termination for good reason, the amount of the prorated incentive payable to Mr. Prising under his severance agreement is based on the actual incentive earned for 2019 for the financial objectives and the target amount for the operating objectives. In the event of death, disability, or certain terminations following a change of control, the prorated incentive is based on the target incentive for the year of termination. No proration has been applied here as this table illustrates the effect of such a termination on December 31, 2019, immediately before the incentive was earned, so as not to understate the potential value of the benefit upon the applicable termination of employment. Note that an incentive amount has also been reported as 2019 compensation for Mr. Prising in the Summary Compensation Table, as well as in the Grants of Plan-Based Awards Table.

(5)

The value of stock options is illustrated here by measuring the difference between the closing stock price on December 31, 2019 ($97.10) and the exercise price of each unvested stock option held by Mr. Prising on such date.

(6)

The value of PSUs is illustrated here by measuring the value of the number of shares payable under outstanding awards (2017, 2018 and 2019 grants) using the closing stock price on December 31, 2019 ($97.10). In the case of a change of control, the payout is shown based on the number of shares earned based on actual performance for the 2017 award and assuming the Committee would determine the amount of shares earned relating to the 2018 and 2019 awards will equal the target award. In the case of a death or disability, the payout is shown based on the target awards for 2017, 2018 and 2019.

(7)

The value of any unvested restricted stock units is illustrated here by measuring the value of the number of shares payable under unvested awards using the closing stock price on December 31, 2019 ($97.10).

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Compensation Tables

Post-Termination and Change of Control Benefits

John T. McGinnis, CFO (1)

	Death($)	Disability($)	Involuntary Termination or Good Reason – no COC($)	Double Trigger (COC+ Termination) ($)(2)	For Cause($)	Voluntary($)

Severance Payment(3)	—	—	1,450,000	4,350,000	—	—

Prorated Incentive(4)	725,000	725,000	716,083	725,000	—	—

Options(5)	476,821	476,821	—	476,821	—	—

PSUs(6)	2,520,328	2,520,328	—	2,326,807	—	—

Restricted Stock Units/Career Shares(7)	2,896,881	2,896,881	—	2,896,881	—	—

Health Benefits	—	—	23,181	35,460	—	—

Outplacement	—	—	25,000	25,000	—	—

Total	6,619,030	6,619,030	2,214,264	10,835,969	—	—

(1)	The term of Mr. McGinnis’s severance agreement expires on December 12, 2021.

(2)

The “double trigger” column calculates the amounts earned upon an involuntary termination (other than for cause) or a voluntary termination for good reason that occurs during a protected period (generally, six months prior to a change of control) or within the two-year period following a change of control.

(3)

The amount of the severance payment under Mr. McGinnis’s severance agreement is equal to his annual base salary at the highest rate in effect during the term of the agreement (here, $725,000) and his target annual incentive for the fiscal year in which the termination occurs (here, $725,000). In a double-trigger scenario, the amount of his severance payment is multiplied by three.

(4)

In the case of his involuntary termination (other than for cause) or voluntary termination for good reason, the amount of the prorated incentive payable to him under his severance agreement is based on the actual incentive earned for 2019 for the financial objectives and the target amount for the operating objectives. In the event of death, disability, or certain terminations following a change of control, the prorated incentive is based on the target incentive for the year of termination. No proration has been applied here as this table illustrates the effect of such a termination on December 31, 2019, immediately before the incentive was earned, so as not to understate the potential value of the benefit upon the applicable termination of employment. Note that an incentive amount has also been reported as 2019 compensation for him in the Summary Compensation Table, as well as in the Grants of Plan-Based Awards Table.

(5)

The value of stock options is illustrated here by measuring the difference between the closing stock price on December 31, 2019 ($97.10) and the exercise price of each unvested stock option held by Mr. McGinnis on such date.

(6)

The value of PSUs is illustrated here by measuring the value of the number of shares payable under outstanding awards (2017, 2018 and 2019 grants) using the closing stock price on December 31, 2019 ($97.10). In the case of a change of control, the payout is shown based on the number of shares earned based on actual performance for the 2017 award and assuming the Committee would determine the amount of shares earned relating to the 2018 and 2019 awards will equal the target award. In the case of a death or disability, the payout is shown based on the target awards for 2017, 2018 and 2019.

(7)

The value of any unvested restricted stock units and career shares is illustrated here by measuring the value of the number of shares payable under unvested awards using the closing stock price on December 31, 2019 ($97.10).

2020 Proxy Statement | 70

Compensation Tables

Post-Termination and Change of Control Benefits

Mara E. Swan, EVP, Global Strategy and Talent (1)

Retirement($)
Options(2)	—
PSUs(3)	480,762
Restricted Stock Units/Career Shares(4)	1,362,073

Total	1,842,835

(1)	Ms. Swan retired on March 7, 2020.

(2)

The value of stock options is illustrated here by measuring the difference between the closing stock price March 6, 2020 ($72.92), the last trading date prior to the date of Ms. Swan’s retirement on March 7, 2020, and the exercise price of each unvested stock option held by Ms. Swan on such date. As of the date of Ms. Swan’s retirement, the exercise price of all unvested options exceeded the closing stock price on March 6, 2020, resulting in no value being illustrated.

(3)

The value of PSUs which Ms. Swan became vested in upon her retirement March 7, 2020 is illustrated here by measuring the value of the number of shares payable under her outstanding 2018 award using the closing stock price on March 6, 2020 ($72.92), the last trading date prior to the date of Ms. Swan’s retirement on March 7, 2020, even though such shares will not be paid to Ms. Swan until a later date (April 2021). The payout is shown based on the number of shares earned assuming actual performance for the 2018 award at the target level.

(4)

The value of any unvested restricted stock units is illustrated here by measuring the value of the number of shares payable under unvested awards using the closing stock price on March 6, 2020 ($72.92), the last trading date prior to the date of Ms. Swan’s retirement on March 7, 2020, even though the shares are not payable to Ms. Swan until September 2020.

71 | ManpowerGroup

Compensation Tables

Post-Termination and Change of Control Benefits

Richard Buchband, SVP, General Counsel and Secretary (1)

	Death($)	Disability($)	Involuntary Termination or Good Reason – no COC($)	Double Trigger (COC+ Termination) ($)(2)	For Cause($)	Voluntary($)

Severance Payment(3)	—	—	840,000	1,680,000	—	—

Prorated Incentive(4)	315,000	315,000	317,835	315,000	—	—

Options(5)	153,709	153,709	—	153,709	—	—

PSUs(6)	1,412,320	1,412,320	—	1,345,029	—	—

Restricted Stock Units/Career Shares(7)	491,714	491,714	—	491,714	—	—

Health Benefits	—	—	26,423	40,431	—	—

Outplacement	—	—	25,000	25,000	—	—

Total	2,372,743	2,372,743	1,209,258	4,050,883	—	—

(1)	The term of Mr. Buchband’s severance agreement expires on November 8, 2021.

(2)

The “double trigger” column calculates the amounts earned upon an involuntary termination (other than for cause) or a voluntary termination for good reason that occurs during a protected period (generally, six months prior to a change of control) or within the two-year period following a change of control.

(3)

The amount of the severance payment under Mr. Buchband’s severance agreement is equal to his annual base salary at the highest rate in effect during the term of the agreement (here, $525,000) and his target annual incentive for the fiscal year in which the termination occurs (here, $315,000). In a double-trigger scenario, the amount of his severance payment is multiplied by two.

(4)

In the case of his involuntary termination (other than for cause) or voluntary termination for good reason, the amount of the prorated incentive payable to him under his severance agreement is based on the actual incentive earned for 2019 for the financial objectives and the target amount for the operating objectives. In the event of death, disability, or certain terminations following a change of control, the prorated incentive payable to him under his severance agreement is based on the target incentive for the year of termination. No proration has been applied here as this table illustrates the effect of such a termination on December 31, 2019, immediately before the incentive was earned, so as not to understate the potential value of the benefit upon the applicable termination of employment. Note that an incentive amount has also been reported as 2019 compensation for him in the Summary Compensation Table, as well as in the Grants of Plan-Based Awards Table.

(5)

The value of stock options is illustrated here by measuring the difference between the closing stock price on December 31, 2019 ($97.10) and the exercise price of each unvested stock option held by Mr. Buchband on December 31, 2019.

(6)

The value of PSUs is illustrated here by measuring the value of the number of shares payable under outstanding awards (2017, 2018 and 2019 grants) using the closing stock price on December 31, 2019 ($97.10). In the case of a change of control, the payout is shown based on the number of shares earned based on actual performance for the 2017 award and assuming the Committee would determine the amount of shares earned relating to the 2018 and 2019 awards will equal the target award. In the case of a death or disability, the payout is shown based on the target awards for 2017, 2018 and 2019.

(7)

The value of any unvested restricted stock units is illustrated here by measuring the value of the number of shares payable under unvested awards using the closing stock price on December 31, 2019 ($97.10).

2020 Proxy Statement | 72

Compensation Tables

Post-Termination and Change of Control Benefits

Ram Chandrashekar, Former EVP, Operational Excellence, Technology and Transformation (1)

Involuntary Termination or Good Reason – no COC($)
Severance Payment(2)	1,089,135
Prorated Incentive(3)	419,734
Tax Equalization/Tax Preparation(4)	180,261
Car Allowance(5)	15,000

Total	1,704,130

(1)	Mr. Chandrashekar employment with ManpowerGroup ended as of October 31, 2019.

(2)

The amount of the severance payment under Mr. Chandrashekar’s severance agreement is equal to his annual base salary at the highest rate in effect during the term of the agreement (here, 852,552 Singapore Dollars) and his target annual incentive for the fiscal year in which the termination occurs (here, 639,414 Singapore Dollars) paid on December 2, 2019, using the 0.73 USD/SGD currency conversion rate in effect at the time of the payment.

(3)

The amount of the prorated incentive payable to him under his severance agreement is based on the actual incentive earned for 2019 for the financial objectives and the target amount for the operating objectives. Note that an incentive amount has also been reported as 2019 compensation for him in the Summary Compensation Table, as well as in the Grants of Plan-Based Awards Table.

(4)

In connection with Mr. Chandrashekar’s tax equalization arrangement, the Company expects to pay approximately $180,261 to him or on his behalf in connection with his severance payment and the resolution of outstanding tax matters (e.g., equalization on his 2019 prorated incentive, vested stock option exercises, and expected tax preparation fees).

(5)	This represents the final payment with respect to Mr. Chandrashekar’s automobile benefit in Singapore.

73 | ManpowerGroup

Compensation Tables

Director Compensation for 2019

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)
Gina R. Boswell	115,000	160,000	275,000
Cari M. Dominguez	115,000	160,000	275,000
William Downe	141,772	215,086	356,858
John F. Ferraro	115,000	183,441	298,441
Patricia Hemingway Hall	130,000	171,901	301,901
Julie M. Howard	—	291,950	291,950
Ulice Payne, Jr.	115,000	168,204	283,204
Paul Read	135,000	168,204	303,204
Elizabeth P. Sartain	127,912	160,000	287,912
Michael J. Van Handel	115,000	168,385	283,385
John R. Walter(1)	41,387	57,582	98,969

(1)	Mr. Walter retired from the board of directors on May 10, 2019.

(2)

Reflects deferred stock and restricted stock granted under our 2011 Equity Incentive Plan and the Terms and Conditions Regarding the Grant of Awards to Non-Employee Directors under the 2011 Equity Incentive Plan. These amounts reflect the grant date fair value of the awards as computed in accordance with FASB ASC Topic 718. The amount reflected in the table was made up of:

For Ms. Boswell, $160,000 attributable to the annual grant of restricted stock (2,469 shares) in 2019.

For Ms. Dominguez, $160,000 attributable to the annual grant of restricted stock (2,469 shares) in 2019

For Mr. Downe, $160,000 attributable to the annual grant of deferred stock (2,469 shares) and $55,086 attributable to deferred stock issued in lieu of dividends (611 shares) in 2019.

For Mr. Ferraro, $160,000 attributable to the annual grant of deferred stock (2,469 shares) and $23,441 attributable to deferred stock issued in lieu of dividends (260 shares) in 2019.

For Ms. Hemingway Hall, $160,000 attributable to the annual grant of deferred stock (2,469 shares) and $11,901 attributable to deferred stock issued in lieu of dividends (132 shares) in 2019.

For Ms. Howard, $160,000 attributable to the annual grant of deferred stock (2,469 shares), $115,000 attributable to deferred stock granted in lieu of 100% of her annual retainer (1,276 shares) and $16,950 attributable to deferred stock issued in lieu of dividends (188 shares) in 2019.

For Mr. Payne, $160,000 attributable to the annual grant of deferred stock (2,469 shares) and $8,204 attributable to deferred stock issued in lieu of dividends (91 shares) in 2019.

For Mr. Read, $160,000 attributable to the annual grant of deferred stock (2,469 shares) and $8,204 attributable to deferred stock issued in lieu of dividends (91 shares) in 2019.

For Ms. Sartain, $160,000 attributable to the annual grant of restricted stock (2,469 shares) in 2019.

For Mr. Van Handel, $160,000 attributable to the annual grant of deferred stock (2,469 shares) and $8,385 attributable to deferred stock issued in lieu of dividends (93 shares) in 2019.

For Mr. Walter, $57,582 attributable to the prorated annual grant of deferred stock (889 shares) in 2019.

2020 Proxy Statement | 74

Compensation Tables

As of December 31, 2019, the aggregate number of shares of deferred stock held by the non-employee directors was as follows:

Name	Shares of Deferred Stock held at December 31, 2019
Gina R. Boswell	—
Cari M. Dominguez	—
William Downe	25,924
John F. Ferraro	10,977
Patricia Hemingway Hall	5,596
Julie M. Howard	9,216
Ulice Payne, Jr.	3,858
Paul Read	3,858
Elizabeth P. Sartain	—
Michael J. Van Handel	3,926
John R. Walter	—

All such shares of deferred stock were fully vested as of December 31, 2019. All shares of restricted stock granted to the non-employee directors in 2019 were fully vested as of December 31, 2019.

The nominating and governance committee reviews and makes recommendations to the full board with respect to the compensation of our non-employee directors annually. The full board of directors reviews these recommendations and makes a final determination on the compensation of our directors. From time to time, the nominating and governance committee will engage with outside compensation consultant to benchmark the Company’s non-employee director compensation against that of relevant peer companies and the general market. The nominating and governance committee engaged with Mercer in 2018 to review our non-employee director compensation program.

For 2019, the board of directors approved the compensation arrangement for non-employee directors described below. Non-employee directors were paid a cash retainer equal to $115,000 per year. The fee structure for committee chairs and the lead director was as follows:

$15,000	Annual retainer for services as chair of the Nominating and Governance Committee
$20,000	Annual retainer for services as chair of the Audit or Executive Compensation and Human Resources Committee
$25,000	Annual retainer for services as lead director of the corporation
$30,000	Annual retainer in the case where the lead director also serves as chair of one of the committees

Except as described below, non-employee directors may elect to receive deferred stock under the 2011 Equity Incentive Plan in lieu of their annual cash retainer. Elections may cover 50%, 75% or 100% of the annual cash retainer payable to the director for the election period for which the annual cash retainer is payable. An election period begins on January 1 of each year or the date of the director’s initial appointment to the board of directors, whichever is later, and ends on the date a director ceases to be a director or December 31, whichever is earlier. The deferred stock will be granted to the director following the end of the election period to which the election applies. The number of shares of deferred stock granted to the director will be equal to the amount of the annual cash retainer to which the election applies, divided by the average of the closing prices of ManpowerGroup common stock on the last trading day of each full or partial calendar quarter covered by the election period. For the election period that ended on December 31, 2019, Ms. Howard elected to accept deferred stock in lieu of 100% of the annual cash retainer to which she was otherwise entitled.

Shares of common stock represented by deferred stock granted to a director will be distributed to the director on the earliest of the third anniversary of the date of grant or within 30 days after the date the director ceases to be a member of the board of directors. However, the director will have the right to extend the deferral period for these

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Compensation Tables

grants by at least five years, and thereafter to extend any previously extended deferral period by at least five more years, provided in each case this election to extend is made at least twelve months before the last day of the then current deferral period.

In addition to the cash compensation (or elective deferred stock), each non-employee director received an annual grant of deferred stock. The grant was effective on the first day of 2019, and the number of shares granted equaled $160,000 divided by the closing sale price of a share of ManpowerGroup’s common stock on the last business day of the preceding year, or 2,469 shares of deferred stock for 2019. Such deferred stock vests in equal quarterly installments on the last day of each calendar quarter during the year. Shares of common stock represented by vested deferred stock held by a director will be distributed to the director on the earliest of the third anniversary of the effective date of grant or within 30 days after the date the director ceases to be a member of the board of directors.

The director will have the right to extend the deferral period as described above. A new non-employee director will receive a grant of deferred stock effective the date the director is appointed to the board, and the grant will be prorated for the period beginning on the date of the director’s appointment and ending on December 31 of that year.

Instead of receiving the annual grant of deferred stock, non-employee directors have the right to elect to receive the same number of shares of restricted stock. Like the deferred stock, any such grant will be effective on the first day of the year and will vest in equal quarterly installments on the last day of each calendar quarter during the year. Any such election will be effective only if made on or before December 31 of the preceding year or within 10 days of appointment to the board of directors.

The board of directors has approved an amendment to the compensation program for non-employee directors effective as of January 1, 2020. The annual equity grant has been increased from $160,000 per year to $175,000 per year. The annual retainer for services as chair of the nominating and governance committee has been increased from $15,000 per year to $20,000 per year and the annual retainer for services as chair of the audit committee has been increased from $20,000 per year to $27,500 per year. There was no change to the annual cash retainer or the annual retainer for services as chair of the executive compensation and human resources committee for 2020.

2020 Proxy Statement | 76

Compensation Tables

Non-Employee Director Stock Ownership Guidelines

The nominating and governance committee believes that non-employee directors should hold a meaningful stake in ManpowerGroup to align their economic interests with those of the shareholders. To that end, the board of directors adopted stock ownership guidelines that currently require non-employee directors to own shares equal in value to five times the 2015 annual cash retainer ($90,000 at January 1, 2015, for a total guideline of $450,000). The committee takes into account vested deferred stock and restricted stock in determining targeted ownership levels. The following table details each non-employee director’s stock ownership relative to the stock ownership guidelines:

Director	Target Number of shares (#)(1)	Number of shares held(#)(2)	Value of shares ($)(3)	Target Date to Satisfy Guidelines
Gina R. Boswell	6,601	7,141	542,288	Guidelines Satisfied
Cari M. Dominguez	6,601	18,625	1,414,383	Guidelines Satisfied
William Downe	6,601	48,185	3,659,169	Guidelines Satisfied
John F. Ferraro	5,894	10,977	833,593	Guidelines Satisfied
Patricia Hemingway Hall	6,601	14,280	1,084,423	Guidelines Satisfied
Julie M. Howard	5,064	9,216	699,863	Guidelines Satisfied
Ulice Payne, Jr.	6,601	11,419	867,159	Guidelines Satisfied
Paul Read	6,601	9,211	699,483	Guidelines Satisfied
Elizabeth P. Sartain	6,601	22,230	1,688,146	Guidelines Satisfied
Michael J. Van Handel	3,568	12,209	927,151	Guidelines Satisfied

(1)

Target shares are based on target value ($450,000) divided by the closing stock price on December 31, 2014 of $68.17 for non-employee directors in office as of January 1, 2015. For non-employee directors appointed after January 1, 2015 target shares are based on target value ($450,000) divided by the closing price of the Company’s common stock on the last business day of the month during which the director was or is first appointed to the Board of Directors.

(2)	Represents the number of shares held as of the record date, February 28, 2020 as follows:

For Ms. Boswell, 7,141 shares of common stock.

For Ms. Dominguez, 18,625 shares of common stock.

For Mr. Downe, 22,261 shares of common stock and 25,924 shares of vested deferred stock.

For Mr. Ferraro, 10,977 shares of vested deferred stock.

For Ms. Hemingway Hall, 10,422 shares of common stock and 3,858 shares of vested deferred stock.

For Ms. Howard, 9,216 shares of vested deferred stock.

For Mr. Payne, 7,561 shares of common stock and 3,858 shares of vested deferred stock.

For Mr. Read, 5,353 shares of common stock and 3,858 shares of vested deferred stock.

For Ms. Sartain, 22,230 shares of common stock.

For Mr. Van Handel, 8,283 shares of common stock and 3,926 shares of vested deferred stock.

(3)	Based on price per share of ManpowerGroup common stock on February 28, 2020 of $75.94

We Prohibit Non-Employee Directors from Hedging, Pledging and Short-selling Our Securities

Similar to our NEOs, under ManpowerGroup’s Insider Trading Policy, non-employee directors are prohibited from engaging in short sales or hedging transactions involving ManpowerGroup securities, including forward sale or purchase contracts, equity swaps or exchange funds. Non-employee directors are also prohibited from engaging in puts, calls or other options or derivative instruments involving ManpowerGroup securities. Further, we do not allow non-employee directors to pledge ManpowerGroup securities at any time, which includes having ManpowerGroup stock in a margin account or using ManpowerGroup stocks as collateral for a loan.

77 | ManpowerGroup

CEO Pay Ratio

CEO Pay Ratio

In accordance with the requirements of Item 402(u) of Regulation S-K, we have calculated a CEO Pay Ratio for 2019. This ratio is a reasonable estimate, calculated as described below.

Measurement Date

When we calculated our median employee in 2017, we utilized a measurement date at the beginning of our fourth quarter (October 1, 2017). We had an employee population of more than 600,000 individuals worldwide as of the measurement date. It is important to note that 95% of this population comprises our “associates” — these are the employees on assignment that day with our clients within the 80 countries and territories in which we operated in 2017. A majority of such assignments are temporary in nature, of different types and durations, which leads to considerable variation in our employee population on a daily basis. In accordance with Item 402(u), our employee population includes both our associates and the remaining 5% of our employees who represent our “permanent” (full- and part-time) staff.

Consistently Applied Compensation Measure

For each of these individuals, compensation was calculated based on total taxable earnings as defined in their home country’s payroll systems. Consistent with SEC rules, we annualized this number for part-time and full-time employees who were employed for less than the full year, but not for our associates whose positions are seasonal or temporary in nature. The individual who was our median employee for our calculation in 2017 is no longer employed by us. In accordance with Item 402(u), we determined that there was another similarly compensated individual as the 2017 median employee, and we have used that individual as the median employee for the 2018 and 2019 calculations. We believe we have not had any significant changes to our employee population or our employee compensation arrangements since last year and we believe the selection of this individual as our median employee does not result in a significant change to our pay ratio disclosure. The median employee identified for 2018 and used again for 2019, is an associate located in Israel who worked as a caregiver for part of the year. Her total annual compensation was calculated in accordance with the requirements of the Summary Compensation Table as being $5,625. When calculated against Mr. Prising’s compensation for 2019 of $12,545,932 as reflected in the Summary Compensation Table, it yields a CEO Pay Ratio of 2,230:1.

Calculation Excluding Associates

Supplementally, we have again calculated a CEO pay ratio excluding our associates for 2019. As noted above, most of the individuals who are counted as “employees” under Item 402(u) are in fact associates who are performing work for our clients on a temporary basis. For this supplemental calculation, the median employee was a junior sourcing consultant in one of our branch offices in Belgium. Her annualized total compensation was $55,008 for 2019. Under this calculation, the CEO pay ratio is 228:1. We believe this is a more representative indication of how our CEO pay compares to that of our workforce.

2020 Proxy Statement | 78

Audit Committee Report

Audit Committee Report

We have an audit committee that consists entirely of independent directors, each of whom meet the independence requirements set forth by the New York Stock Exchange and the SEC. The board of directors has adopted a charter for the audit committee, which is available on our web site at http://investor.manpowergroup.com/governance. The charter sets forth the responsibilities and authority of the audit committee with respect to our independent auditors, quarterly and annual financial statements, non-audit services, internal audit and accounting, risk assessment and risk management, business conduct and ethics, special investigations, use of advisors and other reporting and disclosure obligations, including the audit committee’s obligations in monitoring the company’s compliance with its code of business conduct and ethics as well as its policies and procedures regarding anti-corruption. The committee reviews its charter on a periodic basis and recommends updates as necessary.

In 2019, the audit committee met five times. Over the course of these meetings, the audit committee met with our chief financial officer, other senior members of the finance department, senior members of the IT department, the chairperson of our disclosure committee, the head of internal audit, our chief legal officer and our independent auditors. During these meetings, the audit committee reviewed and discussed, among other things:

•	our financial statements for each of the first three quarters of 2019, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations;”

•	our compliance with and reporting under Section 404 of the Sarbanes-Oxley Act of 2002 and the related auditing standards;

•	the independent auditors’ material written communications with management;

•	our annual internal and external audit plans and the internal and external staffing resources available to carry out our audit plans;

•	internal audit results;

•	our risk management framework, including financial and operational risks;

•	certain risk matters including the Company’s risk profile, data privacy risk, and technology and cybersecurity risk;

•	the impact of new accounting pronouncements;

•	current tax matters affecting us, including reporting compliance, audit activity and tax planning;

•	litigation and regulatory matters;

•	our compliance with our code of business conduct and ethics, our anti-corruption policy, and our policy on gifts, entertainment and sponsorships;

•	our compliance with our Policy Regarding the Retention of Former Employees of Independent Auditors and Independent Auditor Services Policy; and

•	a self-evaluation of the committee.

The audit committee met five times in private session with Deloitte & Touche LLP and met five times in private session with the head of internal audit. The purpose of the private sessions is to allow the participants to raise any concerns they may have and to discuss other topics in a confidential setting.

In addition to the meetings discussed above, the chair of the audit committee, and any other audit committee member or other member of the board of directors who desired or was requested to participate, reviewed with management and our independent auditors our financial results for each quarter of 2019 prior to the quarterly release of earnings.

In February 2020, the independent auditors and members of senior management reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2019 with the audit committee, together with our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” This discussion included, among other things:

•	critical accounting policies and practices used in the preparation of our financial statements;

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Audit Committee Report

•	our judgmental reserves;

•	the effect of regulatory and accounting pronouncements on our financial statements, including the adoption of significant accounting standards;

•	confirmation that there were no unrecorded material audit adjustments proposed by the independent auditors;

•	confirmation that there were no matters of significant disagreement between management and the independent auditors arising during the audit;

•	other matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301 “Communications with Audit Committees;”

•	other matters required to be discussed by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence; and

•

matters relating to Section 404 of the Sarbanes-Oxley Act, including the management report on internal control over financial reporting for 2019 and the independent auditors’ report with respect to the effectiveness of our internal control over financial reporting and management’s assessment of the effectiveness of our internal control over financial reporting.

At this meeting, the audit committee met in separate private sessions with the independent auditors, the head of internal audit and management.

The audit committee has reviewed the fees billed by Deloitte & Touche LLP and related entities (“Deloitte”) to us with respect to 2019 and 2018, which consist of the following:

Audit Fees. The aggregate fees billed for professional services rendered by Deloitte for the audit of our financial statements and attestation of our certification of our internal control over financial reporting as of and for the year ended December 31, 2018 and the review of the financial statements included in our Quarterly Reports on Form 10-Q for 2018 approved by the audit committee were $7,907,000.

The aggregate fees billed for professional services rendered by Deloitte for the audit of our financial statements and attestation of our certification of our internal control over financial reporting as of and for the year ended December 31, 2019 and the review of the financial statements included in our Quarterly Reports on Form 10-Q for 2019 approved by the audit committee were $6,670,000.

Audit-Related Fees. The aggregate fees billed by Deloitte for audit-related services were $243,000 in 2018. These services consisted of review of financial statements for one of our foreign subsidiaries, providing a comfort letter in connection with a debt offering, providing consents and other miscellaneous services.

The aggregate fees billed by Deloitte for audit-related services were $208,000 in 2019. These services consisted of review of financial statements for one of our foreign subsidiaries, attestation reports related to certain financial and non-financial information for specific client requirements and government subsidies for certain of our foreign subsidiaries and other miscellaneous services.

Tax Fees. The aggregate fees billed by Deloitte for tax services were $566,000 in 2018. These services consisted of assistance in the preparation and review of certain international tax returns, assistance with tax audits and examinations, advice related to changes in tax laws and reporting requirements, due diligence related to a potential acquisition, advice regarding tax issues relating to our reorganizations and transfer pricing studies.

The aggregate fees billed by Deloitte for tax services were $882,000 in 2019. These services consisted of assistance in the preparation and review of certain international tax returns, assistance with tax audits and examinations, advice related to changes in tax laws and reporting requirements, advice regarding tax issues relating to our reorganizations and transfer pricing studies.

All Other Fees. There were no other fees billed by Deloitte to us in 2018.

The aggregate fees billed by Deloitte for all other services were $24,900 in 2019. These services consisted of fees for technical accounting research subscriptions, market research benchmarking data and training costs.

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Audit Committee Report

Approval Procedures. We have an Independent Auditor Services Policy that we review on an annual basis. The policy sets forth the types of services that we may and may not engage our auditors to provide, the approval requirements for permitted services and related disclosure and reporting standards. A copy of the policy is available on our web site at http://investor.manpowergroup.com/governance. Each of the services described under the headings “Audit-Related Fees” and “Tax Fees” was approved during 2018 and 2019 in accordance with the policy.

The audit committee has also received the written disclosures and confirmation from Deloitte required by PCAOB Ethics and Independence Rule 3526 and discussed with Deloitte their independence. In particular, at each regular meeting during 2019 and at the meeting in February 2020 the audit committee reviewed and discussed the non-audit services provided by Deloitte to us that are described above. The audit committee has considered whether the provision of the non-audit services described above is compatible with the independence of Deloitte and satisfied itself as to the auditor’s independence. The audit committee believes that Deloitte has been objective and impartial in conducting the 2019 audit, and believes that the provision of these services has not adversely affected the integrity of our audit and financial reporting processes.

In performing all of the functions described above, the audit committee acts only in an oversight capacity. The audit committee does not complete its reviews of the matters described above prior to our public announcements of financial results and, necessarily, in its oversight role, the audit committee relies on the work and assurances of our management, which has the primary responsibility for our financial statements and related reports and internal control over financial reporting, and of the independent auditors, who, in their report, express an opinion on the conformity of our annual financial statements to accounting principles generally accepted in the United States and on the effectiveness of our internal control over financial reporting.

In reliance on these reviews and discussions, and the report of the independent auditors, the audit committee has recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019.

The Audit Committee

Paul Read, Chair

Gina R. Boswell

John F. Ferraro

Patricia Hemingway Hall

Ulice Payne, Jr.

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2. Ratification of Independent Auditors

2. Ratification of Independent Auditors

The audit committee of the board of directors has appointed Deloitte & Touche LLP to audit our consolidated financial statements for the fiscal year ending December 31, 2020 and directed that such appointment be submitted to the shareholders for ratification. Deloitte & Touche LLP has audited our consolidated financial statements since the fiscal year ended December 31, 2005. Representatives of Deloitte & Touche LLP will be present at the annual meeting and have the opportunity to make a statement if they so desire, and will also be available to respond to appropriate questions.

If the shareholders do not ratify the appointment of Deloitte & Touche LLP, the audit committee will take such action into account in reconsidering the appointment of our independent auditors for the fiscal year ending December 31, 2020.

The affirmative vote of a majority of the votes cast on this proposal shall constitute ratification of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2020. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will have no impact on the approval of the proposal.

The board of directors recommends you vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2020, and your proxy will be so voted unless you specify otherwise.

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3. Advisory Vote on Approval of the Compensation of Named Executive Officers

3. Advisory Vote on Approval of the Compensation of Named Executive Officers

The Company seeks your advisory vote on our executive compensation program and asks that you support the compensation of our named executive officers as disclosed in the “Compensation Discussion and Analysis” section and the accompanying tables contained in this Proxy Statement. We are providing this vote as required pursuant to Section 14A of the Securities Exchange Act of 1934. We are asking shareholders to approve the following resolution regarding our executive compensation program:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

ManpowerGroup derives approximately 88% of its revenues from outside the United States, with the largest portions coming from the company’s operating segments in Southern Europe (44%), Northern Europe (22%) and Asia Pacific Middle East (13%). Our business is truly global in nature and complexity. Through our global network of nearly 2,500 offices in 75 countries and territories, we put millions of people to work each year with our global, multinational and local clients across all major industry segments and provide a broad range of workforce solutions including recruitment and assessment, training and development, career management, outsourcing and workforce consulting.

To be successful, ManpowerGroup needs senior executives who have the capability and experience to operate effectively in this environment. A guiding principle of the company’s compensation program is to provide pay opportunities to the executive officers that are competitive in attracting and retaining executives of this caliber. Other key objectives of the program are to align compensation to shareholder interests and, as an element of that objective, to pay for results and not pay for failure.

Compensation packages for the executive officers generally include, as short-term arrangements, a base salary and an annual incentive bonus, and for long-term focus and value accumulation, performance share units, stock options and restricted stock units. The annual incentive is earned based on achievement of goals established at the beginning of each year. Likewise, PSUs represent a right to receive shares of company common stock based on achievement of goals established at the time the PSUs are granted. For both, award opportunities are established for achievement at threshold, target and outstanding levels.

The Company structures the compensation packages of the executive officers so that the overall outcomes at target fall generally within the median range of the competitive market. For the annual incentive and the PSU components of the package, award levels for achievement of the applicable goals generally are set at the median of the competitive market for target results and the 75th percentile for outstanding results. However, actual outcomes may vary among the executive officers due to experience and other individual factors. In addition, because of the cyclical nature of the Company’s business, actual outcomes may significantly exceed or fall short of this range after taking into account performance factors.

As noted above, a key objective of the compensation program is to align compensation to shareholder interests. The company’s compensation program addresses this objective on both a short-term basis and a long-term basis. Annual incentive awards are based on achievement of goals that are drivers of shareholder value and PSUs are earned based on operating profit margin percentage goals, a measure of how efficiently our executive officers have deployed our operating resources to generate a profit. We believe using this metric drives a long-term focus on achieving sustainable profits. In addition, a substantial portion of the annual incentive award paid to the executive officers is based on achievement of earnings per share, return on invested capital and revenue for the year. Earnings per share focuses our executive officers on producing financial results that align with the interests of our shareholders, return on invested capital incentivizes our executive officers to manage our accounts receivable and other capital investments carefully in order to maximize capital deployed, and revenue keeps our NEOs focused on top-line growth, in addition to profitability.

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3. Advisory Vote on Approval of the Compensation of Named Executive Officers

Both the short-term and long-term components of the compensation program reflect the objective that senior executives should be paid for results and not paid for failure. The executive officers’ base salaries generally are at or below market median with a significant component of the annual cash opportunity based on the level of attainment of performance goals for the year. If the actual results fall short of the goals, the award level is correspondingly reduced or eliminated.

As for the long-term components of the compensation program, the ultimate value received by an executive, through stock appreciation, will of course depend directly on the performance of the company. In addition, a significant component of the long-term compensation package consists of performance share units which are earned only to the extent the company achieves a pre-established level of performance tied to a designated performance metric, in this instance operating profit margin percent.

Approval of the company’s executive compensation policies and procedures requires that the number of votes cast in favor of the proposal exceeds the number of votes cast against it. Abstentions and broker non-votes will not be counted as votes cast. Because this shareholder vote is advisory, it will not be binding upon the board of directors. However, the executive compensation and human resources committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The board of directors recommends that you vote FOR the proposal to approve the compensation of our named executive officers, and your proxy will be so voted unless you specify otherwise.

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4. Approval of the Amendment and Restatement of the 2011 Equity Incentive Plan of ManpowerGroup Inc.

4. Approval of the Amendment and Restatement of the 2011 Equity Incentive Plan of ManpowerGroup Inc.

General

Our 2011 Equity Incentive Plan (the “plan”) was initially adopted by our board of directors and approved by shareholders in 2011, and was last updated to increase the number of shares available in 2014. No shares may be granted under the plan after February 16, 2021. To permit the Company to continue to grant equity awards after the plan expires and to make other desired amendments to the plan, the board of directors, following the recommendation of the executive compensation and human resources committee (the “Committee”), has approved certain amendments to the plan in the form of the 2011 Equity Incentive Plan of ManpowerGroup Inc. Amended and Restated Effective May 8, 2020, including the addendum containing the French Sub-Plan (collectively, the “Amended and Restated Plan”). The Company is now seeking shareholder approval of the Amended and Restated Plan.

In the opinion of the Committee and the board, the amendments are necessary as a part of our continuing commitment to attract, retain and motivate employees and to align the interests of our employees with those of our shareholders.

The complete text of the Amended and Restated Plan is set forth as Appendix B-1 to this proxy statement. The following summary of the amendments and the material features of the plan does not purport to be complete and is qualified in its entirety by reference to Appendix B-1.

Description of the Proposed Amendments

The proposed amendments will:

•	Extend the duration of the plan. Under the current plan, no awards may be granted after February 16, 2021. Under the Amended and Restated Plan, awards may be granted through May 8, 2030.

•

Increase the maximum number of shares authorized for issuance under the plan by 2,500,000 shares. In reaching the determination to increase in the number of shares available for issuance by 2,500,000, the board and the Committee considered ManpowerGroup’s historical grant practices and current and future dilution levels, as well as current grant practices. Mercer, the Committee’s independent compensation consultant, assisted in this assessment.

Based on our historical practices, we believe that the new shares, when added to the 1,717,431 shares that were available for future issuance as of February 14, 2020, will be sufficient to address our anticipated needs for at least four years. However, actual grants remain within the discretion of the Committee and future conditions may warrant annual grants that are greater or lesser than those made in recent years.

•

Eliminate the sublimit on the aggregate number of “full value awards.” Currently, the maximum number of shares that may be issued under the plan pursuant to the grant of restricted stock, restricted stock units (RSUs), performance share units (PSUs) and shares of deferred stock is 4,375,000 (of which, as of February 14, 2020, there were 1,147,253 shares available for future issuance for such awards). Since ManpowerGroup’s use of stock options has declined over time, the Committee believes that the sublimit is no longer needed.

•

Adopt an annual limit on non-employee director pay. The Amended and Restated Plan will limit the maximum number of shares subject to stock awards that can be granted to any of our non-employee directors during a fiscal year, taken together with any cash fees earned by such non-employee director during such calendar year for service on the board, to $700,000 in total value (based on the grant date fair value of such stock awards for financial reporting purposes).

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4. Approval of the Amendment and Restatement of the 2011 Equity Incentive Plan of ManpowerGroup Inc.

•

Eliminate provisions of the plan that were previously necessary to qualify certain awards as “performance-based compensation” under Section 162(m) of the Code. These provisions no longer provide tax benefits to us given the elimination of the performance-based compensation exemption by the Tax Cuts and Jobs Act of 2017. While the Committee does not have any current intent to substantially change its grant practices as to the mix of awards it grants or its use of performance-based vesting criteria for PSUs, it has determined that these limitations on its ability to grant and administer such awards are unnecessary in light of the change in tax laws.

•

Eliminate the minimum vesting limitations on awards. The plan currently provides a minimum vesting period on awards. For time-vested awards, the minimum is three years and for performance-vested awards, there is a minimum one-year performance period. Exceptions to these minimum periods are permitted for certain employment terminations (e.g., death, disability, retirement) and for a limited number of shares. While the Committee does not have any current intention to change its grant practices with respect to vesting and performance periods, it has determined that the need for this provision creates unnecessary administrative burden for the Company to track the number of limited situations where exceptions are permitted and would prefer to maintain flexibility.

•

Include a French Sub Plan. Pursuant to a French law non-French companies are permitted, but not required, to grant French-qualified RSUs, which provide for more favorable tax and social treatment (so called “Macron Regime”) for both French employers and their employees than the current RSU awards granted by the Company in France. Among the conditions for granting French-qualified RSUs under the Macron Regime is that the French-qualified RSUs are granted pursuant to an equity incentive plan containing provisions that specifically allow for French-qualified RSUs in compliance with the applicable French corporate rules and which is approved by the Company’s stockholders. The French Sub Plan is part of the Amended and Restated Plan and does not increase the number of shares reserved for grant.

•

Make miscellaneous administrative updates. In addition to the other changes to the plan described in this proposal, the Amended and Restated Plan contains a number of minor changes to its administrative provisions to align better with the Company’s desired administration of the plan and to facilitate ease of such administration.

Corporate Governance and Best Practice Highlights

The Amended and Restated Plan and our other related governance practices and policies are consistent with the interests of our shareholders and with our corporate governance practices, as follows:

•	The Amended and Restated Plan prohibits repricing or buyout of underwater options or stock appreciation rights (SARs).

•	The Amended and Restated Plan limits the annual value of stock awards that we can grant our non-employee directors to $700,000, reduced by any cash compensation earned during the year.

•	The Amended and Restated Plan prohibits discounted options or SARs or awards with reload provisions.

•

The Amended and Restated Plan does not permit “liberal share counting” (shares subject to awards may not again be made available for issuance or delivery if such shares are delivered or withheld by the company to pay the exercise price of options or stock-settled SARs using a net exercise method and any shares issued / withheld by the company to pay taxes on any award are counted as issued).

•	We do not provide excise tax gross-ups.

•

We do not pay dividend equivalents on PSUs and any dividend equivalents on time-based RSUs and deferred stock are accumulated (in the form of additional RSUs or deferred stock) which are only paid if and when the RSUs and deferred stock vest.

•	Awards are subject to forfeiture and clawback provisions.

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4. Approval of the Amendment and Restatement of the 2011 Equity Incentive Plan of ManpowerGroup Inc.

•	We require our executives and directors to comply with significant stock ownership guidelines.

•	We prohibit hedging and pledging in company stock.

Key Data

The board and the Committee believe the Amended and Restated Plan will:

✓	Help to attract, motivate, and retain talented employees and non-employee directors

✓	Align employee and stockholder interests

✓	Link employee compensation to company performance, which reinforces our strong pay-for-performance compensation philosophy

To determine the number of new shares to request (2,500,000), the Committee considered several factors, including: our current and potential future dilution, historical share usage and burn rate, and projected share needs over the expected plan duration.

Shares Available for Future Awards

The following table includes information regarding shares that would be available for future awards as of February 14, 2020 assuming the Amended and Restated Plan is approved:

Current Shares Available for Grant(1)	1,717,431
New Shares Requested Subject to Shareholder Approval	2,500,000
Total Shares Available for Grant Under Amended & Restated Plan Assuming Shareholder Approval	4,217,431

(1)	Includes performance share units at the target level. Shares Available for Grant using performance share units at the outstanding level is 1,383,645.

Current and Future Dilution

The following table includes information regarding the current dilution as of February 14, 2020 and the potential future dilution as of February 14, 2020 assuming the Amended and Restated Plan is approved:

(A)	Options Outstanding	787,522
	Weighted Average Exercise Price	$91.34
	Weighted Average Remaining Term	7.2 years
(B)	Time-based Restricted Stock Units (“RSUs”) Outstanding	559,461
(C)	Deferred Stock Outstanding	72,427
(D)	Performance Share Units (“PSUs”) Outstanding (at target level)	333,786
(E)	Current Shares Available for Grant	1,717,431
(F)	Common Shares of the Company Outstanding	58,751,672
	Overhang: [A+B+C+D+E] ÷ F(1)	5.9%
(G)	Total Shares Available for Grant Under Amended & Restated Plan Assuming Shareholder Approval	4,217,431
	Fully Diluted Overhang: [A+B+C+D+G] ÷ F(1)	10.2%

(1)	If calculated using performance share units at the outstanding level (667,572 shares), overhang is 5.9% and fully diluted overhang is 10.2%.

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4. Approval of the Amendment and Restatement of the 2011 Equity Incentive Plan of ManpowerGroup Inc.

Three-Year Average Burn Rate

The following table includes information regarding the three-year average burn rate of the plan:

		2019	2018	2017	2017-19 AVG.
	Options Granted	174,360	122,380	145,429	147,390
	Time-based RSUs Granted	236,291	145,949	167,539	183,260
	Deferred Stock Granted	19,447	15,703	13,504	16,218
	PSUs Granted (at target level)	136,264	94,005	115,125	230,263

(A)	Total	566,362	378,037	441,597	461,999

(B)	Weighted Avg. Basic Common Shares Outstanding	59,876,170	64,585,690	67,076,258	63,846,039

	Burn Rate = A ÷ B (1)	1.0%	0.6%	0.7%	0.7%

(1)

If calculated using performance share units at the outstanding levels (230,250 shares, 188,010 shares and 272,528 shares for 2017, 2018 and 2019, respectively), the burn rate for 2017, 2018 and 2019 is 0.8%, 0.7% and 1.1%, respectively and the average burn rate for 2017-2019 is 0.9%.

Based on this historical burn rate, our expected share needs, and our current stock price, we project the total available pool of 4.2 million shares to last approximately four years. Actual grants remain within the discretion of the Committee and future conditions may warrant annual grants that are greater or lesser than those made in recent years.

Reasons for Seeking Shareholder Approval

We use equity compensation as a key tool for the attraction, retention and motivation of the best available talent. One of the primary reasons we are seeking shareholder approval of the Amended and Restated Plan is that if shareholder approval is not obtained, we will not be able to grant equity awards after February 16, 2021. In addition, the increase of shares available under the Amended and Restated Plan will provide us the ability to continue to grant equity awards for a number of years after the approval. Also, as previously mentioned, in order to grant qualified French RSUs under the Macron Regime in a manner that will allow us and our French participant to benefit from the tax savings associated with awards under the French Sub Plan, we must obtain shareholder approval of our French Sub Plan, which is part of the Amended and Restated Plan.

Material Features of the Amended and Restated Plan

Purpose

The purpose of the Amended and Restated Plan is to provide for compensation alternatives for certain employees and directors based on our common stock. These alternatives are intended to be used as a means to attract and retain superior employees and directors, to provide a stronger incentive for employees and directors to put forth maximum effort for our continued success and growth and in combination with these goals, to provide employees and directors with a proprietary interest in our performance and growth.

Administration

The Amended and Restated Plan will be administered by the Committee or the board with respect to grants to employees and by the board with respect to grants to non-employee directors. The Committee will be designated from time to time by the board, and it will be so constituted as to permit grants to be exempt from Section 16(b) of the Securities Exchange Act of 1934 or any other statutory rule or regulatory requirements, unless otherwise determined by the board. We refer to the board and the Committee as the “administrator.”

The administrator has sole discretion to determine the employees or directors to whom awards will be granted, the terms and provisions of each such award and to make all other determinations and interpretations which it deems necessary or advisable for the administration of the Amended and Restated Plan. A decision of the administrator with regard to any of these matters is conclusive and binding.

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4. Approval of the Amendment and Restatement of the 2011 Equity Incentive Plan of ManpowerGroup Inc.

Eligibility

Participants under the Amended and Restated Plan are limited to our employees and non-employee directors. In determining the employees to whom awards will be granted and the number of shares to be covered by each award, the administrator may take into account the nature of the services rendered by the employees, their present and potential contributions to our success and such other factors as the administrator may deem relevant. We estimate that approximately 28,000 persons are eligible to participate in the Amended and Restated Plan. This includes Jonas Prising, Jack McGinnis and Richard Buchband, who are currently executive officers of the Company, and ten non-employee directors.

Duration and Amendment of the Plan; No Repricing

No awards may be granted under the Amended and Restated Plan after May 8, 2030. Except to the extent shareholder approval is required under tax, securities or any other applicable law or the listing standards of the New York Stock Exchange, the board may amend, modify or terminate the Amended and Restated Plan (except in certain cases where participant consent is required).

Except as described below, the administrator may amend, modify or terminate an outstanding award. The administrator may not, without the participant’s consent, amend, modify or terminate an outstanding award unless it determines that the action would not materially and adversely affect the participant or where such amendment or modification is necessary in order for a participant to avoid becoming subject to penalties and/or interest under Section 409A of the Internal Revenue Code. Except in connection with a corporate transaction involving ManpowerGroup (including, without limitation, any stock dividend, stock split, recapitalization, merger, consolidation, combination, or exchange of shares), the administrator may not adjust or amend the exercise price of any outstanding option or SAR whether through amendment, cancellation or replacement grants or any other means.

Shares of Common Stock Available Under the Plan

The maximum number of shares which currently may be issued under the plan, subject to adjustment in the event of certain corporate transactions, is 6,500,000 (of which, as of February 14, 2020 there were 1,717,431 shares available for future issuance). Under the Amended and Restated Plan, if approved, the maximum number of shares available for issuance, subject to adjustment in the event of certain corporate transactions, would be increased by 2,500,000 shares.

Any shares that terminate, expire, or are forfeited, cancelled or settled in cash, may be used for the future grant of awards to the extent of such termination, expiration, forfeiture, cancellation or settlement. Notwithstanding the foregoing, shares subject to awards may not again be made available for issuance or delivery if such shares are delivered or withheld by the Company to pay the exercise price of options or SARs or taxes on such awards using the net exercise method. For other awards settled in shares, the portion of any shares issued but then withheld by the Company to satisfy withholding taxes reduces the number of shares available for issuance.

The shares to be delivered under the Amended and Restated Plan will be made available from authorized but unissued shares of ManpowerGroup common stock and/or from treasury shares.

Limitations on Awards under the Amended and Restated Plan

During the term of the Amended and Restated Plan, no more than 1,000,000 shares may be granted as incentive stock options.

The maximum number of shares subject to stock awards that can be granted to any of our non-employee directors during a fiscal year, taken together with any cash fees earned by such non-employee director during such calendar year for service on the board, to $700,000 in total value (based on the grant date fair value of such stock awards for financial reporting purposes).

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4. Approval of the Amendment and Restatement of the 2011 Equity Incentive Plan of ManpowerGroup Inc.

Types of Awards; General Terms and Conditions

The Amended and Restated Plan provides for the grant of nonstatutory stock options (NSOs), incentive stock options (ISOs), restricted stock, RSUs, PSUs, SARs, and deferred stock to employees designated by the Committee or the board. The Amended and Restated Plan also provides for the grant of NSOs, restricted stock, RSUs, PSUs, SARs and deferred stock to non-employee directors.

Nonstatutory Stock Options. The administrator may grant nonstatutory stock options which do not meet the requirements of Section 422 of the Code and which will be subject to the following terms and conditions. The option exercise price per share will be determined by the administrator but will not be less than 100% of the “fair market value” of the common stock on the date of grant of such option. The term “fair market value” means the closing market price for the common stock on the date of grant. Payment of the exercise price of nonstatutory stock options may be made in cash, common stock already owned by the participant, other property, or such other consideration consistent with the plan’s purpose and applicable law as may be determined by the administrator. The administrator may permit a participant to exercise a nonstatutory stock option on a “net exercise” basis. In such case, ManpowerGroup will deliver to the participant the total number of shares equal to the number of shares for which the option was exercised, reduced by the number of whole shares (which ManpowerGroup will retain) with a value on the date of exercise equal to the exercise price and the required withholding tax at the time of exercise. Every option which has not been exercised within ten years of its date of grant will lapse upon the expiration of the ten-year period, unless it has lapsed at an earlier date as determined by the administrator.

During the lifetime of a participant, options granted to that participant under the Amended and Restated Plan generally will be nontransferable and exercisable only by the participant. However, directors and employees subject to Section 16 of the Exchange Act may transfer options granted under the plan to immediate family members, trusts for their benefit or the benefit of their immediate family members, or partnerships in which their immediate family members are the only partners. A participant will have the right to transfer any options granted to such participant upon such participant’s death to a designated beneficiary or, if none, either by the terms of such participant’s will or under the laws of descent and distribution. All distributees will be subject to the terms and conditions of the Amended and Restated Plan to the same extent as such terms and conditions would apply to the participant if still alive.

Incentive stock options. The administrator may grant incentive stock options which meet the requirements of Section 422 of the Code. All incentive stock options, except for the provisions described in this paragraph, will be subject to the same terms and conditions as described under “Nonstatutory stock options.” Under the Amended and Restated Plan, the aggregate fair market value, determined at the time the option is granted, of the common stock with respect to which incentive stock options are exercisable for the first time by any participant during any calendar year under the plan and any other incentive option plans may not exceed $100,000, or any other limit as may be prescribed by the Code from time to time. Incentive stock options are not transferable except upon an employee’s death.

SARs. The administrator may grant SARs. The grant value of each SAR will be determined by the administrator, but will not be less than 100% of the fair market value of the common stock on the date of grant. A SAR will entitle a participant to receive cash, shares of common stock or a combination of cash and shares of common stock with a value equal to the excess of the market price of one share of common stock at the time of exercise over the grant value of the SAR.

Every SAR which has not been exercised within ten years of its date of grant will lapse upon the expiration of the ten-year period, unless it has lapsed at an earlier date as determined by the administrator.

During the lifetime of a participant, SARs granted to that participant generally will be nontransferable and exercisable only by the participant. A participant will have the right to transfer any SARs held upon the participant’s death to a designated beneficiary or, if none, either by the terms of such participant’s will or under the laws of descent and distribution. All distributees will be subject to the terms and conditions of the Amended and Restated Plan to the same extent as such terms and conditions would apply to the participant if still alive.

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4. Approval of the Amendment and Restatement of the 2011 Equity Incentive Plan of ManpowerGroup Inc.

Restricted Stock/RSUs. The administrator may grant restricted stock or RSUs. Restricted stock may not be sold, assigned, conveyed, donated, pledged, transferred or otherwise disposed of or encumbered during a restricted period determined by the administrator. If the employment of an employee holding restricted stock terminates during this restricted period, generally the stock will be forfeited.

The administrator will determine the conditions under which restricted stock or RSUs shall vest. Vesting may be based upon the continued employment of an employee or continued service of a director during the applicable vesting period and/or the achievement of specific performance objectives during the restricted period.

Except as otherwise determined by the administrator at the time of grant, shares of common stock shall be distributed to the participant in respect of RSUs as of the vesting date. If determined by the administrator at the time of grant, RSUs may be settled in cash in an amount equal to the market price of the shares the participant is entitled to receive.

During the lifetime of a participant, RSUs generally will be nontransferable. A participant will have the right to transfer any RSUs held upon the participant’s death to a designated beneficiary or, if none, either by the terms of such participant’s will or under the laws of descent and distribution. Any such beneficiary will be subject to the terms and conditions of the Amended and Restated Plan to the same extent as such terms and conditions would apply to the participant if still alive.

A participant holding RSUs will have no rights as a shareholder with respect to the shares of common stock distributable with respect to such RSUs until shares are distributed to the participant. Unless otherwise provided by the administrator, each participant who holds RSUs will be credited with a number of additional RSUs with a value equal to the value of any dividend paid or distribution made with respect to the common stock and those RSUs will vest in accordance with the original RSUs vesting schedule.

PSUs. The administrator may grant PSUs. PSUs will entitle a participant, upon the satisfaction of certain performance objectives, to receive a number of shares of common stock based on the achievement of performance objectives established for the participant.

The administrator will determine the terms and conditions of the PSUs, including the applicable performance objectives, the performance period, and the vesting period, which may or may not run concurrently with the performance period.

The participant will be entitled to receive one share of common stock for each PSU earned, provided any applicable vesting period has also been satisfied. Except as otherwise determined by the administrator at the time of grant, shares of common stock shall be distributed to the participant in respect of PSUs as of the later of: (1) the date the administrator certifies that the performance objectives have been met; or (2) if applicable, the date any applicable vesting period is satisfied. If determined by the administrator at the time of grant, PSUs may be settled in cash in an amount equal to the market price of the shares the participant is entitled to receive.

During the lifetime of a participant, PSUs generally will be nontransferable. A participant will have the right to transfer any PSUs held upon the participant’s death to a designated beneficiary or, if none, either by the terms of such participant’s will or under the laws of descent and distribution. Any such beneficiary will be subject to the terms and conditions of the Amended and Restated Plan to the same extent as such terms and conditions would apply to the participant if still alive.

A participant holding PSUs will have no rights as a shareholder with respect to the shares of common stock distributable with respect to such PSUs until shares are distributed to the participant.

Deferred Stock. The administrator may grant deferred stock. Deferred stock will entitle a participant to receive one share of common stock for each share of deferred stock held. Deferred stock will vest and shares of common stock will be distributed at the time or times determined by the administrator, however no common stock will be distributed in respect of deferred stock prior to the date on which the deferred stock vests. If determined by the administrator, deferred stock may be settled in cash in an amount equal to the market price of the shares the participant is entitled to receive. During the lifetime of a participant, deferred stock generally will be nontransferable.

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A participant will have the right to transfer any deferred stock held upon the participant’s death to a designated beneficiary or, if none, either by the terms of such participant’s will or under the laws of descent and distribution. All distributions will be subject to the terms and conditions of the Amended and Restated Plan to the same extent as such terms and conditions would apply to the participant if still alive. A participant holding deferred stock will have no rights as a shareholder with respect to the shares of common stock distributable with respect to such deferred stock; provided, however, that each participant who holds deferred stock will be granted a number of additional shares of deferred stock with a value equal to the value of any dividend paid or distribution made with respect to the common stock and those additional shares of deferred stock will vest in accordance with the vesting schedule for the original shares of deferred stock.

Section A — UK Sub Plan

The plan includes a special Section A which applies to U.K. employees. Section A has been approved by the HM Revenue & Customs in the United Kingdom and incorporates specific provisions of the main plan relating to stock options, subject to variations required by HM Revenue & Customs to confer beneficial tax treatment for U.K. participants. No changes have been made to Section A under the Amended and Restated Plan.

French Sub Plan

The Amended and Restated Plan allows the administrator to grant awards in a manner necessary or appropriate to comply with the laws of other countries, and to allow for tax and social preferred treatment of awards. In order to position us to take advantage of the Macron Regime, the board has adopted a French Qualified RSU Sub Plan (the “French Sub Plan”).

In addition to shareholder approval of the French Sub Plan, other key requirements for French-qualified RSUs granted under the Macron Regime include that: (i) the French-qualified RSUs must provide for a minimum vesting period of one year from the grant date, (ii) the shares acquired upon vesting of French-qualified RSUs may not be sold until after the second anniversary of the grant date, (iii) the French-qualified RSUs cannot be granted to any employee or managing director who (1) owns more than 10% of the Company’s share capital or (2) will, due to the grant, own more than 10% of the company’s share capital and (iv) shares acquired upon vesting may not be sold during “closed periods” which includes blackout periods under the Company’s insider trading policies and blackout periods under applicable law.

Change in Control

Upon the occurrence of a change in control followed by a qualifying termination of employment (“double trigger”) generally all outstanding options and SARS will become immediately exercisable, all restrictions applicable to all outstanding restricted stock will lapse, all RSUs will immediately vest and any performance conditions with respect to PSUs shall be deemed to have been satisfied and the employee will receive shares of stock equivalent to the target number of PSUs assigned to him or her. A “double trigger” occurs when there is a triggering event and one of the following occurs:

•

If our shares remain publicly traded on a national securities exchange, the employee is terminated by us other than for cause, during a protected period (generally six months prior to a triggering event) or within two years following the triggering event,

•

upon a triggering event where our shares do not remain publicly traded on a national securities exchange, unless the shares are converted, on a tax-free basis, into similar shares based on the shares of an acquiring corporation that is publicly traded on a national securities exchange

•

If our shares do not remain publicly traded on a national securities exchange after the triggering event and the shares are converted, on a tax-free basis, into similar shares based on the shares of an acquiring company that is publicly traded on a national securities exchange, the employee is terminated by us other than for cause during a protected period or within two years following a triggering event

In the event of accelerated vesting due to the termination of the employee’s employment during a protected period as described above, the accelerated vesting will occur as of the date of the triggering event.

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4. Approval of the Amendment and Restatement of the 2011 Equity Incentive Plan of ManpowerGroup Inc.

The term “triggering event” means the first to occur of any of the following:

•	The acquisition of 20% or more of our then outstanding common stock

•	The consummation of merger or consolidation to which we are a party

•	The consummation of any liquidation or dissolution of ManpowerGroup, or a sale or disposition of all or substantially all of our assets

•	The members of the board who adopted the plan cease under certain circumstances to constitute at least a majority of the board

•	The issuance by us of common stock representing a majority of the outstanding common stock after giving effect to such issuance

The term “protected period” is a period of time determined relative to the occurrence of a triggering event, as follows:

•

If the triggering event is a tender offer, the protected period begins on the date of the initial tender offer and continues through the consummation of the tender offer, but will be no longer than six months prior to consummation

•

If the triggering event is a merger or consolidation, the protected period begins on the date that serious and substantial discussions take place to effect the transaction and continues through the consummation of the merger or consolidation, but will be no longer than six months prior to consummation

•	If the triggering event is a transaction not described above, the protected period begins on the date that is six months prior to the triggering event and continues through the triggering event

Termination of Employment

Options and SARs. The following will apply to employees holding options or SARs upon termination of employment unless determined otherwise by the administrator at the time of grant. Any employee whose employment is terminated due to retirement will have three years from the date of termination to exercise any option or SAR granted under the plan to the extent the employee had the right to exercise the option or SAR on the date of termination. If an employee’s employment is terminated for “cause,” any option or SAR granted to that employee under the plan that has not been exercised prior to termination will lapse immediately upon termination of employment. If an employee’s employment is terminated for any reason not described above, the employee will have 18 months from the date of such termination to exercise any option or SAR to the extent the employee had the right to exercise the option or SAR on the date of termination. If the employment of an employee holding options or SARs is terminated during a “protected period” other than for cause, the employee will have the right to exercise such option or SAR in full.

The administrator may, in its sole discretion, increase the periods permitted for exercise of an option or an SAR following termination of employment under any of the circumstances described above, if allowable under applicable law. In no event, however, will any option or SAR be exercisable more than ten years after the date of grant.

Restricted Stock, RSUs and Deferred Stock. Except as otherwise determined by the administrator at the time of grant, all restrictions on restricted stock held by an employee will lapse and all RSUs and deferred stock will immediately vest upon the employee’s termination of employment due to disability, death, or during a protected period other than for cause. For RSUs and deferred stock, accelerated vesting is also provided upon at termination for retirement except as otherwise provided by the administrator at the time of grant. If an employee’s employment is terminated for any other reason, all restricted stock and RSUs and deferred stock held by the employee which has not vested will be forfeited.

PSUs. Except as otherwise determined by the administrator at the time of grant, in the event of an employee’s termination of employment due to disability, death or during a protected period other than for cause, any performance conditions with respect to PSUs shall be deemed to have been satisfied and the employee will receive shares of stock equivalent to the target number of PSUs assigned to him. If an employee’s employment is terminated for any other reason, all PSUs held by the employee which have not been earned or vested will be forfeited. Pro rata vesting based on actual performance at the end of the performance period may apply in the event of a retirement, except as otherwise determined by the administrator at the time of grant.

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Adjustment in Event of Capital Changes

The Amended and Restated Plan provides that the administrator may make adjustments to the total number of shares authorized for issuance under the Amended and Restated Plan, the number of shares subject to each outstanding option, the number of shares of restricted stock then held by each participant, the number of shares to which an outstanding SAR relates, the number of shares to which each outstanding award of deferred stock, restricted stock or PSU relates, the exercise price applicable to each option, the grant value of each SAR, and the other limitations described above under “Common Stock Subject to the Plan” in the event of any change in our capitalization, including stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, or similar transactions. In addition, in the event of a merger or consolidation of ManpowerGroup in which ManpowerGroup is not the survivor, or a sale or disposition of all or substantially all of our assets, the administrator may provide for the waiver of any restrictions or vesting requirements for awards outstanding under the plan and for the conversion of outstanding awards into cash or the right to receive securities of another person on terms determined by the administrator.

Federal Income Tax Consequences

The following is a summary of U.S. federal income tax consequences relating to awards granted under the Amended and Restated Plan. The summary below does not contain a complete analysis of all the potential tax consequences relating to awards granted under the plan, including state, local or foreign tax consequences.

Nonstatutory stock options. A participant will not be deemed to have received taxable income upon the grant of a NSO. Upon the exercise of a NSO, a participant generally will be deemed to have received taxable ordinary income in an amount equal to the excess of the fair market value of the common stock received on the date of exercise over the option price.

Upon the exercise of a NSO, we will ordinarily be entitled to a deduction for federal income tax purposes in an amount equal to the amount included in income by the participant as a result of such exercise (except as may be limited under Section 162(m) of the Code). This deduction will be available to us in the tax year in which the participant recognizes the income.

The income attributable to a participant who is an employee exercising a NSO will be subject to withholding for federal income tax purposes, and we will be entitled to withhold the amount of tax due from any amounts payable to the participant by us or to defer making delivery of any common stock to be issued until satisfactory withholding arrangements have been made. The basis of shares received upon the exercise of a NSO will be the option exercise price paid plus the amount recognized by the participant as taxable income attributable to such shares as a result of the exercise. Gain or loss recognized by the participant on a subsequent disposition of any such shares will be capital gain or loss if such shares constitute a capital asset in the hands of the participant. A participant’s holding period will commence on the date of exercise.

Incentive stock options. Participants will not be deemed to recognize taxable income upon the grant or exercise of an ISO. If a participant makes no disqualifying disposition of the common stock received upon exercise within the one year period beginning after the transfer of such common stock to the participant nor within two years from the date of grant of the ISO, and if the participant at all times from the date of the grant of the ISO to a date three months before the date of exercise has been an employee of the Company, any gain recognized on the disposition of the common stock acquired upon exercise will be long-term capital gain. The difference between the fair market value of the common stock at the time of exercise and the exercise price will, however, be an item of tax preference, and may subject a participant to the alternative minimum tax. We will not be entitled to any deduction with respect to the grant or exercise of the ISO or the transfer of common stock acquired upon exercise.

If the participant makes a disqualifying disposition of the common stock before the expiration of the one or two year holding periods described above, the participant will be deemed to have received taxable ordinary income at the time of such disposition to the extent that the fair market value of the common stock at the time of exercise, or, if less, the amount realized on such disposition, exceeds the exercise price. To the extent that the amount realized on such disposition exceeds the fair market value of the common stock at the time of exercise, such excess will be

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4. Approval of the Amendment and Restatement of the 2011 Equity Incentive Plan of ManpowerGroup Inc.

taxed as capital gain if the common stock is otherwise a capital asset in the hands of the participant. To the extent the participant recognizes ordinary income on a disqualifying disposition of the common stock, we may be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the participant (except as may be limited under Section 162(m) of the Code).

SARs. A participant will not be deemed to have received taxable income upon the grant or vesting of a SAR. Upon the exercise of a SAR, a participant generally will be deemed to have received income, taxable for federal income tax purposes at ordinary income rates, equal to the fair market value at the time of exercise of any common stock received plus the amount of any cash received, and we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the participant as a result of such exercise (except as may be limited under Section 162(m) of the Code).

The income attributable to a participant who is an employee exercising a SAR will be subject to withholding for federal income tax purposes, and we will be entitled to withhold the amount of tax due from any amounts payable to the participant by us or to defer making delivery of any common stock or cash to be issued or paid until satisfactory withholding arrangements have been made. The basis of shares received upon the exercise of a SAR will equal the fair market value of the shares at the time of exercise. Gain or loss recognized by the participant on a subsequent disposition of any such shares will be capital gain or loss if such shares constitute a capital asset in the hands of the participant.

Restricted Stock. The federal income tax consequences of the issuance of restricted stock will depend upon whether the participant elects to be taxed at the time of grant of the restricted stock under Section 83(b) of the Code. If no election is made, the participant will not be deemed to have received taxable income upon the grant of restricted stock, but rather recognition of income will be postponed until such time as the restrictions on the shares of restricted stock lapse. At that time, the participant will be deemed to have received taxable ordinary income in an amount equal to the fair market value of the restricted stock when the restrictions lapse. If a Section 83(b) election is made, the participant will be deemed to have received taxable ordinary income at the time of the grant of the restricted stock equal to the fair market value of the shares of restricted stock at that time determined without regard to any of the restrictions on the shares, and the participant will not recognize ordinary income on the lapse of the restrictions.

We will be entitled to a deduction for federal income tax purposes in the taxable year in which the participant recognizes any ordinary income as a result of the lapse of restrictions on the restricted stock or as a result of a Section 83(b) election. The amount of the deduction will equal the amount of ordinary income recognized by the participant (except as may be limited under Section 162(m) of the Code). In the case of employees, such income will be subject to withholding for federal income tax purposes, and we will be entitled to withhold the amount of tax due from any amounts payable to the participant by us or to defer making delivery of any common stock to be issued until satisfactory withholding arrangements have been made. The basis of any shares received will equal the amount recognized by the participant as taxable income attributable to such shares as a result of the lapse of restrictions on the restricted stock or as a result of a Code Section 83(b) election. Gain or loss recognized by the participant on a subsequent disposition of any such shares will be capital gain or loss if such shares constitute a capital asset in the hands of the participant. For purposes of determining the holding period of any such shares, there will be included only the period beginning at the time the restrictions lapse or, if a Section 83(b) election is made, at the time of grant.

RSUs. A participant will not be deemed to have received taxable income upon the grant of RSUs. The participant will be deemed to have received taxable ordinary income at such time as shares are distributed with respect to the RSUs in an amount equal to the fair market value of the shares distributed to the participant. Upon the distribution of shares to a participant with respect to RSUs, we will ordinarily be entitled to a deduction for federal income tax purposes in an amount equal to the taxable ordinary income recognized by the participant (except as may be limited under Section 162(m) of the Code). In the case of employees, such income will be subject to withholding for federal income tax purposes, and we will be entitled to withhold the amount of tax due from any amounts payable to the participant by us or to defer making delivery of any common stock to be issued until satisfactory withholding arrangements have been made. The basis of the shares of common stock received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares. Gain or loss recognized by the

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4. Approval of the Amendment and Restatement of the 2011 Equity Incentive Plan of ManpowerGroup Inc.

participant on a subsequent disposition of any such shares will be capital gain or loss if such shares constitute a capital asset in the hands of the participant. A participant’s holding period will commence on the date the shares are distributed to the participant.

PSUs. A participant will not be deemed to have received taxable income upon the grant of PSUs. The participant will be deemed to have received taxable ordinary income at such time as the shares are distributed with respect to PSUs earned by the participant. At that time, the participant will be deemed to have received taxable ordinary income in an amount equal to the fair market value of the shares the participant receives. Upon the distribution of shares to a participant with respect to PSUs, we will ordinarily be entitled to a deduction for federal income tax purposes in an amount equal to the taxable ordinary income recognized by the participant (except as may be limited under Section 162(m) of the Code). In the case of employees, such income will be subject to withholding for federal income tax purposes, and we will be entitled to withhold the amount of tax due from any amounts payable to the participant by us or to defer making delivery of any common stock to be issued until satisfactory withholding arrangements have been made. The basis of the shares of common stock received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares. Gain or loss recognized by the participant on a subsequent disposition of any such shares will be capital gain or loss if such shares constitute a capital asset in the hands of the participant. A participant’s holding period will commence on the date the shares are distributed to the participant.

Deferred Stock. A participant will not be deemed to have received taxable income upon the grant or vesting of deferred stock. Upon distribution of common stock or cash in respect of the deferred stock, a participant generally will be deemed to have received taxable ordinary income in an amount equal to the fair market value of the shares of common stock received on the date they are distributed to the participant plus the amount of any cash received. Upon the distribution of such shares of common stock or cash, we will ordinarily be entitled to a deduction for federal income tax purposes in an amount equal to the taxable ordinary income recognized by the participant (except as may be limited under Section 162(m) of the Code). In the case of employees, such income will be subject to withholding for federal income tax purposes, and we will be entitled to withhold the amount of tax due from any amounts payable to the participant by us or to defer making delivery of any common stock to be issued until satisfactory withholding arrangements have been made.

The basis of the shares of common stock received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares. Gain or loss recognized by the participant on a subsequent disposition of any such shares will be capital gain or loss if such shares constitute a capital asset in the hands of the participant. A participant’s holding period will commence on the date the shares of common stock are distributed to the participant.

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4. Approval of the Amendment and Restatement of the 2011 Equity Incentive Plan of ManpowerGroup Inc.

Amended and Restated New Plan Benefits

We cannot determine how many eligible employees will participate in the Amended and Restated Plan in the future. Therefore, it is not possible to determine with certainty the dollar value or number of shares of our common stock that will be issued under the Amended and Restated Plan.

The following table sets forth the awards and the dollar value of the awards granted under the plan during 2019 to (i) each of our named executive officers, (ii) all executive officers as a group, (iii) all non-employee directors as a group and (iv) all employees other than executive officers as a group.

Name	Restricted Stock/RSUs	Dollar Value of Restricted Stock/RSUs (1)	Options	Dollar Value of Options(1)	PSUs (2)	Dollar Value of PSUs(1)	Deferred Stock	Dollar Value of Deferred Stock(1)
Jonas Prising CEO	21,912	$1,850,030	104,050	$1,850,009	65,735	$5,550,006	—	—
Jack McGinnis CFO	6,041	510,042	28,684	510,002	18,122	1,530,040	—	—
Mara Swan EVP, Global Strategy and Talent	15,990	1,350,036	—	—	—	—	—	—
Richard Buchband SVP, General Counsel and Secretary	1,896	160,079	8,999	160,002	5,686	480,069	—	—
Ram Chandrashekar Former EVP, Operational Excellence, Technology and Transformation	4,501	380,019	21,373	380,012	13,503	1,140,058	—	—
All executive officers as a group	50,340	4,250,206	163,106	2,900,025	103,046	8,700,173	—	—
All non-employee directors as a group	7,407	480,000	—	—	—	—	20,913	1,424,667
All employees other than executive officers as a group	176,294	15,028,772	11,254	199,984	40,133	3,384,207	—	—

(1)

The grant date fair value of awards that are reported in this column have been computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Stock Compensation”.

(2)	These amounts represent the number of performance share units if target performance is achieved.

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Market Value

On February 14, 2020 the closing sales price of the common stock on the NYSE was $92.70 per share.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2019 about shares of our common stock outstanding and available for issuance under our existing equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding Options, warrants and rights as of December 31, 2019(1)	Weighted-average exercise price of outstanding options, warrants and rights as of December 31, 2019($)(2)	Weighted-average contractual term outstanding options, warrants and rights as of December 31, 2019 (years)	Number of securities remaining available for future issuance under equity compensation plans as of December 31, 2019 (excluding securities reflected in the first column)(3)(4)
Equity compensation plans approved by security holders	1,912,673	86.98	3.1	2,654,948
Equity compensation plans not approved by security holders(5)	—	—	—
Total	1,912,673	86.98	3.1	2,654,948

(1)

Includes the following type of awards: options — 749,308 shares; RSUs — 467,219; PSUs assuming outstanding performance — 635,534; and deferred stock — 60,612. Includes the number of shares subject to options issued under the following plans: 2003 Equity Incentive Plan — 26,334 shares; and 2011 Equity Incentive Plan — 722,974. All of the RSUs, PSUs and deferred stock were issued under the 2011 Equity Incentive Plan.

(2)	The weighted average exercise price does not take into account awards of RSUs, PSUs, or deferred stock which do not have an exercise price.

(3)

Includes the number of shares remaining available for future issuance under the following plans: 1990 Employee Stock Purchase Plan — 79,764 shares; Savings Related Share Option Scheme — 606,474 shares; and 2011 Equity Incentive Plan — 1,968,710 shares (assuming outstanding performance is achieved under PSU awards. If the Amended and Restated Plan is approved, the number of shares available under the plan would increase by 2,500,000 shares. The Savings Related Share Option Scheme, which is similar to an employee stock purchase plan, enables us to offer to U.K. employees with at least one year of service the opportunity to purchase a specified number of shares of our common stock at not less than 85% of its market value on the day prior to the offer to participate in the plan. Funds used to purchase the shares are accumulated through payroll deductions.

(4)

The 2011 Equity Incentive Plan provides for the grant of nonstatutory stock options, incentive stock options, stock appreciation rights, restricted stock RSUs, PSUs and deferred stock. As of December 31, 2019 the number of shares available for restricted stock, RSUs, PSUs, and deferred stock granted under the 2011 Equity Incentive Plan is 1,242,329 shares (assuming outstanding performance is achieved under PSU awards). If the Amended and Restated Plan is approved, the number of full value shares available for issuance under the plan would no longer be subject to a separate subpool cap.

(5)	As December 31, 2019, we did not maintain any equity compensation plans which were not approved by shareholders.

Vote Required

The affirmative vote of a majority of the votes cast on the proposal is required to approve the proposal. Broker non-votes will not be counted as votes cast and, therefore, will have no impact on the approval of the proposal. Abstentions will be counted as voting on the proposal, giving abstentions the effect of votes cast against the proposal.

The board of directors recommends you vote FOR the approval of the Amended and Restated Plan, and your proxy will be so voted unless you specify otherwise.

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Submission of Shareholder Proposals

Submission of Shareholder Proposals

In accordance with our bylaws, nominations, other than by or at the direction of the board of directors, of candidates for election as directors at the 2021 Annual Meeting of Shareholders must be received by us no earlier than December 9, 2020 and no later than February 7, 2021, and any other shareholder proposed business to be brought before the 2021 annual meeting of shareholders must be received by us no later than February 7, 2021. Unlike shareholder proposals properly made under Rule 14a-8 of the Securities Exchange Act of 1934, we are not required to include such nominations and other shareholder proposed business in the proxy statement solicited by the board of directors. To be considered for inclusion in the proxy statement solicited by the board of directors, shareholder proposals under Rule 14a-8 for consideration at the 2021 annual meeting of shareholders must be received by us at our principal executive offices by November 11, 2020. Such nominations or proposals must be submitted to Richard Buchband, Secretary, ManpowerGroup Inc., 100 Manpower Place, Milwaukee, Wisconsin 53212. To avoid disputes as to the date of receipt, it is suggested that any shareholder proposal be submitted by certified mail, return receipt requested.

Other Voting Information

Shareholders may vote over the Internet, by telephone or by completing a traditional proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 7, 2020. To vote over the Internet or by telephone, please refer to the instructions on the accompanying proxy card.

The Internet and telephone voting procedures are designed to authenticate shareholder identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the shareholder.

Other Matters

Although management is not aware of any other matters that may come before the annual meeting, if any such matters should be presented, the persons named in the accompanying proxy intend to vote such proxy as recommended by the board of directors or, if no such recommendation is given, in their discretion.

Shareholders may obtain a copy of our annual report on Form 10-K at no cost by requesting a copy on our Internet web site at http://investor.manpowergroup.com/shareholder-services/document-request or by writing to Richard Buchband, Secretary, ManpowerGroup Inc., 100 Manpower Place, Milwaukee, Wisconsin 53212.

By Order of the Board of Directors,

Richard Buchband, Secretary

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Appendix A-1

APPENDIX A-1

Peer Group Companies

3M Co

Abbott Laboratories

AbbVie Inc.

Accenture PLC

Allergan PLC

Altria Group Inc.

Amgen Inc.

Andeavor

Applied Materials, Inc.

Baker Hughes, a GE Company

Best Buy Co., Inc.

Bristol-Myers Squibb Co

Broadcom Ltd

C.H. Robinson Worldwide Inc.

CarMax Inc.

Carnival Corp

CenturyLink Inc.

Charter Communications Inc

Cigna Corporation

Cognizant Technology Solutions Corp

Colgate-Palmolive Co.

ConocoPhillips

Cummins Inc.

Danaher Corp

Deere & Co.

Delta Air Lines, Inc.

Dish Network Co.

Dollar General Corp

Dollar Tree Inc.

Eaton Corporation Plc

Eli Lilly and Co

Emerson Electric Co

Facebook Inc.

Fluor Corp

Freeport-McMoran Inc.

General Dynamics Corp

General Mills Inc.

Genuine Parts Co

Gilead Sciences Inc.

Halliburton Co

Hewlett Packard Enterprise Co

Honeywell International Inc.

Illinois Tool Works Inc.

International Paper Co

Johnson Controls International plc

Kimberly-Clark Corp

Kohl’s Corporation

LyondellBasell Industries NV

Macy’s Inc.

McDonald’s Corp

Medtronic PLC

Merck & Co Inc.

Micron Technology Inc.

Mondelez International Inc.

Monsanto Co

Newell Brands Inc.

NIKE Inc.

Nordstrom Inc.

Northrop Grumman Corp

Nucor Corp

Omnicom Group Inc.

Oracle Corp

PACCAR Inc.

Phillip Morris International Inc.

PPG Industries, Inc.

QUALCOMM Inc.

Raytheon Co

Schlumberger Ltd

Southwest Airlines Co

Starbucks Corp

TechniFMC plc

Texas Instruments Inc.

Textron Inc.

The Coca-Cola Company

The Gap, Inc.

The Goodyear Tire & Rubber Company

The Kraft Heinz Co.

The Sherwin Williams Co.

The TJX Companies, Inc.

Thermo Fisher Scientific Inc.

Time Warner Inc.

Twenty-First Century Fox Inc.

Tyson Foods Inc.

Union Pacific Corp

United Continental Holdings Inc.

Visa Inc.

Waste Management Inc.

Western Digital Corporation

WestRock Co

Whirlpool Corp

2020 Proxy Statement | A-1

Appendix B-1

APPENDIX B-1

2011 EQUITY INCENTIVE PLAN

OF

MANPOWERGROUP INC.

~~(~~Amended and Restated Effective ~~April 29, 2014)~~ May 8, 2020

PURPOSE OF THE PLAN

The purpose of the Plan is to provide for compensation alternatives for certain Employees and Directors using or based on the common stock of the Company. These alternatives are intended to be used as a means to attract and retain superior Employees and Directors, to provide a stronger incentive for such Employees and Directors to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, and in combination with these goals, to provide Employees and Directors with a proprietary interest in the performance and growth of the Company.

1.	GENERAL

This Plan exclusive of Section A below applies to all Directors and Employees. Section A of the Plan applies to those Employees who are employed in the United Kingdom.

2.	DEFINITIONS

Unless the context otherwise requires, the following terms shall have the meanings set forth below:

(a)        “Administrator” shall mean the Committee or the Board of Directors with respect to grants to Employees under the Plan and the Board of Directors with respect to grants to Directors under the Plan.

(b)        “Award” shall mean an Option, Restricted Stock, Restricted Stock Units, an SAR, Performance Share Units, or Deferred Stock granted under the Plan.

(c)        “Board of Directors” shall mean the entire board of directors of the Company, consisting of both Employee and non-Employee members.

(d)        A termination of employment for “Cause” will mean termination upon (1) ~~on~~an Employee’s repeated failure to perform his or her duties in a competent, diligent and satisfactory manner as determined by the Company’s Chief Executive Officer in his or her reasonable judgment, (2) an Employee’s insubordination, (3) an Employee’s commission of any material act of dishonesty or disloyalty involving the Company or a Subsidiary, (4) an Employee’s chronic absence from work other than by reason of a serious health condition, (5) an Employee’s commission of a crime which substantially relates to the circumstances of his or her position with the Company or a Subsidiary or which has material adverse effect on the Company or a Subsidiary, ~~o~~r(6) any violation by Employee of a Company policy of material import (including but not limited to, the Code of Business Conduct and Ethics, the Statement of Policy on Securities Trading, the Anti-Corruption Policy, Policy on Gifts, Entertainment and Sponsorship and policies included in an employee handbook) or (7) the willful engaging by an Employee in conduct which is demonstrably and materially injurious to the Company or a Subsidiary.

(e)        “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f)        “Combined Credit Years” shall mean the total number of years after adding together a Participant’s age (in whole years) and years of Service (in whole years).

(g)        “Committee” shall mean the committee of the Board of Directors constituted as provided in Paragraph 5 of the Plan.

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Appendix B-1

(h)        “Company” shall mean ManpowerGroup Inc., a Wisconsin corporation.

(i)        “Deferred Stock” shall mean a right to receive one or more Shares from the Company in accordance with, and subject to, Paragraph 11 of the Plan.

(j)        “Deferred Stock Agreement” shall mean the agreement whereby the Company’s grant of shares of Deferred Stock to a Participant is confirmed.

(k)        “Director” shall mean an individual who is a non-Employee member of the Board of Directors of the Company.

(l)        “Disability” shall mean (i) with respect to an Employee, a physical or mental incapacity which, as determined by the Committee, results in an Employee ceasing to be an Employee and (ii) with respect to a Director, a physical or mental incapacity which results in a Director’s termination of membership on the Board of Directors of the Company; provided, however, that where an Award is granted to a Participant who is subject to U.S. federal income tax with terms such that it is nonqualified deferred compensation for purposes of Section 409A of the Code, “Disability” shall mean (i) a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) a Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant’s employer.

(m)        “Employee” shall mean an individual who is an employee of the Company or a Subsidiary.

(n)        “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(o)        “Grant Value” of an SAR means the dollar value assigned to the SAR by the Administrator on the date the SAR is granted under the Plan.

(p)        “Incentive Stock Option” shall mean an option to purchase Shares which complies with the provisions of Section 422 of the Code.

(q)        “Market Price” shall mean the closing sale price of a Share on the New York Stock Exchange; provided, however, if a Share is not susceptible of valuation by the above method, the term “Market Price” shall mean the fair market value of a Share as the Administrator may determine in conformity with pertinent law and regulations of the Treasury Department.

(r)        “Nonstatutory Stock Option” shall mean an option to purchase Shares which does not comply with the provisions of Section 422 of the Code or which is designated as such pursuant to Paragraph 7 of the Plan.

(s)        “Option” shall mean (1) with respect to an Employee, an Incentive Stock Option or Nonstatutory Stock Option granted under the Plan and (2) with respect to a Director, a Non-Statutory Stock Option granted under the Plan.

(t)        “Option Agreement” shall mean the agreement whereby the Company’s grant of an Option to a Participant is confirmed.

(u)        “Participant” shall mean an Employee or Director to whom an Award has been granted under the Plan.

(v)        “Performance Goals” shall mean the goals identified by the ~~Committee~~ Administrator to measure one or more business or individual criteria, which may include any ~~of the following criteria and which, where applicable (i) may be set on a pre-tax or after-tax basis, (ii) may include or exclude the impact of changes in currency exchange rates, (iii) may be applied on an absolute or relative basis, (iv) may be valued on a growth or fixed basis, and (v) may be applied on a Company-wide, business segment, or individual basis:~~ criteria selected by the Administrator.

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~~1.~~	~~Net Income~~
~~2.~~	~~Revenue~~
~~3.~~	~~Earnings per share diluted~~
~~4.~~	~~Return on investment~~
~~5.~~	~~Return on invested capital~~
~~6.~~	~~Return on equity~~
~~7.~~	~~Return on net assets~~
~~8.~~	~~Shareholder returns (either including or excluding dividends) over a specified period of time~~
~~9.~~	~~Financial return ratios~~
~~10.~~	~~Cash flow~~
~~11.~~	~~Amount of expense~~
~~12.~~	~~Economic profit~~
~~13.~~	~~Gross profit~~
~~14.~~	~~Gross profit margin percentage~~
~~15.~~	~~Operating profit~~
~~16.~~	~~Operating profit margin percentage~~
~~17.~~	~~Amount of indebtedness~~
~~18.~~	~~Debt ratios~~
~~19.~~	~~Earnings before interest, taxes, depreciation or amortization (or any combination thereof)~~
~~20.~~	~~Attainment by a Share of a specified Market Price for a specified period of time~~
~~21.~~	~~Customer satisfaction survey results~~
~~22.~~	~~Employee satisfaction survey results~~
~~23.~~	~~Strategic business criteria, consisting of one or more objectives based on achieving specified revenue, market penetration, or geographic business expansion goals, or cost targets, or goals relating to acquisitions or divestitures, or any combination of the foregoing.~~

~~The above Performance Goals may be determined with or without regard to extraordinary, unusual or nonrecurring items, including, without limitation: changes in accounting principles or the application thereof; extraordinary, unusual or nonrecurring gains; gains or losses on the sale of assets; currency fluctuations, acquisitions, divestitures, or necessary financing activities; recapitalizations, including stock splits and dividends; expenses for restructuring activities; and other non-operating items, as specified by the Committee upon the grant of an Award.~~

(w)        “Performance Share Unit” shall mean a right, contingent upon the attainment of specified ~~performance objectives~~Performance Goals within a specified performance period, to receive one or more Shares from the Company, in accordance with, and subject to, Paragraph 10 of the Plan.

(x)        “Performance Share Unit Agreement” shall mean the agreement whereby the Company’s grant of Performance Share Units to a Participant is confirmed.

(y)        “Plan” shall mean the 2011 Equity Incentive Plan of the Company.

(z)        “Protected Period” shall be a period of time determined in accordance with the following:

(1) if a Triggering Event is triggered by an acquisition of shares of common stock of the Company pursuant to a tender offer, the Protected Period shall commence on the date of the initial tender offer and shall continue through and including the date of the Triggering Event, provided that in no case will the Protected Period commence earlier than the date that is six months prior to the Triggering Event;

(2) if a Triggering Event is triggered by a merger or consolidation of the Company with any other corporation, the Protected Period shall commence on the date that serious and substantial discussions first take place to effect the merger or consolidation and shall continue through and including the date of the Triggering Event, provided that in no case will the Protected Period commence earlier than the date that is six months prior to the Triggering Event; and

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(3) in the case of any Triggering Event not described in clause (1) or (2) above, the Protected Period shall commence on the date that is six months prior to the Triggering Event and shall continue through and including the date of the Triggering Event.

(aa)        “Restricted Stock” shall mean Shares granted to a Participant by the Administrator which are subject to restrictions imposed under Paragraph 8 of the Plan.

(bb)        “Restricted Stock Agreement” shall mean the agreement whereby the Company’s grant of shares of Restricted Stock to a Participant is confirmed.

(cc)        “Restricted Stock Unit” shall mean a right to receive one Share from the Company in accordance with, and subject to, Paragraph 8 of the Plan.

(dd)        “Restricted Stock Unit Agreement” shall mean the agreement whereby the Company’s grant of Restricted Stock Units to a Participant is confirmed.

(ee)        “Retirement” shall mean a Participant’s termination of employment after having attained 75 Combined Credit Years~~. Provided, however the committee may amend such definition on a prospective basis~~ , except as otherwise provided by the Administrator at the time of grant.

(ff)        “SAR” shall mean a stock appreciation right with respect to one Share granted under the Plan.

(gg)        “SAR Agreement” shall mean the agreement whereby the Company’s grant of SARs to a Participant is confirmed.

(hh)        “Service” shall mean as to each Participant, the period beginning on the date he or she first becomes an Employee and ending on the date he or she ceases to be an Employee.

(ii)        “Share” or “Shares” shall mean the $0.01 par value common stock of the Company.

(jj)        “Subsidiary” shall mean any subsidiary entity of the Company, including without limitation, a subsidiary corporation of the Company as defined in Section 424(f) of the Code.

(kk)        “Triggering Event” shall mean the first to occur of any of the following:

(1) the acquisition (other than from the Company), by any Person (as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), directly or indirectly, of beneficial ownership (determined in accordance with Exchange Act Rule 13d-3) of 20% or more of the then outstanding shares of common stock of the Company or voting securities representing 20% or more of the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; provided, however, no Triggering Event shall be deemed to have occurred as a result of an acquisition of shares of common stock or voting securities of the Company (i) by the Company, any of its Subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries or (ii) by any other corporation or other entity with respect to which, following such acquisition, more than 60% of the outstanding shares of the common stock, and voting securities representing more than 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of such other corporation or entity are then beneficially owned, directly or indirectly, by the persons who were the Company’s shareholders immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Company’s then outstanding common stock or then outstanding voting securities, as the case may be; or

(2) the consummation of any merger or consolidation of the Company with any other corporation, other than a merger or consolidation which results in more than 60% of the outstanding shares of the common stock, and voting securities representing more than 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the surviving or consolidated corporation being then beneficially owned, directly or indirectly, by the persons who were the Company’s

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shareholders immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Company’s then outstanding common stock or then outstanding voting securities, as the case may be; or

(3) the consummation of any liquidation or dissolution of the Company or a sale or other disposition of all or substantially all of the assets of the Company; or

(4) individuals who, as of the date this Plan is adopted by the Board of Directors of the Company, constitute the Board of Directors of the Company (as of such date, the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided, however, that any person becoming a director subsequent to the date this Plan is adopted by the Board of Directors of the Company whose election, or nomination for election by the shareholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest which was (or, if threatened, would have been) subject to Exchange Act Rule 14a-12(c); or

(5) whether or not conditioned on shareholder approval, the issuance by the Company of common stock of the Company representing a majority of the outstanding common stock, or voting securities representing a majority of the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of directors, after giving effect to such transaction.

Following the occurrence of an event which is not a Triggering Event whereby there is a successor holding company to the Company, or, if there is no such successor, whereby the Company is not the surviving corporation in a merger or consolidation, the surviving corporation or successor holding company (as the case may be), for purposes of this definition, shall thereafter be referred to as the Company.

Words importing the singular shall include the plural and vice versa and words importing the masculine shall include the feminine.

3.	AWARDS AVAILABLE UNDER THE PLAN

The Administrator may grant Nonstatutory Stock Options, Incentive Stock Options, Restricted Stock, Restricted Stock Units, SARs, Performance Share Units and Deferred Stock under the Plan.

The Administrator shall have sole authority in its discretion, but always subject to the express provisions of the Plan and applicable law, to determine the Employees or Directors to whom Awards are granted under the Plan and the terms and provisions of each such Award, and to make all other determinations and interpretations deemed necessary or advisable for the administration of the Plan. The Administrator’s determination of the foregoing matters shall be conclusive and binding on the Company, all Participants and all other persons.

4.	SHARES RESERVED UNDER PLAN

(a) The aggregate number of Shares which may be issued under the Plan pursuant to the exercise of Options and SARs, the grant of Restricted Stock, and pursuant to the settlement of Restricted Stock Units, Performance Share Units and Deferred Stock shall not exceed ~~6,500,000~~ 9,000,000 Shares, which may be treasury Shares or authorized but unissued Shares, or a combination of the two, subject to adjustment as provided in Paragraph 13 hereof. For purposes of determining the maximum number of Shares available for issuance under the Plan, (1) any Shares which have been issued as Restricted Stock which are forfeited to the Company shall be treated, following such forfeiture, as Shares which have not been issued; (2) upon the exercise of an SAR or Option granted under the Plan, the full number of SARs or Options exercised at such time shall be treated as Shares issued under the Plan, notwithstanding that a lesser amount of Shares or cash representing Shares may have been actually issued or paid upon such exercise. For the sake of clarity, Shares withheld to satisfy taxes and Shares used to exercise an Option or SAR, either directly or by attestation, shall be treated as issued hereunder, and if an Option is exercised by using the net exercise method set forth in Paragraph 7(f), the gross number of Shares for which the Option is

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exercised shall be treated as issued for purposes of counting the Shares available for issuance under this Plan, not just the net Shares issued to the Participant after reduction for the exercise price and any required withholding tax.

(b) ~~The aggregate~~ In no event shall the number of Shares ~~which may be~~ issued ~~under the Plan~~ pursuant to the ~~grant of Restricted Stock and pursuant to the settlement of Restricted Stock Units, Performance Share Units or shares of Deferred Stock granted under the Plan shall not exceed 4,375,000~~ exercise of Incentive Stock Options exceed 1,000,000 Shares (subject to adjustment as provided in Paragraph 13 hereof). ~~For purposes of determining the maximum number of shares issuable under these types of Awards, any shares of Restricted Stock or Deferred Stock or any Restricted Stock Units or Performance Share Units which are forfeited to the Company, shall be treated, following such forfeiture, as Shares that have not been issued under the Plan.~~

(c) ~~No Employee shall be eligible to receive grants of Options and SARs for more than an aggregate of 750,000 Shares during any three-year period (subject to adjustment as provided in Paragraph 13 hereof).~~ Effective on or after May 8, 2020, in no event shall the aggregated grant date fair value (as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Stock Compensation” or any successor provision) or any Awards granted to an individual Director in any fiscal year, together with the amount of cash compensation earned by such Director in that fiscal year, exceed more than Seven Hundred Thousand Dollars ($700,000).

~~(d) The aggregate number of shares of Restricted Stock and Deferred Stock, plus the number of Restricted Stock Units and Performance Share Units granted to any one Employee during any fiscal year of the Company shall be limited to 150,000 (subject to adjustment as provided in Paragraph 13 hereof and excluding any such Awards which may vest based on the continued performance of services only, e.g., time-based vested Restricted Stock, Restricted Stock Units or Deferred Stock).~~

~~(e) In no event shall the number of Shares issued pursuant to the exercise of Incentive Stock Options exceed 1,000,000 Shares (subject to adjustment as provided in Paragraph 13 hereof).~~

5.	ADMINISTRATION OF THE PLAN

(a) The Plan shall be administered by the Board of Directors with respect to grants to Directors under the Plan provided, however, that discretionary awards to Directors under the Plan will be administered by the Board of Directors but without the participation of any members who at the time are not independent under the rules of the New York Stock Exchange.

(b) The Plan shall be administered by the Committee or by the Board of Directors with respect to grants to Employees under the Plan. Except as otherwise determined by the Board of Directors, the Committee shall be so constituted as to permit grants to be exempt from Section 16(b) of the Exchange Act by virtue of Rule 16b-3 thereunder, as such rule is currently in effect or as hereafter modified or amended (“Rule 16b-3”)~~, and to permit the Plan to comply with Section 162(m) of the Code and any regulations promulgated thereunder, or any other statutory rule or regulatory requirements~~. The members of the Committee shall be appointed from time to time by the Board of Directors.

6.	ELIGIBILITY

(a) Directors shall be eligible to receive Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Performance Share Units, SARs and Deferred Stock under the Plan.

(b) Employees shall be eligible to receive Nonstatutory Stock Options, Incentive Stock Options, Restricted Stock, Restricted Stock Units, Performance Share Units, SARs and Deferred Stock under the Plan. In determining the Employees to whom Awards shall be granted and the number of Shares to be covered by each Award, the Administrator may take into account the nature of the services rendered by the respective Employees, their present and potential contributions to the success of the Company, and other such factors as the Administrator in its discretion shall deem relevant.

(c) A Participant may be granted additional Awards under the Plan if the Administrator shall so determine subject to the limitations contained in Paragraph 4.

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7.	OPTIONS: GENERAL PROVISIONS

Options granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including the following:

(a) Types of Options. An Option to purchase Shares granted pursuant to this Plan shall be specified to be either an Incentive Stock Option or a Nonstatutory Stock Option. Any grant of an Option shall be confirmed by the execution of an Option Agreement. An Option Agreement may include both an Incentive Stock Option and a Nonstatutory Stock Option, provided each Option is clearly identified as either an Incentive Stock Option or a Nonstatutory Stock Option.

(b) Maximum Annual Grant of Incentive Stock Options to Any Employee. The aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year under this Plan (and under all other plans of the Company or any Subsidiary) shall not exceed $100,000, and/or any other limit as may be prescribed by the Code from time to time.

(c) Option Exercise Price. The per share purchase price of the Shares under each Option granted pursuant to this Plan shall be determined by the Administrator but shall not be less than one hundred percent (100%) of the fair market value per Share on the date of grant of such Option. The fair market value per Share on the date of grant shall be the Market Price on the date of grant of such Option.

(d) Exercise. An Option Agreement may provide for exercise of an Option in such amounts and at such times as shall be specified therein; provided, however, except as provided in Paragraph 7(g), below, or as otherwise determined by the Administrator, no Option granted to an Employee may be exercised unless that person is then in the employ of the Company or a Subsidiary and shall have been continuously so employed since its date of grant. ~~Except as otherwise permitted by the Administrator, an~~ Option shall be exercisable by ~~a Participant’s giving written~~ the delivery of a notice of exercise to the ~~Secretary of~~ Company or an agent designated by the Company, accompanied by payment of the required exercise price, or by complying with any alternative procedures that may be authorized by the Administrator.

(e) General Exercise Period. The Administrator may, in its discretion, determine the periods during which Options or portions of Options may be exercised by a Participant. Notwithstanding any limitation on the exercise of any Option or anything else to the contrary herein contained, except as otherwise determined by the Administrator at the time of grant, in connection with a Triggering Event, all outstanding Options shall become immediately exercisable upon any of the following:

(1) If the Company’s shares remain publicly traded on a national securities exchange after the Triggering Event, upon termination of an Employee’s employment by the Company other than for Cause, during a Protected Period or within two years following a Triggering Event.

(2) Upon a Triggering Event where the Company’s shares do not remain publicly traded on a national securities exchange after the Triggering Event, unless the outstanding Options are converted, on a tax-free basis, into options over shares of an acquiring corporation that is publicly traded on a national securities exchange; or

(3) If the Company’s shares do not remain publicly traded on a national securities exchange after the Triggering Event and the outstanding Options are converted, on a tax-free basis, into options over shares of an acquiring corporation that is publicly traded on a national securities exchange, upon termination of Employee’s employment by the Company other than for Cause during a Protected Period or within two years following a Triggering Event.

In the event of accelerated vesting due to the termination of the Employee’s employment during a Protected Period as described above, the accelerated vesting will occur as of the date of the Triggering Event. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of ten years from its date of grant. Every Option which has not been exercised within ten years of its date of grant shall lapse upon the expiration of said ten-year period unless it shall have lapsed at an earlier date.

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(f) Payment of Exercise Price. The exercise price shall be payable in whole or in part in cash, Shares held by the Participant, other property, or such other consideration consistent with the Plan’s purpose and applicable law as may be determined by the Administrator from time to time. Unless otherwise determined by the Administrator, such price shall be paid in full at the time that an Option is exercised. If the Participant elects to pay all or a part of the exercise price in Shares, such Participant may make such payment by delivering to the Company a number of Shares already owned by the Participant, either directly or by attestation, which are equal in value to the purchase or exercise price. ~~All~~For Options granted on or after May 8, 2020, all Shares so delivered shall be valued at the ~~opening sale price per Share on the New York Stock Exchange on~~Market Price on the business day immediately preceding the date on which such Shares are delivered. The Administrator may, in its discretion, permit a Participant to exercise an Option on a “net exercise” basis. In such case, for Options granted on or after May 8, 2020, the Company will deliver that number of Shares to the Participant which equals the number of Shares for which the Option was exercised, reduced by the number of whole Shares (which the Company shall retain) with a value on the date of exercise (based on the ~~opening sale price per Share on the New York Stock Exchange~~Market Price on the business day immediately preceding the date of exercise) equal to the exercise price and the required withholding tax at the time of exercise. To the extent the combined value of the whole Shares (valued at the ~~opening sales price per share on the New York Stock Exchange on the day~~Market Price on the business day immediately preceding the date of exercise) is not sufficient to equal the exercise price and required withholding tax, the Participant must pay such difference in cash to the Company before delivery of the Shares will be made to the Participant.

(g) Cessation of Employee Status. With respect to Participants who are Employees, except as determined otherwise by the Administrator at the time of grant:

(1) Any Participant who ceases to be an Employee due to Retirement or due to early retirement with the consent of the Administrator shall have three (3) years from the date of such cessation to exercise any Option granted hereunder as to all or part of the Shares subject to such Option; provided, however, that no Option shall be exercisable subsequent to ten (10) years after its date of grant, and provided further that on the date the Participant ceases to be an Employee, he or she then has a present right to exercise such Option.

(2) For Options granted on or after February 11, 2014, any Participant who ceases to be an Employee due to Disability shall become fully vested in any such Options granted hereunder and shall have three (3) years from the date of such cessation to exercise any Option granted hereunder as to all or part of the Shares subject to such Option; provided, however, that no Option shall be exercisable subsequent to ten (10) years after its date of grant;

(3) For Options granted on or after February 11, 2014, in the event of the death of an Employee while an Employee, any Option, as to all or any part of the Shares subject to such Option, granted to such Employee shall become fully vested and shall be exercisable:

(A) for three (3) years after the Employee’s death, but in no event subsequent to ten (10) years from its date of grant; and

(B) only (1) by the deceased Employee’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall approve or prescribe), or, (2) if the deceased Employee dies without a surviving designated beneficiary, by the personal representative, administrator, or other representative of the estate of the deceased Employee, or (3) by the person or persons to whom the deceased Employee’s rights under the Option shall pass by will or the laws of descent and distribution.

(4) An Employee or former Employee who holds an Option who has designated a beneficiary for purposes of Subparagraph 7(g)(3)(B)(1), above, may change such designation at any time, by giving written notice to the Administrator, subject to such conditions and requirements as the Administrator may prescribe in accordance with applicable law.

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(5) If a Participant ceases to be an Employee for a reason other than those specified above, that Participant shall have eighteen (18) months from the date of such cessation to exercise any Option granted hereunder as to all or part of the Shares subject thereto; provided, however, that no Option shall be exercisable subsequent to ten (10) years after its date of grant, and provided further that on the date the person ceases to be an Employee, he or she then has a present right to exercise such Option; further provided however, that for a person who ceases to be an Employee during a Protected Period because of a termination of that person’s employment by the Company other than for Cause, he or she then has a present right on the date of the Triggering Event. Notwithstanding the foregoing, if a person ceases to be an Employee because of a termination of employment for Cause, to the extent an Option is not effectively exercised prior to such cessation, it shall lapse immediately upon such cessation.

(h) Extension of Periods. The Administrator may in its sole discretion increase the periods permitted for exercise of an Option if a Participant ceases to be an Employee as provided in Subparagraphs 7(g)(1), (2), (3) and (5), above, if allowable under applicable law; provided, however, in no event shall an Option be exercisable subsequent to ten (10) years after its date of grant.

(i) Transferability.

(1) Except as otherwise provided in this Paragraph 7(i), or unless otherwise provided by the Administrator, Options granted to a Participant under this Plan shall not be transferable or subjected to execution, attachment or similar process, and during the lifetime of the Participant shall be exercisable only by the Participant. A Participant shall have the right to transfer the Options granted to such Participant upon such Participant’s death, either to the deceased Participant’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall approve or prescribe), or, if the deceased Participant dies without a surviving designated beneficiary, by the terms of such Participant’s will or under the laws of descent and distribution, subject to any limitations set forth in this Plan or otherwise determined by the Administrator, and all such distributees shall be subject to all terms and conditions of this Plan to the same extent as would the Participant.

(2) Nonstatutory Stock Options granted to Directors or to any Employee who is subject to Section 16 of the Exchange Act shall be transferable to members of the Participant’s immediate family, to trusts for the benefit of the Participant and/or such immediate family members, and to partnerships in which the Participant and/or such family members are the only partners, provided the transferee agrees to be bound by any vesting or other restrictions applicable to the Participant with respect to the Options. For purposes of the preceding sentence, “immediate family” shall mean a Participant’s spouse, children, descendants of children, and spouses of children and descendants. Upon such a transfer, the Option (or portion of the Option) thereafter shall be exercisable by the transferee to the extent and on the terms it would have been exercisable by the transferring Participant.

8.	RESTRICTED STOCK / RESTRICTED STOCK UNITS

Restricted Stock or Restricted Stock Units granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including the following:

(a) Grants. The terms of any grant of Restricted Stock or Restricted Stock Units shall be confirmed by the execution of a Restricted Stock Agreement or a Restricted Stock Unit Agreement.

(b) Restrictions on Restricted Stock. Restricted Stock may not be sold, assigned, conveyed, donated, pledged, transferred or otherwise disposed of or encumbered for the period determined by the Administrator (the “Restricted Period”), subject to the provisions of this Paragraph 8. In the event that a Participant shall sell, assign, convey, donate, pledge, transfer or otherwise dispose of or encumber the Restricted Stock, said Restricted Stock shall, at the Administrator’s option, and in addition to such other rights and remedies available to the Administrator (including the right to restrain or set aside such transfer), upon written notice to the transferee thereof at any time within ninety (90) days after its discovery of such transaction, be forfeited to the Company.

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(c) Vesting Conditions. The Administrator shall determine the conditions under which Restricted Stock or Restricted Stock Units shall vest. The Administrator may set vesting conditions based solely upon the continued employment of a Participant who is an Employee or the continued service of a Participant who is a Director during the applicable vesting period and/or may specify vesting conditions based upon the achievement of specific ~~performance objectives~~Performance Goals. Except as otherwise provided by the Administrator, where Restricted Stock Units or Restricted Stock Awards are subject to vesting conditions based upon the continued service of a Participant for a minimum period of more than three (3) years, such Awards shall be referred to as “Career Shares.” Where Restricted Stock is granted subject to vesting conditions that are based upon the achievement of specific ~~performance objectives~~Performance Goals, except as otherwise provided in this Section 8, the Restricted Period shall not end until the ~~performance objectives~~Performance Goals have been achieved, as certified by the ~~Committee~~Administrator or otherwise. ~~For purposes of qualifying Restricted Stock or Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Committee may set performance conditions based upon the achievement of Performance Goals. In such event, the Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock or Restricted Stock Units to qualify as “performance-based compensation” under Section 162(m) of the Code and the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock or Restricted Stock Units under Section 162(m) of the Code, including, without limitation, written certification by the Committee that the performance objectives and other applicable conditions have been satisfied before the Restricted Period shall end or the Restricted Stock Units are paid.~~

(d) Cessation of Employee Status. With respect to Participants who are Employees, except as determined otherwise by the Administrator at the time of grant:

(1) If a Participant ceases to be an Employee for any reason, then except as provided in Subparagraphs (d)(2) and (e), below, all Restricted Stock and unvested Restricted Stock Units held by such Participant shall be forfeited to the Company.

(2) In the event a Participant ceases to be an Employee due to Retirement (or due to early retirement with the consent of the Administrator), or due to death or Disability, all unvested Restricted Stock Units held by the Participant shall immediately vest; and

(3) In the event a Participant ceases to be an Employee ~~due to Retirement (where the Administrator consents to the Retirement of such Participant) or~~ due to death or Disability, the restrictions applicable to any Restricted Stock held by the Participant shall immediately lapse.

(e) Vesting on Triggering Event. Except as determined otherwise by the Administrator, notwithstanding anything to the contrary herein contained, in connection with a Triggering Event, the restrictions applicable to any Restricted Stock then held by all Participants shall immediately lapse, and any Restricted Stock Units then held by all Participants shall immediately vest, upon any of the following:

(1) If the Company’s shares remain publicly traded on a national securities exchange after the Triggering Event, upon termination of an Employee’s employment by the Company other than for Cause, during a Protected Period or within two years following a Triggering Event.

(2) Upon a Triggering Event where the Company’s shares do not remain publicly traded on a national securities exchange after the Triggering Event, unless the Restricted Stock or Restricted Stock Units are converted, on a tax-free basis, into similar restricted stock or restricted stock units based on the shares of an acquiring corporation that is publicly traded on a national securities exchange; or

(3) If the Company’s shares do not remain publicly traded on a national securities exchange after the Triggering Event and the Restricted Stock or Restricted Stock Units are converted, on a tax-free basis, into similar restricted stock or restricted stock units based on the shares of an acquiring corporation that is publicly traded on a national securities exchange, upon termination of Employee’s employment by the Company other than for Cause during a Protected Period or within two years following a Triggering Event.

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In the event of accelerated vesting or a lapse of restrictions due to the termination of Employee’s employment during a Protected Period as described above, the accelerated vesting will occur as of the date of the Triggering Event.

(f) Retention of Certificates for Evidence of Award. Any Restricted Stock~~. The Company will retain custody of the stock certificates representing Restricted Stock during the Restricted Period as well as a stock power signed by the Participant to be used in the event the Restricted Stock is forfeited to the Company.~~ granted under the Plan may be evidenced in such manner as the Administrator deems appropriate, including, without limitations, book-entry registration or issuance of a stock certificate or certificates.

(g) Transferability of Restricted Stock Units. Except as provided below, Restricted Stock Units may not be sold, assigned, conveyed, donated, pledged, transferred or otherwise disposed of or encumbered or subjected to execution, attachment, or similar process; provided, however, Shares distributed in respect of such Restricted Stock Units may be transferred in accordance with applicable securities laws. Any transfer, attempted transfer, or purported transfer of Restricted Stock Units by a Participant shall be null and void. A Participant shall have the right to transfer Restricted Units upon such Participant’s death, either to the deceased Participant’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall prescribe or approve), or, if the deceased Participant dies without a surviving designated beneficiary, by the terms of such Participant’s will or under the laws of descent and distribution, subject to any limitations set forth in the Plan or otherwise determined by the Administrator, and all such distributees shall be subject to all terms and conditions of the Plan to the same extent as would the Participant.

(h) No Rights as Shareholders for Participants Holding Restricted Stock Units. No Participant shall have any interest in any fund or in any specific asset or assets of the Company by reason of any Restricted Stock Units granted hereunder, nor any right to exercise any of the rights or privileges of a shareholder with respect to any Restricted Stock Units or any Shares distributable with respect to any Restricted Stock Units until such Shares are so distributed.

(i) Distribution of Shares with Respect to Restricted Stock Units. Each Participant who holds Restricted Stock Units shall be entitled to receive from the Company one Share for each Restricted Stock Unit, as adjusted from time to time in the manner set forth in Paragraph 13, below. However, the Company, as determined in the sole discretion of the Administrator at the time of grant, shall be entitled to settle its obligation to deliver Shares by instead making a payment of cash substantially equal to the fair market value of the Shares it would otherwise be obligated to deliver, or by the issuance of a combination of Shares and cash, in the proportions determined by the Administrator, substantially equal to the fair market value of the Shares the Company would otherwise be obligated to deliver. The fair market value of a Share for this purpose will mean the Market Price on the business day immediately preceding the date of the cash payment. Except as otherwise determined by the Administrator at the time of the grant, Restricted Stock Units shall vest and Shares shall be distributed to the Participant in respect thereof as of the vesting date; provided, however, if any grant of Restricted Stock Units to a Participant who is subject to U.S. federal income tax is nonqualified deferred compensation for purposes of Section 409A of the Code, cash or Shares shall only be distributed in a manner such that Section 409A of the Code will not cause the Participant to become subject to penalties and/or interest thereunder; and provided, further, that no cash or Shares shall be distributed in respect of Restricted Stock Units prior to the date on which such Restricted Stock Unit vest.

(j) Dividends and Distributions with Respect to Restricted Stock Units. Except as otherwise provided by the Administrator at the time of grant, if a Participant holds Restricted Stock Units on the last day of any fiscal year of the Company, the Participant shall be credited as of such date with a number of additional Restricted Stock Units equal to the quotient of (i) the aggregate amount of dividends (or other distributions) which would have been received by the Participant during such fiscal year if the Restricted Stock Units held by the Participant (whether or not vested) on the record date of any such dividend or distribution had been outstanding common stock of the Company on such date, divided by (ii) the average of the Market Prices on the last trading day of each full or partial calendar quarter during such fiscal year in which the Participant held Restricted Stock Units. Where a distribution of Shares to a Participant in respect of Restricted Stock Units in accordance with Subparagraph 8(i) above is made before the end of the Company’s fiscal year (due to vesting or otherwise), a pro rata portion (based on the date of distribution) of any Restricted Stock Units that would otherwise be credited to the Participant at the end of such

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fiscal year, but for the fact that the Participant will not continue to hold such Restricted Stock Units at the end of such fiscal year, shall be paid to the Participant in Shares at the time such Shares are distributed to the Participant in connection with dividends and/or distributions paid during the year to shareholders of record before such distribution of Shares, if any. Restricted Stock Units credited under this Subparagraph 8(j) shall vest and be distributed on the same terms and in the same proportions as the Restricted Stock Units held by a Participant as of the record date or distribution date shall vest.

9.	SARs

Each SAR granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including the following:

(a) Grants. The terms of any grant of SARs shall be confirmed by the execution of an SAR Agreement.

(b) Grant Value. The Grant Value of each SAR granted pursuant to this Plan shall be determined by the Administrator, but shall not be less than one hundred percent (100%) of the fair market value per Share on the date of grant of such SAR. The fair market value per Share on the date of grant shall be the Market Price on the date of grant of such SAR.

(c) Exercise. An SAR Agreement may provide for exercise of an SAR by a Participant in such amounts and at such times as shall be specified therein; provided, however, except as provided in Paragraph 9(f) below, or as otherwise determined by the Administrator, no SAR granted to an Employee may be exercised unless that person is then in the employ of the Company or a Subsidiary and shall have been continuously so employed since its date of grant. Except as otherwise permitted by the Administrator, an SAR shall be exercisable by a Participant by such Participant giving written notice of exercise to the Secretary of the Company.

(d) General Exercise Period. The Administrator may, in its discretion, determine the periods during which SARs may be exercised by a Participant. Notwithstanding any limitation on the exercise of any SAR or anything else to the contrary herein contained, except as otherwise determined by the Administrator at the time of grant, upon the occurrence of a Triggering Event, all outstanding SARs shall become immediately exercisable upon any of the following:

(1) If the Company’s shares remain publicly traded on a national securities exchange after the Triggering Event, upon termination of an Employee’s employment by the Company other than for Cause, during a Protected Period or within two years following a Triggering Event.

(2) Upon a Triggering Event where the Company’s shares do not remain publicly traded on a national securities exchange after the Triggering Event, unless the outstanding SARs are converted, on a tax-free basis, into SARs over shares of an acquiring corporation that is publicly traded on a national securities exchange; or

(3) If the Company’s shares do not remain publicly traded on a national securities exchange after the Triggering Event and the outstanding SARs are converted, on a tax-free basis, into SARs over shares of an acquiring corporation that is publicly traded on a national securities exchange, upon termination of Employee’s employment by the Company other than for Cause during a Protected Period or within two years following a Triggering Event.

In the event of accelerated vesting due to the termination of Employee’s employment during a Protected Period as described above, the accelerated vesting will occur as of the date of the Triggering Event. Notwithstanding the foregoing, no SAR shall be exercisable after the expiration of ten years from its date of grant. Every SAR which has not been exercised within ten years of its date of grant shall lapse upon the expiration of said ten-year period unless it shall have lapsed at an earlier date.

(e) Rights on Exercise. An SAR shall entitle the Participant to receive from the Company that number of full Shares having an aggregate Market Price, as of the business day immediately preceding the date of exercise (the “Valuation Date”), substantially equal to (but not more than) the excess of the Market Price of one Share on the Valuation Date over the Grant Value for such SAR as set forth in the applicable SAR Agreement, multiplied by the

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number of SARs exercised. However, the Company, as determined in the sole discretion of the Administrator, shall be entitled to elect to settle its obligation arising out of the exercise of an SAR by the payment of cash substantially equal to the excess of the Market Price of one share on the Valuation Date over the Grant Value for such SAR as set forth in the applicable SAR Agreement, multiplied by the number of SARs exercised or by the issuance of a combination of Shares and cash, in the proportions determined by the Administrator, substantially equal to the excess of the Market Price of one share on the Valuation Date of the Shares over the Grant Value for such SAR as set forth in the applicable SAR Agreement, multiplied by the number of SARs exercised.

(f) Cessation of Employee Status. With respect to Participants who are Employees, except as determined otherwise by the Administrator at the time of grant:

(1) Any Participant who ceases to be an Employee due to Retirement or due to early retirement with the consent of the Administrator shall have three (3) years from the date of such cessation to exercise any SAR granted hereunder; provided, however, that no SAR shall be exercisable subsequent to ten (10) years after its date of grant, and provided further that on the date the Participant ceases to be an Employee, he or she then has a present right to exercise such SAR.

(2) Any Participant who ceases to be an Employee due to Disability shall have three (3) years from the date of such cessation to exercise any SAR granted hereunder provided, however, that no SAR shall be exercisable subsequent to ten (10) years after its date of grant and provided further that on the date the Participant ceases to be an Employee he or she then has a present right to exercise such SAR or would have become entitled to exercise such SAR had that person remained an Employee during such three-year period.

(3) In the event of the death of an Employee while an Employee, any SAR granted to such Employee shall be exercisable:

(A) for three (3) years after the Employee’s death, but in no event later than ten (10) years from its date of grant;

(B) only (1) by the deceased Employee’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall approve or prescribe), (2) if the deceased Employee dies without a surviving designated beneficiary, by the personal representative, administrator, or other representative of the estate of the deceased Employee, or (3) by the person or persons to whom the deceased Employee’s rights under the SAR shall pass by will or the laws of descent and distribution; and

(C) only to the extent that the deceased Employee would have been entitled to exercise such SAR on the date of the Employee’s death or would have become entitled to exercise such SAR had the deceased Employee remained employed during such three-year period.

(4) An Employee or former Employee who holds an SAR who has designated a beneficiary for purposes of Subparagraph 9(f)(3)(B)(1), above, may change such designation at any time, by giving written notice to the Administrator, subject to such conditions and requirements as the Administrator may prescribe in accordance with applicable law.

(5) If a Participant ceases to be an Employee for a reason other than those specified above, that Participant shall have eighteen (18) months from the date of such cessation to exercise any SAR granted hereunder; provided, however, that no SAR shall be exercisable subsequent to ten (10) years after its date of grant, and provided further that on the date the person ceases to be an Employee, he or she then has a present right to exercise such SAR; further provided however, that for a person who ceases to be an Employee during a Protected Period because of a termination of that person’s employment by the Company other than for Cause, he or she then has a present right on the date of the Triggering Event. Notwithstanding the foregoing, if a person ceases to be an Employee because of a termination of employment for Cause, to the extent an SAR is not effectively exercised prior to such cessation, it shall lapse immediately upon such cessation.

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(g) Extension of Periods. The Administrator may in its sole discretion increase the periods permitted for exercise of an SAR if a person ceases to be an Employee as provided in Subparagraphs 9(f)(1), (2), (3) and (5), above, if allowable under applicable law; provided, however, in no event shall an SAR be exercisable subsequent to ten (10) years after its date of grant.

(h) Transferability. Except as otherwise provided in this Paragraph 9(h), or unless otherwise provided by the Administrator, SARs granted to a Participant under this Plan shall not be transferable or subjected to execution, attachment or similar process, and during the lifetime of the Participant shall be exercisable only by the Participant. A Participant shall have the right to transfer the SARs upon such Participant’s death, either to the deceased Participant’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall approve or prescribe), or, if the deceased Participant dies without a surviving designated beneficiary, by the terms of such Participant’s will or under the laws of descent and distribution, subject to any limitations set forth in the Plan or otherwise determined by the Administrator, and all such distributees shall be subject to all terms and conditions of the Plan to the same extent as would the Participant.

10.	PERFORMANCE SHARE UNITS

Performance Share Units granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including the following:

(a) Grants. The terms of any grant of Performance Share Units shall be confirmed by the execution of a Performance Share Unit Agreement. The terms of any Performance Share Unit Agreement shall specify the target number of Performance Share Units established for the Participant, the applicable performance conditions, the performance period, and any vesting period applicable to the Award.

(b) Performance Conditions. The Administrator shall set performance conditions based upon the achievement of ~~specific performance objectives. The~~Performance Goals. The Administrator may also set vesting conditions based on the continued employment of a Participant who is an Employee or based on the continued service of a Participant who is a Director, which may or may not run concurrently with the performance period. ~~For purposes of qualifying Performance Share Units as “performance-based compensation” under Section 162(m) of the Code, the Committee may set performance conditions based upon the achievement of Performance Goals. In such event, the Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Performance Share Units to qualify as “performance-based compensation under Section 162(m) of the Code and the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Share Units under Section 162(m) of the Code, including, without limitation, written certification by the Committee that the performance objectives and other applicable conditions have been satisfied before any payment is made in respect of an Award of Performance Share Units~~.

(c) Award Calculation and Payment. The actual number of Performance Share Units earned shall be determined at the end of the performance period, based on achievement of the applicable ~~performance goals~~Performance Goals. Except as otherwise determined by the Administrator at the time of grant, Awards will be paid in Shares equal to the number of Performance Share Units that have been earned at the end of the performance period as of the later of: (1) the date the Administrator has approved and certified the number of Performance Share Units that have been earned, or (2) where applicable, the date any vesting period thereafter has been satisfied. However, the Company, as determined in the sole discretion of the Administrator at the time of grant, shall be entitled to settle its obligation to deliver Shares by instead making a payment of cash substantially equal to the fair market value of the Shares it would otherwise be obligated to deliver, or by the issuance of a combination of Shares and cash, in the proportions determined by the Administrator, substantially equal to the fair market value of the Shares the Company would otherwise be obligated to deliver. The fair market value of a Share for this purpose will mean the Market Price on the business day immediately preceding the date of the cash payment. Notwithstanding the foregoing, if any grant of Performance Share Units to a Participant who is subject to U.S. federal income tax is nonqualified deferred compensation for purposes of Section 409A of the Code, Shares or cash shall only be distributed in a manner such that Section 409A of the Code will not cause the Participant to become subject to penalties and/or interest thereunder.

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(d) Cessation of Employee Status. With respect to Participants who are Employees, except as determined otherwise by the Administrator at the time of grant:

(1) If a Participant ceases to be an Employee for any reason, then except as provided in Subparagraphs (d)(2), (d)(3) and (e), below, all Performance Share Units held by such Participant that have not been earned and/or vested shall be forfeited.

(2) In the event a Participant ceases to be an Employee due to death or Disability, all Performance Share Units then held by the Participant that have not yet been earned and/or vested shall immediately become earned and vested to the same extent they would have otherwise been earned if 100% of the target ~~performance condition~~Performance Goal had been achieved at the end of the performance period.

(3) ~~For Awards of Performance Share Units granted on or after February 11, 2014, in~~In the event a Participant ceases to be an Employee due to Retirement during the performance period applicable to such Award, the Participant shall earn and become vested in a prorated portion of the Performance Share Units. The number of Performance Share Units earned and vested in connection with such a Retirement shall be the number of Performance Share Units that would have been earned by the Participant if he or she had continued to be an Employee until the end of the applicable performance period, such number to be determined based on the actual performance results at the end of the relevant performance period, multiplied by the quotient of: (A) the number of full months worked by the Participant between the beginning of the applicable performance period and the date of the Participant’s Retirement and (b) the number of full months during the applicable performance period.

(e) Vesting on Triggering Event. Except as determined otherwise by the Administrator, notwithstanding anything to the contrary herein contained, ~~for Awards of Performance Share Units made on or after February 11, 2014,~~ where a Participant ceases to be an Employee during the two-year period following a Triggering Event, due either to the termination of the Participant’s employment by the Company other than for Cause or due to the termination of the Participant’s employment by the Participant for “good reason” (as defined by the Administrator at the time of grant), the Participant shall earn and become vested in the number of Performance Share Units that would have been earned by the Participant if he or she had continued to be an Employee until the end of the applicable performance period, as determined by the Committee, taking into account (i) treatment of similar Participants with similar Awards whose employment continued beyond the date of the Employee’s cessation of employment, (ii) revised ~~performance goals~~Performance Goals, if any, as agreed to between the relevant parties to the Triggering Event, and (iii) the Company’s achievement toward the ~~performance goals~~Performance Goals at the end of the performance period, if measurable after the Triggering Event. In addition, except as otherwise determined by the Administrator, if a Participant ceases to be an Employee during a Protected Period because of a termination of such Participant’s employment by the Company other than for Cause or due to the termination of the Participant’s employment for “good reason” (as defined by the Administrator at the time of grant), upon a Triggering Event, any Performance Share Units then held by such Participant that have not yet been earned and/or vested shall become earned and vested on the date of the Triggering Event to the same extent they would have otherwise been earned if the Employee would have been an Employee on the date of the Triggering Event and had been terminated other than for Cause immediately thereafter.

(f) Transferability. Except as provided below, Performance Share Units may not be sold, assigned, conveyed, donated, pledged, transferred or otherwise disposed of or encumbered or subjected to execution, attachment, or similar process; provided, however, Shares distributed in respect of such Performance Share Units may be transferred in accordance with applicable securities laws. Any transfer, attempted transfer, or purported transfer of Performance Share Units by a Participant shall be null and void. A Participant shall have the right to transfer Performance Share Units upon such Participant’s death, either to the deceased Participant’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall prescribe or approve), or, if the deceased Participant dies without a surviving designated beneficiary, by the terms of such Participant’s will or under the laws of descent and distribution, subject to any limitations set forth in the Plan or otherwise determined by the Administrator, and all such distributees shall be subject to all terms and conditions of the Plan to the same extent as would the Participant.

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(g) No Rights as Shareholders. No Participant shall have any interest in any fund or in any specific asset or assets of the Company by reason of any Performance Share Unit granted hereunder, nor any right to exercise any of the rights or privileges of a shareholder with respect to any Performance Share Units or any Shares distributable with respect to any Performance Share Units until such Shares are so distributed.

11.	DEFERRED STOCK

Deferred Stock granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including the following:

(a) Grants. The terms of any grant of Deferred Stock shall be confirmed by the execution of a Deferred Stock Agreement.

(b) Distributions of Shares. Each Participant who holds Deferred Stock shall be entitled to receive from the Company one Share for each share of Deferred Stock, as adjusted from time to time in the manner set forth in Paragraph 13, below. However, the Company, as determined in the sole discretion of the Administrator at the time of grant, shall be entitled to settle its obligation to deliver Shares by instead making a payment of cash substantially equal to the fair market value of the Shares it would otherwise be obligated to deliver, or by the issuance of a combination of Shares and cash, in the proportions determined by the Administrator, substantially equal to the fair market value of the Shares the Company would otherwise be obligated to deliver. The fair market value of a Share for this purpose will mean the Market Price on the business day immediately preceding the date of the cash payment. Deferred Stock shall vest and Shares shall be distributed to the Participant in respect thereof at such time or times as determined by the Administrator at the time of grant (taking into account any permissible deferral elections); provided, however, that, with respect to any Participant who is subject to U.S. federal income tax, Shares or cash distributed in respect of Deferred Stock shall only be distributed in a manner such that Section 409A of the Code will not cause the Participant to become subject to penalties and/or interest thereunder; and provided, further, that no Shares shall be distributed in respect of Deferred Stock prior to the date on which such Deferred Stock vests.

(c) Cessation of Employee Status. With respect to Participants who are Employees, except as determined otherwise by the Administrator at the time of grant:

(1) If a Participant ceases to be an Employee for any reason, then except as provided in Subparagraphs (c)(2) and (d), below, all Deferred Stock held by such Participant on the date of termination that has not vested shall be forfeited.

(2) In the event a Participant ceases to be an Employee on or after such person’s normal Retirement date or due to early retirement with the consent of the Administrator, or due to death or Disability, all Deferred Stock then held by such Participant shall immediately vest.

(d) Vesting on Triggering Event. Except as determined otherwise by the Administrator, notwithstanding anything to the contrary herein contained, in connection with a Triggering Event, all ~~deferred stock~~ Deferred Stock then held by Participants shall immediately vest upon any of the following:

(1) If the Company’s shares remain publicly traded on a national securities exchange after the Triggering Event, upon termination of an Employee’s employment by the Company other than for Cause, during a Protected Period or within two years following a Triggering Event.

(2) Upon a Triggering Event where the Company’s shares do not remain publicly traded on a national securities exchange after the Triggering Event, unless the Deferred Stock are converted, on a tax-free basis, into deferred stock based on the shares of an acquiring corporation that is publicly traded on a national securities exchange; or

(3) If the Company’s shares do not remain publicly traded on a national securities exchange after the Triggering Event and the outstanding ~~SARs~~ Deferred Stock are converted, on a tax-free basis, into deferred stock based on the shares of an acquiring corporation that is publicly traded on a national securities exchange, upon termination of Employee’s employment by the Company other than for Cause during a Protected Period or within two years following a Triggering Event.

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In the event of accelerated vesting due to the termination of Employee’s employment during a Protected Period as described above, the accelerated vesting will occur as of the date of the Triggering Event.

(e) Transferability. Except as provided below, Deferred Stock may not be sold, assigned, conveyed, donated, pledged, transferred or otherwise disposed of or encumbered or subjected to execution, attachment, or similar process; provided, however, Shares distributed in respect of such Deferred Stock may be transferred in accordance with applicable securities laws. Any transfer, attempted transfer, or purported transfer of Deferred Stock by a Participant shall be null and void. A Participant shall have the right to transfer Deferred Stock upon such Participant’s death, either to the deceased Participant’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall prescribe or approve), or, if the deceased Participant dies without a surviving designated beneficiary, by the terms of such Participant’s will or under the laws of descent and distribution, subject to any limitations set forth in the Plan or otherwise determined by the Administrator, and all such distributees shall be subject to all terms and conditions of the Plan to the same extent as would the Participant.

(f) No Rights as Shareholders. No Participant shall have any interest in any fund or in any specific asset or assets of the Company by reason of any Deferred Stock granted hereunder, nor any right to exercise any of the rights or privileges of a shareholder with respect to any Deferred Stock or any Shares distributable with respect to any Deferred Stock until such Shares are so distributed.

(g) Dividends and Distributions. Except as otherwise provided by the Administrator at the time of grant, if a Participant holds Deferred Stock on the last day of any fiscal year of the Company, the Participant shall be granted as of such date a number of additional shares of Deferred Stock equal to the quotient of (i) the aggregate amount of dividends (or other distributions) which would have been received by the Participant during such fiscal year if the shares of Deferred Stock held by the Participant (whether or not vested) on the record date of any such dividend or distribution had been outstanding common stock of the Company on such date, divided by (ii) the average of the Market Prices on the last trading day of each full or partial calendar quarter during such fiscal year in which the Participant held Deferred Stock. Where a distribution of Shares to a Participant in respect of Deferred Stock in accordance with Subparagraph 11(b) above is made before the end of the Company’s fiscal year, a pro rata portion (based on the date of distribution) of any shares of Deferred Stock that would otherwise be granted to the Participant at the end of such fiscal year, but for the fact that the Participant will not continue to hold such shares of Deferred Stock at the end of such fiscal year, shall be paid to the Participant in Shares at the time such Shares are distributed to the Participant in connection with dividends and/or distributions paid during the year to shareholders of record before such distribution of Shares, if any. Additional shares of Deferred Stock granted under this Subparagraph 11(g) shall vest and be distributed on the same terms and in the same proportions as the shares of Deferred Stock held by a Participant as of the record date or distribution date shall vest.

(h) Accelerated Distribution. The Administrator may not, at any time after Deferred Stock held by a Participant has vested, accelerate the time that Shares or cash are or is distributed with respect to such Deferred Stock, except where such an acceleration would not cause the Participant to become subject to penalties and/or interest under Section 409A of the Code.

12.	LAWS AND REGULATIONS

Each Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, Performance Share Unit Agreement, SAR Agreement or Deferred Stock Agreement shall contain such representations, warranties and other terms and conditions as shall be necessary in the opinion of counsel to the Company to comply with all applicable federal and state securities laws. The Company shall have the right to delay the issue or delivery of any Shares under the Plan until (a) the completion of such registration or qualification of such Shares under any federal or state law, ruling or regulation as the Company shall determine to be necessary or advisable, and (b) receipt from the Participant of such documents and information as the Administrator may deem necessary or appropriate in connection with such registration or qualification.

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13.	ADJUSTMENT PROVISIONS

(a) Share Adjustments. In the event of any stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of shares, or the like, as a result of which shares of any class shall be issued in respect of the outstanding Shares, or the Shares shall be changed into the same or a different number of the same or another class of stock, or into securities of another person, cash or other property (not including a regular cash dividend), the total number of Shares authorized to be offered in accordance with Paragraph 4 and the other limitations contained in Paragraph 4, the number of Shares subject to each outstanding Option, the number of Shares of Restricted Stock then held by each Participant, the number of shares to which each then outstanding SAR relates, the number of shares to which each outstanding Award of Deferred Stock, Restricted Stock Unit or Performance Share Unit relates, the exercise price applicable to each outstanding Option and the Grant Value of each outstanding SAR shall be appropriately adjusted as determined by the Administrator.

(b) Acquisitions. In the event of a merger or consolidation of the Company with another corporation or entity in which the Company is not the survivor, or a sale or disposition by the Company of all or substantially all of its assets, the Administrator shall, in its sole discretion, have authority to provide for (1) waiver in whole or in part of any remaining restrictions or vesting requirements in connection with any Award granted hereunder, (2) the conversion of outstanding Options, Restricted Stock, Restricted Stock Units, SARs, Performance Share Units or Deferred Stock into cash and/or (3) the conversion of Awards into the right to receive securities of another person upon such terms and conditions as are determined by the Administrator in its discretion.

(c) Binding Effect. Any adjustment, waiver, conversion or other action taken by the Administrator under this Paragraph 13 shall be conclusive and binding on all Participants.

14.	TAXES

(a) Options and SARs. The Company shall be entitled to pay and withhold from any amounts payable by the Company to a Participant the amount of any tax which it believes is required as a result of the grant, vesting or exercise of any Option or SAR, and the Company may defer making delivery with respect to cash and/or Shares obtained pursuant to exercise of any Option or SAR until arrangements satisfactory to it have been made with respect to any such withholding obligations. A Participant exercising an Option or SAR may, at his or her election, satisfy his or her obligation for payment of required withholding taxes by having the Company retain a number of Shares having an aggregate value (for Options or SARs granted on or after May 8, 2020, based on the ~~opening sale price per Share on the New York Stock Exchange on~~Market Price on the business day immediately preceding the date the Option or SAR is exercised) equal to the amount of the required withholding tax.

(b) Restricted Stock. The Company shall be entitled to pay and withhold from any amounts payable by the Company to a Participant the amount of any tax which it believes is required as a result of the issuance of or lapse of restrictions on Restricted Stock, and the Company may defer the delivery of any Shares or Share certificates until arrangements satisfactory to the Administrator shall have been made with respect to any such withholding obligations. A Participant may, at his or her election, satisfy his or her obligation for payment of required withholding taxes with respect to Restricted Stock by delivering to the Company a number of Shares which were Restricted Stock upon the lapse of restrictions, or Shares already owned, having an aggregate value (based on the ~~opening sale price per Share on the New York Stock Exchange on~~Market Price on the business day immediately preceding the date the Shares are withheld) equal to the amount of the required withholding tax.

(c) Restricted Stock Units, Performance Share Units and Deferred Stock. The Company shall be entitled to pay and withhold from any amounts payable by the Company to a Participant the amount of any tax which it believes is required as a result of the grant or vesting of any Restricted Stock Units, Performance Share Units or Deferred Stock or the distribution of any Shares or cash payments with respect to Restricted Stock Units, Performance Share Units or Deferred Stock, and the Company may defer making delivery of Shares with respect to Restricted Stock Units, Performance Share Units or Deferred Stock until arrangements satisfactory to the Administrator have been made with respect to any such withholding obligations. A Participant who holds Restricted Stock Units, Performance Share Units or Deferred Stock may, at his or her election, satisfy his or her obligation to pay the required withholding taxes by having the Company withhold from the number of Shares distributable, if any,

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Appendix B-1

a number of Shares having an aggregate value (for Awards granted on or after May 8, 2020, based on the ~~opening sale price per Share on the New York Stock Exchange on~~Market Price on the business day immediately preceding the date the Shares are withheld) equal to the amount of the required withholding tax.

15.	EFFECTIVENESS OF THE PLAN

The Plan, as approved by the Company’s Executive Compensation and Human Resources Committee and Board of Directors, shall become effective as of the date of such approval, subject to ratification of the Plan by the vote of the shareholders.

16.	TERMINATION AND AMENDMENT

Unless the Plan shall theretofore have been terminated as hereinafter provided, no Award shall be granted after ~~February 16, 2021~~May 8, 2030. The Board of Directors of the Company may terminate the Plan or make such modifications or amendments thereof as it shall deem advisable, including, but not limited to, such modifications or amendments as it shall deem advisable in order to conform to any law or regulation applicable thereto; provided, however, that the Board of Directors may not, without further approval of the holders of a majority of the Shares voted at any meeting of shareholders at which a quorum is present and voting, adopt any amendment to the Plan for which shareholder approval is required under tax, securities or any other applicable law or the listing standards of the New York Stock Exchange (or if the Shares are not then listed on the New York Stock Exchange, the listing standards of such other exchange or inter-dealer quotation system on which the Shares are listed). Except to the extent necessary for Participants to avoid becoming subject to penalties and/or interest under Section 409A of the Code with respect to Awards that are treated as nonqualified deferred compensation thereunder, no termination, modification or amendment of the Plan may, without the consent of the Participant, adversely affect the rights of such Participant under an outstanding Award then held by the Participant.

Except as otherwise provided in this Plan, the Administrator may amend an outstanding Award or any Stock Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, SAR Agreement, Performance Share Unit Agreement or Deferred Stock Agreement; provided, however, that the Participant’s consent to such action shall be required unless the Administrator determines that the action, taking into account any related action, (i) would not materially and adversely affect the Participant or (ii) where applicable, is required in order for the Participant to avoid becoming subject to penalties and/or interest under Section 409A of the Code. The Administrator may also modify or amend the terms of any Award granted under the Plan for the purpose of complying with, or taking advantage of, income or other tax or legal requirements or practices of foreign countries which are applicable to Employees. However, notwithstanding any other provision of the Plan, the Administrator may not adjust or amend the exercise price of any outstanding Option or SAR, whether through amendment, cancellation and replacement grants, or any other means, except in accordance with Paragraph 13 of the Plan.

17.	OTHER BENEFIT AND COMPENSATION PROGRAMS

Payments and other benefits received by an Employee under an Award granted pursuant to the Plan shall not be deemed a part of such Employee’s regular, recurring compensation for purposes of the termination, indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or any Subsidiary unless expressly so provided by such other plan, contract or arrangement, unless required by law, or unless the Administrator expressly determines otherwise.

18.	FORFEITURE OF AMOUNTS PAID UNDER THE PLAN

The Company shall have the right to require any Participant to forfeit and return to the Company any award made to the Participant pursuant to this Plan (or amounts realized thereon) consistent with any recoupment policy maintained by the Company under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any Securities and Exchange Commission Rule, as such policy is amended from time to time.

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Appendix B-1

19.	NO RIGHT TO EMPLOYMENT~~.~~

The Plan shall not confer upon any person any right with respect to continuation of employment by the Company or a Subsidiary, nor shall it interfere in any way with the right of the Company or such Subsidiary to terminate any person’s employment at any time.

~~20~~	~~LIMITATIONS ON FULL-VALUE AWARD GRANTS~~

~~Notwithstanding any other provision of this Plan, for any grant of Performance Share Units, Restricted Stock, Restricted Stock Units, or other full-value award under the plan:~~

~~(a)    that is earned based on performance, the minimum performance period will be one year; or~~

~~(b)    that is earned based on tenure (and is not covered under subparagraph (a)), the minimum restricted period will be three years, provided that such minimum three-year restriction will not apply to grants representing up to 125,000 shares.~~

~~For the avoidance of doubt, the limitations on the minimum restricted period herein shall not prevent the Administrator from granting Awards which may vest prior to the end of such three year period in the event of a Participant’s death, Disability, or Retirement (or early retirement with the consent of the Administrator), or in connection with a Triggering Event where such accelerated vesting is otherwise consistent with the terms of this Plan. Further, for the avoidance of doubt, the minimum restricted period of three-years herein shall not prevent the Administrator from granting Awards which vest in pro rata installments (e.g., monthly or annually) over a minimum period of three-years.~~

20.	~~21.~~GOVERNING LAW

The Plan shall be governed by and interpreted in accordance with the laws of the State of Wisconsin, United States of America, without regard to its conflict of law provisions.

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Appendix B-1

SECTION A

1.	GENERAL

(a) Except to the extent inconsistent with and/or modified by the terms specifically set out below, this Section A incorporates all of the provisions of the Plan exclusive of this Section A (the “Main Plan”). This Section A of the Plan shall apply to Employees who are employed in the United Kingdom and shall be referred to below as the “Scheme”. Options shall not be granted under this Scheme until approval by the Revenue is received by the Company.

(b) SARs shall not be granted to Employees under the Scheme.

(c) Neither Restricted Stock, Restricted Stock Units, Performance Share Units nor Deferred Stock shall be granted to Employees under the Scheme.

2.	DEFINITIONS

In this Scheme the following words and expressions have the following meanings except where the context otherwise requires:

(a) “Act” shall mean the Income Tax (Earnings and Pensions) Act 2003.

(b) “Approval” shall mean approval under Schedule 4.

(c) “Approved Scheme” shall mean a share option scheme, other than a savings-related share option scheme, approved under Schedule 4.

(d) “Employee” shall mean any employee of the Company or its Subsidiaries, provided that no person who is precluded from participating in the Scheme by paragraph 9 of Schedule 4 shall be regarded as an Employee.

(e) “Exercise Price” shall mean the Market Price as defined in Paragraph 2(q) of the Main Plan (save that the proviso to that Paragraph 2(q) shall not apply) on the date of grant of an Option; provided that if, at the date of grant, Shares are not listed on the New York Stock Exchange, then the Exercise Price shall be the market value of a Share determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed in advance for the purposes of the Scheme with Revenue Shares and Assets Valuation, provided that the Exercise Price shall not be less than the par value of a Share.

(f) “PAYE Liability” shall mean the amount of any taxes and/or primary class 1 national insurance contributions or other social security taxes which the Company or any of its Subsidiaries would be required to account for to the Revenue or other taxation authority by reference to the exercise of an Option and, if so required by and agreed with the Company, any secondary class 1 national insurance contributions which the Company or any of its Subsidiaries would be required to account for to the Revenue on exercise of an Option.

(g) “Redundancy” shall mean dismissal by reason of redundancy within the meaning of the Employment Rights Act 1996.

(h) “Revenue” shall mean Her Majesty’s Revenue and Customs.

(i) “Revenue Limit” shall mean £30,000 or such other amount as may from time to time be the appropriate limit for the purpose of paragraph 6(1) of Schedule 4.

(j) “Schedule 4” shall mean Schedule 4 to the Act.

(k) “Share” shall mean $0.01 par value common stock of the Company which satisfies the conditions of paragraphs 15 to 20 of Schedule 4.

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(l) “Subsidiary” shall mean a company which is for the time being a subsidiary of the Company within the meaning of Section 1159 of the Companies Act 2006.

Other words or expressions, so far as not inconsistent with the context, have the same meanings as in Schedule 4.

Any reference to a statutory provision shall be deemed to include that provision as the same may from time to time hereafter be amended or re-enacted.

3.	LIMITS

An Option granted to an Employee shall be limited and take effect so that the aggregate market value of Shares subject to that Option, taken together with the aggregate market value of Shares which the Employee may acquire in pursuance of rights obtained under the Scheme or under any other Approved Scheme established by the Company or by any associated company (within the meaning of paragraph 35(1) of the Schedule 4) of the Company (and not exercised), shall not exceed the Revenue Limit. Such aggregate market value shall be determined at the time the rights are obtained.

4.	TERMS OF OPTIONS

(a) No Option granted under the Scheme may be transferred, assigned, charged or otherwise alienated save that an Option may be exercised after the relevant Employee’s death in accordance with the provisions of this Scheme. The provisions of Paragraph 7(i) of the Main Plan shall not apply for the purposes of this Scheme.

(b) An Option granted under the Scheme shall not be exercised by a Holder at any time when he or she is ineligible to participate by virtue of paragraph 9 of Schedule 4.

(c) As provided in Paragraph 7(d) of the Main Plan, an Option shall be exercised by notice in writing given by the Holder to the Secretary of the Company accompanied by payment of the required Exercise Price which must be satisfied in cash. The provisions of Paragraph 7(f) of the Main Plan shall not apply for the purposes of this Scheme.

(d) For purposes of this Scheme, Subparagraph 7(g)(1) of the Main Plan shall read:

“Any person who ceases to be an Employee due to retirement on or after age 55 with the consent of the Administrator shall have three (3) years from the date of such cessation to exercise any Option granted hereunder as to all or part of the Shares subject to such Option; provided, however, that no Option shall be exercisable subsequent to ten (10) years after its date of grant or one (1) year after the date of the Participant’s death, and provided further that on the date the Participant ceases to be an Employee, he or she then has a present right to exercise such Option.”

(e) For purposes of this Scheme, Subparagraph 7(g)(2) of the Main Plan shall read:

“Any person who ceases to be an Employee due to Disability, injury, Redundancy, or his or her employer ceasing to be a Subsidiary or the operating division by which he or she is employed being disposed of by a Subsidiary or the Company shall have:

(A) Three (3) years from the date of such cessation due to Disability to exercise any Option granted hereunder as to all or part of the Shares subject to such Option, to the extent that such person then has a present right to exercise such Option or would have become entitled to exercise such Option had such person remained an Employee during such three-year period; provided, however, that no Option shall be exercisable subsequent to ten (10) years after its date of grant or one (1) year after the date of the Participant’s death; and

(B) Eighteen (18) months from the date of such cessation due to injury, Redundancy, or his or her employer ceasing to be a Subsidiary or the operating division by which he or she is employed being disposed of by a Subsidiary or the Company to exercise any Option granted hereunder as to all or part of the Shares subject to such Option; provided, however, that no Option shall be exercisable subsequent to ten (10) years

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Appendix B-1

after its date of grant or one (1) year after the date of the Participant’s death, and provided further that on the date that person ceases to be an Employee, he or she then has a present right to exercise such Option”.

(f) For purposes of this Scheme, Subparagraph 7(g)(3) shall read:

“In the event of the death of an Employee while an Employee, any Option, as to all or any part of the Shares subject to the Option, granted to such Employee shall be exercisable:

(A) For one (1) year from the date of the Employee’s death, but in no event later than ten (10) years from its date of grant;

(B) Only by the personal representative, administrator or the representative of the estate of the deceased Employee; and

(C) Only to the extent that the deceased Employee would have been entitled to exercise such Option on the date of the Employee’s death or would have become entitled to exercise such Option had the deceased Employee remained employed during a period of three (3) years from the date of the Employee’s death.”

(g) For purposes of this Scheme, Subparagraph 7(g)(5) of the Main Plan shall read:

“If a person ceases to be an Employee for a reason other than those specified above, that person shall have eighteen (18) months from the date of such cessation to exercise any Option granted hereunder as to all or part of the Shares subject thereto; provided, however, that no Option shall be exercisable subsequent to ten (10) years after its date of grant or one (1) year after the date of the Participant’s death, and provided further that on the date the person ceases to be an Employee, he or she then has a present right to exercise such Option. Notwithstanding the foregoing, if a person ceases to be an Employee because of a termination of employment for Cause, to the extent an Option is not effectively exercised prior to such cessation, it shall lapse immediately upon such cessation.”

(h) For purposes of this Scheme, Subparagraph 7(h) of the Main Plan shall read:

“The Administrator may in its sole discretion, acting fairly and reasonably, increase the periods permitted for exercise of an Option as provided in Subparagraphs 7(g)(1), (2), and (5) above; provided, however, in no event shall an Option be exercisable subsequent to ten (10) years after its date of grant, and provided further that such Option is exercised within one (1) year after the date of the Participant’s death.”

(i) For purposes of this Scheme, Paragraph 14(a) of the Main Plan shall read:

“If any PAYE Liability would arise on the exercise of an Option, the Option may only be validly exercised if the Participant remits to the Company with his or her exercise notice a payment of an amount equal to such PAYE Liability (which being a cheque or similar instrument shall only be valid if honored on first presentation), or if the Participant gives instructions to the Company’s brokers (or any person acceptable to the Company) for the sale of sufficient Shares acquired under the Scheme to realize an amount equal to the PAYE Liability and the payment of the PAYE Liability to the Company, or if the Participant makes other arrangements to meet the PAYE Liability that are acceptable to the Administrator (acting fairly and reasonably) and the Revenue.”

(j) The second paragraph of Paragraph 16 of the Main Plan providing for the amendment of outstanding Options shall not apply for purposes of this Scheme.

(k) If Shares are to be issued to the Participant following the exercise of an Option, such Shares shall be issued to the Participant within 30 days of the Option being exercised. If Shares are to be purchased on the open market for the Participant following a Participant’s exercise of an Option, such purchase must be made and the Shares must be transferred to the Participant within 30 days of the Option being exercised.

(l) Shares issued on the exercise of an Option will rank pari passu with the Shares in issue on the date of allotment.

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5.	ADJUSTMENTS

(a) The adjustment provisions relevant to Options in Paragraph 13(a) of the Main Plan shall apply for the purposes of this Scheme in so far as (i) Paragraph 13(a) of the Main Plan meets the provisions of Paragraph 22(3) of Schedule 4 and (ii) there is a variation of the share capital of the Company within the meaning of Paragraph 22(3) of Schedule 4, provided that no such adjustment to any Options granted under this Scheme shall be made without the prior approval of the Revenue.

(b) Any discretion exercised by the Administrator in respect of the waiving of any vesting requirements pursuant to Paragraph 13(b) of the Main Plan shall be exercised fairly and reasonably.

(c) For purposes of this Scheme, the provision in Paragraph 13(b)(2) of the Main Plan allowing for the conversion of outstanding Options into cash shall not apply.

(d) For purposes of this Scheme, the provisions in Paragraph 13(b)(3) of the Main Plan allowing for the conversion of outstanding Awards into the right to receive securities of another person shall not apply.

6.	EXCHANGE OF OPTIONS

(a) The provisions of this Paragraph 6 apply if a company (the “Acquiring Company”):

(1) obtains control of the Company as a result of making a general offer to acquire:

(A) the whole of the issued ordinary share capital of the Company (other than that which is already owned by it and its subsidiary or holding company) made on a condition such that, if satisfied, the Acquiring Company will have control of the Company; or

(B) all the Shares (or those Shares not already owned by the Acquiring Company or its subsidiary or holding company); or

(2) obtains control of the Company under a compromise or arrangement sanctioned by the court under Section 899 of the Companies Act 2006; or

(3) becomes bound or entitled to acquire Shares under Sections 979 to 982 of the Companies Act 2006; or

(4) obtains control of the Company as a result of a general offer to acquire the whole of the general capital of the Company pursuant to an action agreed in advance with the Revenue as comparable with any action set out in Paragraphs 6(a)(1), 6(a)(2) or 6(a)(3) of this Scheme.

(b) Exchange. If the provisions of this Paragraph 6 apply, Options may be exchanged by a Participant within the period referred to in paragraph 26(3) of Schedule 4 by agreement with the company offering the exchange.

(c) Exchange terms. Where an Option is to be exchanged the Participant will be granted a new option to replace it. Where a Participant is granted a new option then:

(1) the new option will be in respect of shares in any body corporate determined by the company offering the exchange as long as they satisfy the conditions of paragraph 27(4) of Schedule 4;

(2) the new option will be equivalent to the Option that was exchanged;

(3) the new option will be treated as having been acquired at the same time as the Option that was exchanged and will be exercisable in the same manner and at the same time;

(4) the new option will be subject to the provisions of the Main Plan and this Scheme as they last had effect in relation to the Option that was exchanged; and

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(5) with effect from exchange, the provisions of the Main Plan and this Scheme will be construed in relation to the new option as if references to Shares are references to the shares over which the new option is granted and references to the Company are references to the body corporate determined under the provisions of Paragraph 6(c)(1) of this Scheme.

7.	ADMINISTRATION OR AMENDMENT

The Scheme shall be administered under the direction of the Administrator as set out in the Main Plan provided that for so long as the Administrator determines that the Scheme is to be an Approved Scheme, no amendment for which prior approval by the Revenue is required under the Act shall be made, so far as it relates to any “key feature” of the Scheme (as defined in paragraph 30(4) of Schedule 4), without the prior approval of the Revenue.

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Appendix B-1

FRENCH QUALIFIED RSU SUB-PLAN

ADDENDUM TO 2011 EQUITY INCENTIVE PLAN OF MANPOWERGROUP INC.

As Amended and Restated effective May 8, 2020

Registered office - Milwaukee, United States

This sub-plan, adopted by the Board on February 14, 2020 and approved by the shareholders on May 8, 2020.

1.	Purpose.

(a) On February 14, 2020, the Board of Directors of ManpowerGroup Inc. (the “Company”) amended and restated the 2011 Equity Incentive Plan of ManpowerGroup (the “Plan”) (subject to the approval of the Company’s shareholders on May 8, 2020), with a view to attracting and retaining the best available personnel for positions of substantial responsibility, to provide additional incentive to key personnel and to promote the success of the Company’s business. On February 14, 2020, the Board decided, subject to the approval of the shareholders of the Company pursuant to resolutions submitted to the shareholders for approval on or about March 11, 2020, and which approval was received on May 8, 2020, to implement a sub-plan for the French Participants (as such term is defined below) in the form of an addendum to the Plan.

(b) The primary purpose of this sub-plan is to amend those provisions of the Plan which are required to be amended in order for Awards of Restricted Stock Units made under the Plan, to comply with French tax, social and corporate rules, applicable to shares granted for no consideration under Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code, as amended (the “French Qualified RSUs”) in order to allow the eligible Employees to benefit from the related favorable tax and social regime as set out in particular in 80 quaterdecies of the French Tax Code and L. 242 1 of the French Social Security Code; provided, however, that, nothing in this sub-plan shall be construed as a guarantee or an undertaking by the Company, or any of its Subsidiaries that such regime will effectively apply. In particular, the Company reserves the right to take actions that may subsequently result in the disqualification of the Awards granted under the French sub-plan for French tax and/or social security purposes. Notwithstanding any provisions to the contrary in the Plan (and in particular the provisions of Section 3 of the Plan), no Award other than French Qualified RSUs may be granted under the French sub-plan.

(c) The Plan, as amended by the provisions of this sub-plan, shall be referred to as the “French Sub-Plan”.

2.

Application. This French Sub-Plan shall be used solely to grant French Qualified RSUs to Employees of the Company or any Subsidiary who are resident and providing services in France pursuant to an employment agreement entered into with the Company or a Subsidiary, and who are subject to taxation in France with respect to income derived from such grants (“French Participants”), to the extent the Administrator designates an Award to such French Participant as a French Qualified RSU granted under this French Sub-Plan. Any grant of a French Qualified RSU under this French Sub-Plan shall be documented in a French Qualified RSU agreement (the “French Qualified RSU Agreement”) which shall specifically provide that such Award is granted under this French Sub-Plan. The grant of French Qualified RSUs shall be accepted by execution of the French Qualified RSU Agreement. A grant of French Qualified RSUs is an irrevocable commitment of the Company for the benefit of the French Participant, subject to such French Participant’s compliance with the provisions of the French Sub-Plan and to the compliance with any applicable vesting conditions. Nothing in this French Sub-Plan shall prohibit the Company from granting Awards to French Participants under the Plan that are not subject to the terms and conditions of this French Sub-Plan (in which case, such Awards would be non-qualifying benefits for French tax and social security purposes).

3.	Definitions. For the purpose of this French Sub-Plan and unless the context otherwise requires, the following terms shall have the meanings set forth below:

“Administrator” shall mean the Executive Compensation and Human Resources Committee of the Board of Directors.

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“Disability” shall mean disability as defined under categories 2 and 3 of Section L. 341-4 of the French Social Security Code, as amended, and subject to the fulfillment of related conditions.

“Grant Date” shall mean, with respect to any Award of French Qualified RSUs to a French Participant under this French Sub-Plan, the date on which the Administrator takes the corporate action to grant such Award.

“Retirement” shall mean the voluntary decision of the French Participant to terminate employment and to claim his or her pension or the involuntary termination of the employment of the French Participant pursuant to article L. 1237-4 et. seq. of the French Labor Code.

4.

Limitations on Eligibility. French Qualified RSUs may not be granted under this French Sub-Plan to French Participants who are corporate officers of the Company or a French Subsidiary, unless the corporate officer is also employed by a French Subsidiary, as defined by French law. French Qualified RSUs may not be granted under this French Sub-Plan to any French Participant who owns more than ten percent (10%) of the Company’s outstanding Shares at the Grant Date or who after having received French Qualified RSUs under the French Sub-Plan, would hold more than 10% of the Company’s stock. The total number of French Qualified RSUs granted under the French Sub-Plan is subject to the Plan limits and, in no event may exceed 10% of the Company’s stock upon the Grant Date (when added together with other Restricted Stock Units granted by the Company under the Plan).

5.	Terms and conditions of the French Qualified RSUs

In addition to the conditions set forth in Section 8 of the Plan, the French Qualified RSUs shall include the following conditions and restrictions:

(a) No Consideration. For the avoidance of doubt, French Qualified RSUs awarded to a French Participant shall give to such participant the deferred and conditional right to receive, free of charge, a certain number of treasury or newly issued Shares, subject to the terms and conditions of the French Sub-Plan and the relevant French Qualified RSU Agreement;

(b) Form of Settlement. Notwithstanding Section 8(i) of the Plan, French Qualified RSUs may only be settled in Shares. The French Participant shall have no right to vote or receive dividends or other rights as a holder of capital stock until the delivery of the Shares, nor to be economically compensated therefor in any form whatsoever, notwithstanding Section 8(j) of the Plan;

(c) Vesting and Settlement. Without prejudice to any additional vesting and/or settlement conditions that may be set by the Administrator and included in the French Qualified RSU Agreement, no settlement of any French Qualified RSUs will be made before the expiration of a period of one year (the “Acquisition Period”) following the Grant Date; provided, however, that (i) in case of death of the French Participant during the Acquisition Period, his or her heirs may request in writing that the French Qualified RSUs become fully vested and be settled at any time within the six month period following his or her death, and the Administrator shall cause such accelerated vesting and settlement promptly after the receipt of such request; and (ii) in case of the Disability of the French Participant during the Acquisition Period, the French Participant may request in writing the immediate vesting and settlement of the French Qualified RSUs, and the Administrator shall cause such accelerated vesting and settlement promptly after the receipt of such request.

(d) Holding Period. Shares acquired pursuant to the French Qualified RSUs may not be directly or indirectly sold, pledged, assigned, hypothecated, transferred or disposed of in any manner whatsoever until after the second anniversary of the Grant Date (the “Holding Period”); provided, however, that the Holding Period will not apply or will cease to apply, as applicable, in the event (i) the Acquisition Period determined in the French Qualified RSUs Agreement is longer than two years, or (ii) of the Disability or death of the French Participant, or (iii) of a Triggering Event and if the conditions mentioned under (1), (2) or (3) of Section 8(e) of the Plan are satisfied. The duration of the Holding Period, if any, shall be determined in the French Qualified RSUs Agreement.

(e) Retirement. In the event a French Participant ceases to be an Employee due to Retirement (or due to early retirement with the consent of the Administrator), the French Participant will remain bound by the Acquisition Period (and the Holding Period, if any) set forth in the French Qualified RSUs Agreement until the day following the two-year

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anniversary of the Grant Date at which point in time all unvested Restricted Stock Units held by the Participant shall immediately vest and all Shares subject to any Holding Period shall be freely transferrable, as applicable.

(f) Black-Out Periods. So long as the Shares are listed, the Shares acquired pursuant to the French Qualified RSUs that are no longer subject to the restrictions applicable during the Holding Period if any may however not be transferred within black-out periods as provided under the Company’s insider trading policies (and in no event during the black-out periods provided under applicable law).

(g) Adjustments provisions. The provisions of Section 13 of the Plan will apply to the French Qualified RSUs; provided, however, that the Administrator may in its sole discretion decide not to apply all or part of the provisions of Section 13 of the Plan to French Qualified RSUs or to apply to such French Qualified RSUs different measures than those applied to other Restricted Stock Units granted pursuant to the Plan, in each case, in order to comply with French law requirements; provided, further, that, for the avoidance of doubt, the provisions of this Section 5(g) shall not be construed as an undertaking of the Company or the Administrator to apply the provisions of Section 13 in a way that would preserve the favorable tax and social regime as set out in particular in Articles 80 quaterdecies of the French Tax Code and L. 242-1 of the French Social Security Code.

6.	Form of the Shares. Shares delivered pursuant to the French Qualified RSUs will be kept in book-entry registration.

7.

Tax and Social Regime. The following provisions of this Section 7 will apply in addition to the provisions of Section 14(c) of the Plan which will apply to Awards under the French Sub-Plan; provided, however, that French Participants will not satisfy their obligations by having the Company withhold from the number of Shares distributable, if any, a number of Shares having an aggregate value equal to the amount of the required withholding tax.

(a) The French Participants shall bear any taxes and social levies applicable to the Award, any income derived therefrom, as well as the delivery, holding and disposal/or of the Shares acquired pursuant to French Qualified RSUs. Each French Participant is urged to consult with his or her tax adviser to assess the tax and social security regime (and related filing and payment obligations) applicable in light of his or her personal situation.

(b) The employer of the French Participant will have the right to withhold, from any amount owed to the French Participant (including pursuant to his or her employment agreement), any withholding tax or social levy or contribution required to be levied in accordance with applicable law. If the amounts owed to the French Participant are insufficient to make such withholdings or deductions, the Company and/or the employer may (i) arrange the transfer of a number of Shares on behalf of the French Participant such that after payment of the transfer fees, the net transfer proceeds allow for the payment of required taxes and social levies or contributions and (ii) deduct from the net proceeds of such transfer an amount corresponding to such tax or social levies or contributions (any remaining amount of which would be paid to the French Participant). For the avoidance of doubt, such transfers shall occur only after the expiration of the Holding Period.

8.	Amendment. Subject to the terms of the Plan, the Administrator reserves the right to amend or terminate this French Sub-Plan at any time.

9.

Incorporation of Plan Provisions. Except to the extent inconsistent with and/or modified by the terms specifically set out above, this French Sub-Plan incorporates all of the provisions of the Plan exclusive of provisions of the Plan relating to Awards other than Restricted Stock Units and of Section A. Any capitalized terms not specifically defined in the French Sub-Plan shall have the same meaning as in the Plan. In the event of any conflict between the terms and conditions of the French Sub-Plan and the Plan, the provisions of the French Sub-Plan shall prevail for the grants made hereunder; provided, however, that French Participants may not obtain rights or benefits under the French Sub-Plan if not entitled to such rights or benefits pursuant to the provisions of the Plan.

10.

Language. Any French Participant accepting an award of Qualified French RSUs under this French Sub-Plan acknowledges in doing so that he or she is proficient in English and that he or she fully understands the terms and conditions thereof, as well as those of the Plan. Le Participant Français reconnait qu’il ou elle maitrise l’anglais et qu’il ou elle comprend entièrement les termes et conditions du Sous Plan ainsi que ceux du Plan.

2020 Proxy Statement | B-28

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.
Votes submitted electronically must be received by May 7, 2020 at 11:59 P.M., Eastern Time
Online Go to www.envisionreports.com/MAN or scan the QR code – login details are located in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/MAN
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals – THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MATTER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4. PROPOSALS 1, 2, 3 AND 4 ARE BEING PROPOSED BY MANPOWERGROUP INC.	+

1. Election of Directors:
	For	Against	Abstain				For	Against	Abstain		For	Against	Abstain
1.A - Gina R. Boswell	☐	☐	☐	1.B - Cari M. Dominguez			☐	☐	☐	1.C - William Downe	☐	☐	☐

1.D - John F. Ferraro	☐	☐	☐	1.E - Patricia Hemingway Hall			☐	☐	☐	1.F - Julie M. Howard	☐	☐	☐

1.G - Ulice Payne, Jr.	☐	☐	☐	1.H - Jonas Prising			☐	☐	☐	1.I - Paul Read	☐	☐	☐

1.J - Elizabeth P. Sartain	☐	☐	☐	1.K - Michael J. Van Handel			☐	☐	☐

				For	Against	Abstain						For	Against	Abstain
2. Ratification of Deloitte & Touche LLP as our independent auditors for 2019.				☐	☐	☐	3. Advisory vote to approve the compensation of our named executive officers.					☐	☐	☐

				For	Against	Abstain
4. To approve the amendment and restatement of the 2011 Equity Incentive Plan of ManpowerGroup Inc.				☐	☐	☐	5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.

/ /

ManpowerGroup Inc.

Annual Meeting of ManpowerGroup Inc. Shareholders

Friday, May 8, 2020

9:00 a.m.

International Headquarters of ManpowerGroup Inc.

100 Manpower Place

Milwaukee, Wisconsin

Agenda

1.	Elect eleven individuals nominated by the Board of Directors of ManpowerGroup Inc. to serve until 2021 as directors.
2.	Ratification of Deloitte & Touche LLP as our independent auditors for 2020.
3.	Advisory vote to approve the compensation of our named executive officers.
4.	To approve the amendment and restatement of the 2011 Equity Incentive Plan of ManpowerGroup Inc.
5.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.

The Proxy Statement and the 2019 Annual Report on Form 10-K are available at: www.envisionreports.com/MAN

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/MAN

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy - ManpowerGroup Inc.	+

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MANPOWERGROUP INC.

The undersigned hereby appoints Jonas Prising, John T. McGinnis and Richard Buchband proxies, each with the power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of ManpowerGroup Inc. standing in the name of the undersigned with all the powers which the undersigned would possess if personally present at the Annual Meeting of Shareholders of ManpowerGroup Inc. to be held on May 8, 2020 or at any adjournment thereof.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.

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